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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Golden State Vintners, Inc. (Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies: Class A and Class B Common Stock
	(2)	Aggregate number of securities to which transaction applies: 9,947,911
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $8.25
	(4)	Proposed maximum aggregate value of transaction: $82,070,265
	(5)	Total fee paid: $10,398.30
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Golden State Vintners, Inc.

                             , 2004

To our Stockholders:

        We are writing to inform our stockholders that Golden State Vintners, Inc. ("GSV" or the "Company") has entered into an Agreement and Plan of Merger, dated April 22, 2004 (the "merger agreement"), which provides for the merger (the "merger") of Hawk Merger Sub, Inc. ("Merger Sub") with and into GSV with GSV surviving the merger (the "surviving company"). Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of The Wine Group LLC ("TWG"). Merger Sub was formed by TWG for the purpose of acquiring GSV in the merger.

        In the merger, each issued and outstanding share of GSV Class A and Class B Common Stock will be cancelled and converted automatically into the right to receive $8.25 in cash, except that: treasury shares held by GSV or any GSV subsidiary, TWG, The Wine Group, Inc., TWG's managing member ("TWG Manager"), any TWG subsidiary or TWG Manager subsidiary will be cancelled with no consideration, and shares of Class A and Class B Common Stock held by GSV stockholders who properly demand appraisal of their shares will be subject to appraisal in accordance with Delaware law. Each share of Merger Sub common stock will be converted into and become one share of common stock of the surviving company and each share of Merger Sub preferred stock will be converted into and become one share of preferred stock of the surviving company, with the same rights and preferences and other terms as the Merger Sub preferred stock.

        Upon completion of the merger, GSV will be a wholly owned subsidiary of TWG. The Class B Common Stock will cease to be listed on the Nasdaq Stock Market after the merger, and GSV will cease to file periodic reports with the Securities and Exchange Commission.

        The board of directors, upon the unanimous recommendation of a special committee consisting of its Chairman and two of its independent directors, approved the terms of the merger and adopted the merger agreement. The special committee unanimously determined that the proposed merger consideration of $8.25 per share of GSV Class A and Class B Common Stock and the terms of the merger are fair to, and in the best interests of, our stockholders, both from a procedural and financial point of view.

        The merger agreement requires the majority vote or approval of holders of the issued and outstanding shares of Class A and Class B Common Stock, voting together as a single class. On April 28, 2004, SBIC Partners, L.P., a GSV stockholder which holds at least a majority of the votes of the common stock of the Company ("SBIC" or the "controlling stockholder") as of April 22, 2004 (the "record date"), delivered to GSV a written consent approving the merger agreement and the merger. Accordingly, your written consent or vote is not required for the merger to occur and is not being sought or solicited. As required by applicable securities regulations, the accompanying Information Statement is being sent to you to provide you with information about the merger agreement, the merger, the background of the merger and your appraisal rights under applicable Delaware law.

        Under applicable securities law regulations, the merger may not be completed until 20 days after the date of the mailing of this Information Statement to our stockholders. Therefore, the merger will not occur until that period has elapsed. It is currently anticipated that the merger will be effected on or about                        , 2004.

        When an action is taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires prompt notice of the action to those stockholders who did not consent in writing. THIS INFORMATION STATEMENT SHALL CONSTITUTE THE NOTICE OF ACTION BY WRITTEN CONSENT REQUIRED UNDER DELAWARE LAW.

        WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

        Stockholders of record at the close of business on the record date are entitled to receive this Information Statement.

Sincerely,

JEFFREY J. BROWN CHAIRMAN OF THE BOARD OF DIRECTORS

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This Information Statement is dated                             , 2004, and is first being mailed to stockholders on or about                             , 2004.

GOLDEN STATE VINTNERS, INC.
607 AIRPARK ROAD
NAPA, CALIFORNIA 94558

INFORMATION STATEMENT

        This Information Statement is being furnished to holders of the issued and outstanding shares of Class A and Class B Common Stock of Golden State Vintners, Inc. (the "Company" or "GSV") to notify the holders that on or about April 28, 2004, the Company received a written consent from the SBIC Partners, L.P., the holder of 3,000,000 shares of Class A Common Stock, which constitutes at least a majority of the votes of the common stock of the Company ("SBIC" or the "controlling stockholder") approving each of the Agreement and Plan of Merger, dated as of April 22, 2004 (the "merger agreement"), by and among The Wine Group LLC ("TWG"), The Wine Group, Inc. ("TWG Manager"), Hawk Merger Sub, Inc., a wholly-owned subsidiary of TWG ("Merger Sub") and the Company and the merger of Merger Sub with and into the Company (the "merger"). This Information Statement notifies our stockholders that stockholder adoption of the merger agreement and approval of the merger has been obtained in accordance with Delaware law. As permitted by Delaware law, no meeting of our stockholders is being held to vote on the merger agreement or the merger.

        The merger agreement provides for the merger of Merger Sub with and into the Company, with the Company surviving the merger (the "surviving company"). Merger Sub was formed by TWG for the purpose of acquiring the Company in the merger.

        In the merger, each issued and outstanding share of GSV Class A and Class B Common Stock will be cancelled and converted automatically into the right to receive $8.25 in cash, except that treasury shares held by GSV or any GSV subsidiary, TWG, TWG Manager or any TWG or TWG Manager subsidiary will be cancelled with no consideration, and shares of Class A and Class B Common Stock held by GSV stockholders who properly demand appraisal will be subject to appraisal in accordance with Delaware law. Each share of Merger Sub common stock shall be converted into and become one share of common stock of the surviving company and each share of Merger Sub preferred stock shall be converted into and become one share of preferred stock of the surviving company, with the same rights and preferences and other terms as the Merger Sub preferred stock. We collectively refer to the Class A and Class B Common Stock as the "common stock," and the holders of our Class A and Class B Common Stock as the "stockholders."

        Upon completion of the merger, GSV will be a wholly owned subsidiary of TWG. The Class B Common Stock will cease to be listed on the Nasdaq Stock Market after the merger, and GSV will cease to file periodic reports with the Securities and Exchange Commission.

        Acting upon the unanimous recommendation of a special committee of the board of directors, consisting solely of directors who are not employees of GSV, and who have no financial interest in the proposed merger different from the interests of GSV stockholders generally, our board of directors determined that the terms of the merger are advisable, fair and in the best interests of our stockholders. The board of directors and the special committee recommended the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement to our stockholders.

        On April 28, 2004, SBIC delivered to GSV a written consent approving the merger agreement and the merger. Accordingly, no additional written consents or votes of the stockholders of the Company are required to approve the merger.

        WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

        THIS INFORMATION STATEMENT IS DESIGNED TO PROVIDE YOU WITH INFORMATION ABOUT THE MERGER AGREEMENT, THE MERGER, THE BACKGROUND TO THE MERGER AND YOUR APPRAISAL RIGHTS UNDER DELAWARE LAW.

        THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        The date of this Information Statement is                        , 2004, and this Information Statement is first being sent to stockholders on or about                        , 2004.

SUMMARY TERM SHEET	1
The Companies	1
The Merger	1
Merger Consideration	2
Reasons for the Merger	2
Opinion of our Financial Advisor	2
Interests of our Directors and Officers in the Merger	2
Record Date; Voting Power; Voting Agreement	3
The Merger Agreement	3
Appraisal Rights	3
Effects of the Merger	4
Conditions to the Merger	4
Termination of the Merger Agreement	4
Amending or Waiving Terms of the Merger Agreement	5
Federal Regulatory Matters	6
Litigation Related to the Merger	6
Price Range of the Class B Common Stock	6
QUESTIONS AND ANSWERS ABOUT THE MERGER	7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	10
BACKGROUND OF THE MERGER	11
RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; REASONS FOR THE MERGER	21
OPINION OF OUR FINANCIAL ADVISOR	23
EFFECTS OF THE MERGER	28
RISK THAT THE MERGER WILL NOT BE COMPLETED	29
INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER	29
LITIGATION	32
ACCOUNTING TREATMENT OF THE MERGER	32
FEDERAL REGULATORY MATTERS	32
MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS	33
APPRAISAL RIGHTS	33
THE MERGER AGREEMENT	36
The Merger	36
Effective Time of the Merger	36
Merger Consideration	36
Treatment of Options	36
Payment for Shares	37
Transfer of Shares	37
Officers, Directors and Governing Documents	37
Representations and Warranties	38
Conduct of Business Pending the Merger	39
No Solicitation	41
Payment of Fees upon Termination Events	41
Amending or Waiving Terms of the Merger Agreement	41

Access to Information	42
Reasonable Best Efforts and Cooperation	42
GSV Stockholder Approval	42
Conditions to the Merger	43
Termination of the Merger Agreement	43
FEES AND EXPENSES	45
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
INFORMATION ABOUT TWG ENTITIES	48

APPENDIX A	Agreement and Plan of Merger, dated as of April 22, 2004, by and among The Wine Group LLC, The Wine Group, Inc., Hawk Merger Sub, Inc. and Golden State Vintners, Inc.	A-1
APPENDIX B	Opinion of Citigroup Global Markets Inc.	B-1
APPENDIX C	Section 262 of the Delaware General Corporation Law	C-1

SUMMARY TERM SHEET

        This summary highlights selected information contained in this Information Statement and may not contain all of the information that is important to you. We urge you to read this entire Information Statement carefully, including the appendices. In this Information Statement, the terms "GSV", "Company", "we", "us" and "our" refer to Golden State Vintners, Inc.

The Companies

GOLDEN STATE VINTNERS, INC.

        We are one of the largest suppliers in the United States of premium wines, wine processing, barrel fermentation and storage services, wine grapes and case goods to California's major branded wineries and to a number of international wineries. The combination of our extensive vineyard holdings and five strategically located facilities has enabled us to become one of California's lowest-cost producers of premium bulk wine. We also produce private label case goods for our clients and market our own line of proprietary brands. In addition, we supply high-speed packaging solutions to major branded marketers of ready to drink beverages.

        Golden State Vintners, Inc. is a Delaware corporation formed in 1995. GSV's corporate headquarters are located at 607 Airpark Road, Napa, California 94558, and GSV's phone number is (707) 254-4900.

HAWK MERGER SUB, INC.

        Hawk Merger Sub, Inc., which is sometimes referred to in this Information Statement as Merger Sub, is a newly formed Delaware corporation, formed solely for purposes of completing the merger. The Wine Group LLC owns all of the stock of Merger Sub. Merger Sub has not carried on any activities to date other than those activities incident to its formation and as contemplated by the merger agreement.

THE WINE GROUP, INC.

        The Wine Group, Inc., which is sometimes referred to in this Information Statement as TWG Manager, is a California corporation. TWG Manager is the sole manager of The Wine Group LLC and acts as its sales agent. For more information about TWG Manager, see "INFORMATION ABOUT TWG ENTITIES" on page 48.

THE WINE GROUP LLC

        The Wine Group LLC, which is sometimes referred to in this Information Statement as "TWG", is a Delaware limited liability company. TWG is a San Francisco-based, management-owned company that produces well known wine brands such as Concannon, Glen Ellen, Corbett Canyon, Franzia, Foxhorn, Mogen David, Casarsa, Austin Vale and Morassutti. TWG is currently the third largest wine producer in the United States. For more information about TWG, see "INFORMATION ABOUT TWG ENTITIES" on page 48.

The Merger

        Under the proposed merger, Merger Sub will merge with and into GSV. GSV will be the surviving company after the merger and TWG will own all of the outstanding stock of GSV. See "THE MERGER AGREEMENT" on page 36.

        The merger will be consummated upon the filing of a certificate of merger with the Secretary of State of Delaware, which will occur after the satisfaction or waiver of the conditions to the merger contained in the merger agreement.

Merger Consideration

        In the merger, each issued and outstanding share of GSV common stock will be cancelled and converted automatically into the right to receive $8.25 in cash, without interest or any other payment, except that: treasury shares held by GSV or any GSV subsidiary, TWG, TWG Manager or any TWG or TWG Manager subsidiary will be cancelled with no consideration, and shares of Class A and Class B Common Stock held by GSV stockholders who properly demand appraisal rights will be subject to appraisal in accordance with Delaware law. See "THE MERGER AGREEMENT" on page 36.

Reasons for the Merger

        A special committee of our board of directors unanimously determined that the terms of the merger are advisable, fair and in the best interests of our stockholders, and recommended to our full board of directors that the merger agreement and the transactions contemplated by the merger agreement be approved and adopted. The special committee consists solely of directors who are not employees of GSV. Our board of directors determined that the terms of the merger are advisable, fair and in the best interests of our stockholders. Jeffrey B. O'Neill did not participate in the board of directors' determinations with respect to the merger. GSV stockholders should be aware that certain of our officers and directors (including members of the special committee) have interests in connection with the merger that are different from, or in addition to, the interests of GSV stockholders generally. For additional information regarding these interests and the recommendations of the special committee and our board of directors, see "BACKGROUND OF THE MERGER" on page 11, "RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; REASONS FOR THE MERGER" on page 21, "INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER" on page 29 and "THE MERGER AGREEMENT—Treatment of Options" on page 36.

Opinion of our Financial Advisor

        In connection with the merger, our board of directors received a written opinion from Citigroup Global Markets Inc. as to the fairness, from a financial point of view, of the $8.25 per share cash merger consideration to be received by the holders of our Class B Common Stock. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Citigroup's opinion was provided to our board of directors in connection with its evaluation of the merger consideration, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to any matters relating to the proposed merger. See "OPINION OF OUR FINANCIAL ADVISOR" on page 23 and the full text of Citigroup's written opinion, dated April 22, 2004, to our board of directors, which is attached to this Information Statement as Appendix B.

Interests of our Directors and Officers in the Merger

        Some of our directors and officers have interests that are different from, or in addition to, your interests as a GSV stockholder. Jeffrey B. O'Neill, our Chief Executive Officer and also a member of our board of directors, intends to acquire the right to purchase our Reedley brandy facility after the closing of the merger from Constellation Brands, which acquired an option to purchase the Reedley brandy facility from TWG and has the right to assign this option to third parties, including to members of the Company's management. Mr. O'Neill has indicated that he intends to exercise the option and thereafter own and operate such facility.

        In addition, Mr. O'Neill is affiliated with O'Neill Acquisition Co. LLC ("O'Neill Company"), which is entitled to a $1.8 million termination fee and up to $500,000 of expense reimbursement in connection with the termination of the merger agreement we previously entered into with O'Neill Company. This termination fee is presently the subject of litigation initiated on behalf of GSV stockholders. See "LITIGATION" on page 32. Mr. O'Neill has also taken the position that certain provisions of the merger agreement and the written consent delivered by SBIC to GSV, approving the merger and the merger agreement, violate a right of first refusal held by Mr. O'Neill pursuant to an agreement between Mr. O'Neill and SBIC. SBIC and its counsel have vigorously disagreed with Mr. O'Neill's interpretation of that agreement. Mr. O'Neill has also expressed to the board of directors that in the event that his employment is terminated, he would be entitled to a severance payment.

        Two of our directors, Jeffrey Brown and Nicholas Binkley are affiliated with SBIC, our controlling stockholder, which delivered a written consent to GSV on April 28, 2004 approving the merger and the merger agreement.

        We have entered into agreements with five of our officers and key employees pursuant to which those individuals will receive one year's salary in the event that they remain at GSV through a change in control transaction, such as the one contemplated by the merger agreement.

        Under the terms of the merger agreement, all outstanding stock options of GSV granted to directors of GSV, will be cancelled in exchange for a cash amount equal to the product of: (i) the excess, if any, of (a) $8.25 over (b) the per share exercise price of the option; and (ii) the number of shares of common stock subject to the option.

        The special committee of our board of directors and our board of directors were aware of these potential or actual conflicts of interest and considered such interests in approving the merger. See "INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER" on page 29.

Record Date; Voting Power; Voting Agreement

        As of the record date of April 22, 2004, 4,342,528 shares of Class A Common Stock and 5,170,459 shares of Class B Common Stock were issued and outstanding. Holders of Class A Common Stock are entitled to cast ten votes for each share of record held by them. As of the record date, holders of Class A Common Stock will have 43,425,280 votes. Holders of Class B Common Stock are entitled to cast one vote for each share held of record by them. As of the record date, holders of Class B Common Stock will have 5,170,459 votes. On April 28, 2004, we received a written consent from SBIC, the Company's controlling stockholder, approving and adopting the merger agreement and the merger, which consent represents at least a majority of the votes of our common stock as of the record date. SBIC provided the written consent pursuant to a voting agreement with TWG, which is described in the section entitled "INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER—Voting Agreement" on page 30, and is attached as an exhibit to the merger agreement, which is attached as Appendix A to this Information Statement.

The Merger Agreement

        The merger agreement, including the conditions to the closing of the merger, is described in the section entitled "THE MERGER AGREEMENT" on page 36 and is attached as Appendix A to this Information Statement.

Appraisal Rights

        If you do not wish to accept the cash merger consideration of $8.25 per share to which you are entitled following completion of the merger, you have the right to seek an appraisal of the fair value of your shares by the Delaware Court of Chancery. If you desire to seek an appraisal of the fair value of your shares, you should carefully review Section 262 of the Delaware General Corporation Law, a copy of which is attached to this Information Statement as Appendix C. For additional information about appraisal rights, see "APPRAISAL RIGHTS" on page 33.

Effects of the Merger

        Upon completion of the merger, TWG will own 100% of the outstanding stock of GSV. As a result, you will no longer be a stockholder of GSV following the merger and will not participate in any future earnings or losses and growth or decline of GSV.

        After the merger, GSV will be a closely held corporation. As a result, there will be no public market for GSV common stock, and GSV's common stock will cease to be quoted on The Nasdaq Stock Market. The registration of GSV common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," will be terminated.

Conditions to the Merger

        We will complete the merger only if a number of conditions are satisfied or waived, including, but not limited to, the following:

  •
  no judgment, order, decree or injunction shall be in effect imposing material limitations on the ability of TWG to exercise full rights of ownership of GSV, imposing material limitations on the ability of TWG to combine and operate the business and assets of GSV, imposing material sanctions, damages or liabilities directly arising out of the merger on TWG or any significant portion of the business, assets or property or TWG or GSV, requiring divestiture of any significant portion of the business, assets or property of TWG or GSV, or preventing consummation of the merger;

  •
  no provision of applicable law shall make consummation of the merger illegal;

  •
  we must have performed all of our covenants and obligations under the merger agreement required to be performed by us on or prior to the effective time of the merger, except where the failure to perform such obligations would not have a material adverse effect on us;

  •
  each of TWG and Merger Sub must have performed in all material respects all of their respective covenants and obligations under the merger agreement required to be performed by them on or prior to the effective time of the merger, except where the failure to perform such obligations would not have a material adverse effect on TWG;

  •
  the representations and warranties made by us in the merger agreement must be true and correct at the effective time of the merger, except where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on us;

  •
  the representations and warranties made by TWG in the merger agreement must be true and correct at the effective time of the merger, except where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on TWG; and

  •
  there must have been no material adverse change in GSV.

        If these conditions are not satisfied or waived, the merger will not be completed even though the controlling stockholder voted to approve and adopt the merger agreement. See "THE MERGER AGREEMENT—Conditions to the Merger" on page 43.

Termination of the Merger Agreement

        GSV and TWG may mutually agree to terminate the merger agreement at any time before the effective time of the merger. See "THE MERGER AGREEMENT—Termination of the Merger Agreement" on page 43.

        Either GSV or TWG may terminate the merger agreement if:

  •
  any law, regulation or permanent injunction issued by any governmental entity, or any other legal restraint or prohibition, prevents the consummation of the merger and is final and nonappealable; or

  •
  the merger has not been completed by July 31, 2004, and the party seeking to terminate the merger agreement has used reasonable best efforts to consummate the merger.

        We may terminate the merger agreement if:

  •
  Merger Sub or TWG has breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, and has not or cannot cure the breach or failure within 30 days after the giving of notice of breach or failure to Merger Sub or TWG, as applicable, and the breach or failure would result in the failure to satisfy a condition to our obligation to complete the merger; or

  •
  our board of directors has exercised its termination rights due to receipt of a superior proposal; provided that we have complied with all of the provisions of the agreement relating to the termination rights, including the notice provisions.

        TWG or Merger Sub may terminate the merger agreement if:

  •
  GSV has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, and has not or cannot cure the breach or failure within 30 days after the giving of notice of breach or failure to GSV, and the breach or failure would result in the failure to satisfy a closing condition to the merger; or

  •
  our board of directors withdraws or adversely modifies its approval or recommendation of the transactions contemplated by the merger agreement, whether or not permitted by the terms of the agreement.

        Under circumstances stated in the merger agreement, GSV will be required to pay TWG's fees and expenses associated with the merger as a result of certain terminations, as described under "THE MERGER AGREEMENT—Payment of Fees upon Termination Events" on page 41.

Amending or Waiving Terms of the Merger Agreement

        The merger agreement provides that any provision of the merger agreement may be amended or waived. No amendments that by law would require approval by GSV stockholders can be made without such further approval; however, such approval can be provided by SBIC.

        At any time prior to the effective time of the merger, a party may:

  •
  extend the time for the performance of any of the obligations or other acts of the other party;

  •
  waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

        The failure of any party to assert any of its rights under the merger agreement does not constitute a waiver of such rights. See "THE MERGER AGREEMENT—Amending or Waiving Terms of the Merger Agreement" on page 41.

Federal Regulatory Matters

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, requires GSV and the ultimate parent entities of Merger Sub to give information to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission. Subsequent to such submission, a waiting period must expire or be terminated before the merger can be completed. GSV and the ultimate parent entities of Merger Sub made the required filings with the Department of Justice and the Federal Trade Commission on May 11, 2004, and the waiting period, unless terminated earlier by the Department of Justice and Federal Trade Commission, is scheduled to expire on June 10, 2004.

Litigation Related to the Merger

        As a result of the proposed merger, three stockholder class action lawsuits, which we refer to as the "stockholder lawsuits," were filed against us and our directors—two in the Court of Chancery of the State of Delaware in New Castle County (on March 10 and 19, 2004) and one in the Superior Court of the State of California in Napa County (on March 17, 2004). Each plaintiff purports to represent a class of all persons who own GSV common stock. The complaints allege, among other things, that our directors breached their fiduciary duties in pursuing the merger and in allegedly failing to obtain the highest price per share. One of the complaints also alleges that our directors improperly approved the payment of a "break fee" to the O'Neill Group in the event the merger with the O'Neill Company is not consummated. The stockholder lawsuits seek to enjoin the merger and seek payment of the fees of the plaintiffs' counsels and experts, among other things. We believe these lawsuits are without merit and intend to defend ourselves and our directors vigorously. See "LITIGATION" on page 32.

Price Range of the Class B Common Stock

        Our Class B Common Stock is quoted on The Nasdaq Stock Market. On April 22, 2004, the last trading day before our public announcement of the merger agreement, our Class B Common Stock closed at a price of $8.45 per share. On February 23, 2004, the last trading day before our public announcement of our receipt of two acquisition proposals, our Class B Common Stock closed at a price of $4.75 per share.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the merger. You should still carefully read this entire Information Statement, including the attached appendices.

  Q:
  Why did I receive this Information Statement?

  A:
  Applicable securities regulations require us to provide you with information regarding the merger, even though your vote or consent is neither required nor requested to complete the merger.

  Q:
  Why am I not being asked to vote on the merger?

  A:
  The merger requires the majority vote or approval of holders of our issued and outstanding Class A and Class B Common Stock, voting together as a single class. This approval was provided on April 28, 2004 when our controlling stockholder, which holds at least a majority of the votes of the common stock as of the record date, delivered to GSV a written consent to approve the merger and the merger agreement.

  Q:
  With whom is the Company merging?

  A:
  We are merging with Merger Sub and will be the surviving company after the merger. Merger Sub was formed by TWG for the purpose of acquiring GSV in the merger. See "INFORMATION ABOUT TWG ENTITIES" on page 48.

  Q:
  What will I receive for my Class A and Class B Common Stock if the merger is completed?

  A:
  In the merger, each issued and outstanding share of GSV Class A and Class B Common Stock will be cancelled and converted automatically into the right to receive $8.25 in cash except that shares of Class A and Class B Common Stock held by GSV stockholders who properly demand appraisal will be subject to appraisal in accordance with Delaware law.

  Q:
  Will GSV be a public company after the merger?

  A:
  No. As a result of the merger, GSV will become a wholly owned subsidiary of TWG. In addition, registration of our common stock will be terminated and we will no longer be required to file periodic reports with the Securities and Exchange Commission.

  Q:
  Why did the board of directors recommend the merger agreement?

  A:
  Acting upon the unanimous recommendation of a special committee of the board of directors consisting solely of directors who are not employees of GSV, and who have no financial interest in the proposed merger different from GSV stockholders generally, the board of directors determined that the terms of the merger are advisable, fair and in the best interests of GSV stockholders. Mr. O'Neill did not participate in the determination of the board of directors relating to the merger.

  Q:
  What are the risks and detriments of the merger to stockholders who are exchanging their common stock for cash?

  A:
  The risks and detriments of the merger to stockholders who will be exchanging their common stock for $8.25 per share in cash include the following:

  •
  they will not receive any shares in the surviving company, and will not have the opportunity to participate in any future price appreciation of the surviving company's shares;

  •
  they will not have an opportunity to vote on the merger because the controlling stockholder has delivered to GSV a written consent approving the merger. No additional written consents or votes of our stockholders are required to approve the merger and none is being sought or solicited by us; and

  •
  certain of our officers and directors have conflicts of interest. See "INTERESTS OF OUR OFFICERS AND DIRECTORS IN THE MERGER" on page 29.

  Q:
  What will happen to current members of management?

  A:
  Merger Sub's management will become management of GSV upon the completion of the merger. We expect that the employment of current members of GSV management will be terminated upon completion of the merger or shortly thereafter.

  Q.
  Is the merger subject to the fulfillment of certain conditions?

  A:
  Yes. Before completion of the transactions contemplated by the merger agreement, GSV, Merger Sub, TWG and TWG Manager must fulfill or waive several closing conditions. If these conditions are not satisfied or waived, the merger will not be completed.

  Q:
  When do you expect the merger to be completed?

  A:
  The merger will be consummated upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, which will occur after the satisfaction or waiver of the conditions to the merger contained in the merger agreement. In addition, the merger may not be completed until at least 20 days after the date of the mailing of this Information Statement to our stockholders and the lapse of a waiting period imposed by federal regulations. If the conditions to the merger are satisfied or waived, we expect to complete the merger by                              , 2004.

  Q:
  Will I owe any U.S. federal income tax as a result of the merger?

  A:
  The receipt of cash for shares of common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize gain or loss for these purposes equal to the difference between $8.25 per share and your tax basis for the shares of common stock that you owned immediately before the merger. For U.S. federal income tax purposes, this gain or loss generally would be a capital gain or loss if you held the shares of common stock as a capital asset.

    Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

  Q.
  Do I have appraisal rights in the merger?

  A:
  If you wish, you may seek an appraisal of the "fair value" of your shares, but only if you comply with all requirements of Delaware law summarized in the section entitled "APPRAISAL RIGHTS" on page 33 and in Appendix C of this Information Statement. Based on the determination of the Delaware Court of Chancery, the fair value of your shares of common stock may be more than, less than or equal to the $8.25 per share to be paid in the merger.

  Q:
  Should I send in my stock certificates now?

  A:
  No. If the merger is completed, we will promptly send you written instructions for sending in your stock certificates in exchange for the $8.25 per share cash payment for your shares of GSV common stock.

  Q:
  Who can help answer my questions?

  A:
  The information provided above in "question and answer" format is for your convenience only and is merely a summary of the information contained in this Information Statement. You should carefully read this entire Information Statement, including the attached appendices.

    If you have any questions about the merger or would like additional copies of this Information Statement, please contact our Chief Financial Officer, John Kelleher, at telephone number (707) 254-4900, fax number (707) 254-4920, mailing address c/o Golden State Vintners, Inc., 607 Airpark Road, Napa, CA 94558, or e-mail address: jkelleher@gsvwine.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this Information Statement that are not historical facts but rather reflect current expectations concerning future results and events. When used in this Information Statement, the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will," and similar expressions identify these forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors, some of which are beyond our control, that could cause actual results to differ materially from those forecast or anticipated in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the following:

  •
  the timing of the completion of the merger, including the timing of fulfillment of regulatory and other conditions precedent;

  •
  the occurrence of a material adverse effect that could result in termination of the merger agreement;

  •
  our financial performance through the completion of the merger;

  •
  difficulties in the bulk wine market; and

  •
  loss of key customers or contracts and ability of customers to pay.

        Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's view only as of the date of this Information Statement. All forward-looking statements included in this Information Statement, and all subsequent forward-looking statements attributable to GSV or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. GSV undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events.

BACKGROUND OF THE MERGER

        Beginning in late 2002, as part of a broader effort to explore strategic alternatives for the Company, our board of directors began having discussions about a potential going private transaction as a strategic alternative for the Company. From late 2002 through June 2003, our management examined a range of strategic alternatives available to the Company in an effort to maximize stockholder value, including the advantages and disadvantages of no longer being a public company, and alternatives available to take the Company private.

        Based on the substantial cost savings associated with termination of the Company's public company status, the low trading price of the Company's shares, the lack of trading volume in the shares which deprived many stockholders of liquidity, the lack of interest of any third party in a merger or acquisition and the lack of an attractive investment alternative for the Company's excess borrowing capacity, the board of directors concluded that, in its view, it would be in the best interests of the Company and its stockholders to undertake a going private transaction at a price fair to all of the Company's stockholders. After considering a number of other alternatives to take the Company private, a special committee of our outside directors, which differed in composition from the special committee that was subsequently formed to advise the board of directors on merger agreement matters, unanimously recommended to our board of directors, and our board of directors unanimously approved, a reverse stock split. The board of directors considered the certainty of completing, and the Company's ability to finance, the reverse stock split and expected a reverse stock split to relieve the Company of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws and Nasdaq listing requirements. In addition, the board of directors expected a reverse stock split to provide small stockholders with a mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions and reduce the administrative burden and cost to the Company of maintaining records for numerous small stockholders and printing and mailing information to them.

        On September 12, 2003, we announced our intention to undertake a reverse stock split of our outstanding shares of Class A and Class B Common Stock. Pursuant to the reverse stock split, each share of Class A and Class B Common Stock was to be converted into a lesser number of shares, based on a ratio of 5,900 outstanding shares converted into one share, with no fractional shares being issued as a result of the reverse stock split. Each stockholder who would otherwise be entitled to receive a fractional share after the reverse stock split would receive $3.25 per share in cash for each share of Class A or Class B Common Stock held before the reverse stock split that would result in a fractional share after the reverse split. The amount of $3.25 per share represented a premium of approximately 56% over the $2.08 closing price of our common stock on the trading day immediately prior to our announcement of the reverse stock split. On December 23, 2003, we filed a definitive proxy statement with the Securities and Exchange Commission seeking stockholder approval of the reverse stock split at our annual meeting on February 5, 2004.

Initial O'Neill Merger Agreement

        On January 7, 2004, TWG sent a letter to our board of directors expressing a non-binding interest in acquiring all of the shares of stock of the Company at a price to be determined, but in no event less than $5.00 per share.

        On January 9, 2004, our board of directors held a special meeting at which it concluded that the expression of interest from TWG could result in a price that would be attractive to our stockholders. The board of directors decided to allow TWG to conduct due diligence on a confidential basis and for a limited period of time in order to confirm its interest.

        Jeffrey B. O'Neill, our Chief Executive Officer and also a member of our board of directors, then indicated to our board of directors that he intended to explore making a competing offer. The board of directors decided to screen Mr. O'Neill, in his role as Chief Executive Officer, from any further deliberations on the TWG expression of interest as well as from participation as an executive in responding to due diligence requests from TWG. Jeffrey J. Brown, the Chairman of the board of directors, then informed the board of directors that SBIC, the Company's largest stockholder, of which Mr. Brown is an affiliate, had no interest in purchasing additional shares of stock of the Company at that time, would not participate with Mr. O'Neill with respect to an offer competitive with the TWG proposal and was only interested in selling its shares at an acceptable price and in a manner that would maximize value for all GSV stockholders.

        Next, the board of directors, with Mr. O'Neill abstaining, approved the formation of a special committee consisting of non-employee directors of GSV to conduct the negotiations with TWG and any other bidder that might emerge and authorized the special committee to engage legal counsel and/or a financial advisor, at the Company's expense, to assist the special committee. Mr. Brown, Paul Ginsburg and Jean-Michel Valette were appointed to serve on the special committee. The board of directors ultimately authorized the payment of $20,000 to each member of the special committee for his service on the special committee, regardless of whether any proposed transaction was entered into or completed. The special committee met in excess of 20 times between January 9, 2004 and the signing of the initial merger agreement with O'Neill Company. The special committee, after reviewing independence and conflict of interest issues, asked that Farella Braun + Martel LLP, GSV's outside legal counsel, initially represent the special committee in these negotiations. Counsel for Mr. Brown and SBIC, Newmeyer & Dillion LLP, attended each meeting of the special committee and board of directors and assisted in various aspects of these negotiations, including with respect to the terms of the voting agreement. The special committee also engaged The Bayard Firm as its Delaware counsel and special counsel to the special committee. The Bayard Firm had no prior relationship with the Company or any of its officers and directors.

        Following the board of directors meeting, the special committee met and discussed the need to engage a financial advisor and directed legal counsel to begin contacting potential candidates. The special committee also instructed legal counsel to prepare a nondisclosure agreement for TWG. The special committee also discussed the need for a severance benefits program for certain key employees who would remain with GSV during a possible transition to encourage them to stay with the Company until a transaction was consummated and assist in preparing due diligence and other transaction-related materials.

        Promptly following the special committee meeting, counsel conducted a series of interviews with reputable investment banks for potential engagement to assist the special committee. The special committee held a meeting on January 12, 2004 and decided to engage Citigroup Global Markets Inc., based on several factors, including Citigroup's experience in the wine industry. Citigroup had no prior relationship with the Company, SBIC, Mr. O'Neill or TWG.

        On January 16, 2004, Mr. O'Neill sent a letter to the special committee, in which he expressed interest in acquiring the Company under certain conditions. On January 19, 2004, at a special meeting of the board of directors, Mr. O'Neill, in his capacity as our Chief Executive Officer, gave a presentation to the board of directors on strategic alternatives for GSV. Mr. O'Neill noted that as a result of recent improvement in operating results and industry prospects, the Company had improved prospects, borrowing capacity and opportunities for stock redemption, dividends and self-tender than had been the case at the time that the board of directors began considering the reverse stock split. Based on Mr. O'Neill's presentation and given the information concerning the improved performance and prospects of the Company and information concerning TWG's preliminary valuation of the Company, the board of directors determined that it would suspend indefinitely the reverse stock split transaction so that the board of directors could fully consider the current conditions and the implications for stockholder value. This was publicly announced by a press release that was issued prior to the opening of the market the following day. The press release also stated that the Company had retained Citigroup to assist the Company in connection with its alternatives.

        During the following days, there was correspondence and communications between the special committee and its advisors and Mr. O'Neill and his advisors concerning alternatives available to the Company, including a proposal by Mr. O'Neill whereby the Company would refinance its debt, sell certain assets, and make a tender offer for a portion of its outstanding shares. Mr. O'Neill also reiterated that if the special committee preferred a sale of the Company, he would be prepared to submit a bid. Additionally, during this period, Mr. O'Neill indicated his belief that an agreement to sell the Company to a third party such as TWG would trigger his right of first refusal pursuant to an agreement dated April 23, 1998 among Mr. O'Neill, SBIC, Exeter Equity Partners, L.P., and Exeter Venture Lenders, L.P. SBIC and its counsel advised the special committee and the board of directors that they did not agree with Mr. O'Neill's view with respect to the applicability of the agreement in this instance.

        On January 23, 2004, TWG submitted a revised indication of interest to acquire the Company at $6.25 per share in cash. The $6.25 price represented a 62.3% premium over the $3.85 per share closing price of our Class B Common Stock on January 23, 2004 and a 200% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003, the trading day prior to our announcement of the reverse stock split. On January 24, 2004, the special committee met to review and discuss the indication of interest submitted by TWG. The special committee instructed its legal counsel to prepare a merger agreement for TWG and asked Citigroup to obtain information regarding TWG's financing sources and to follow up with Mr. O'Neill on whether he would submit an acquisition proposal, without revealing any of the substantive provisions of TWG's indication of interest.

        On January 25, 2004, O'Neill Acquisition Co. LLC ("O'Neill Company") submitted an indication of interest to acquire the Company at $6.00 per share in cash. The $6.00 price represented a 55.8% premium over the $3.85 per share closing price of our Class B Common Stock on January 23, 2004 and a 188% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003.

        During this time, and through early March 2004, the special committee held numerous meetings to discuss the TWG and O'Neill Company transaction proposals. These discussions included an evaluation of the parties' financing plans and form of bank and equity commitments. Our financial advisor worked actively with both parties to verify their financing sources and ability to close a transaction. Our outside counsel, Farella Braun + Martel LLP, also conducted numerous negotiations during this time regarding the terms of the merger agreements with counsel for TWG and O'Neill Company.

        On February 18, 2004, we released our second quarter and first half fiscal results. We reported that our revenue for the second quarter of fiscal 2004 reached $34,582,000, up 10.3% from the prior year's second quarter revenue of $31,343,000 and net income for the second quarter was $4,282,000, or $0.45 per share, up 30% from the prior year's second quarter net income of $3,292,000, or $0.35 per share. We also reported that revenue for the six months ended December 31, 2003 totaled $51,944,000, compared to $49,159,000 for the same fiscal period in 2003 and net income for the first six months was $6,111,000, or $0.64 per share, up 49% from the prior year's net income of $4,102,000, or $0.43 per share.

        On February 23, 2004, O'Neill Company submitted a revised indication of interest for our common stock at $6.10 per share in cash. The $6.10 price represented a 28.4% premium over the $4.75 per share closing price of our Class B Common Stock on February 23, 2004 and a 193% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003. The special committee determined that O'Neill Company's revised indication of interest contained sufficient specificity as to financing to permit the special committee to conclude that there was a substantial probability of O'Neill Company closing the transaction. As a result, prior to the opening of the market the following day, we publicly announced that we had received two acquisition proposals and noted that there could be no assurance that either acquisition proposal would develop into a firm offer for the acquisition of the Company or if such a transaction would be completed at all.

        On February 26, 2004, Mr. O'Neill and investors in O'Neill Company filed a Schedule 13D with the Securities and Exchange Commission indicating the intent of O'Neill Company to purchase the outstanding equity of GSV by way of a cash merger. During the pendency of the transaction, Mr. O'Neill and these investors periodically updated their Schedule 13D.

        On March 4, 2004, TWG submitted an offer for our common stock at a price of $6.65 per share in cash which included a bank commitment letter. The $6.65 offer price did not represent a premium over the $6.69 per share closing price of our Class B Common Stock on March 4, 2004 but did represent a 220% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003.

        The special committee promptly met to discuss the offers and determined that further efforts should be made to obtain offers from the two parties at increased prices. Following further communications and negotiations, by March 6, 2004, TWG had increased its offer to $6.82 per share and O'Neill Company had raised its offer price to $6.85 per share, representing a premium of 6.7% over the $6.42 per share closing price of our Class B Common Stock on March 5, 2004 and a 229% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003.

        On March 7, 2004, the special committee discussed the possibility of further negotiations with O'Neill Company and TWG and determined that any attempt to further negotiate on price would involve a substantial risk of one of the parties' withdrawal as a bidder. The special committee reviewed both offers and had an extensive discussion, which included the following factors, among others: the price differential between the two offers, the relative quality and contingencies of the bank commitments, the fact that the O'Neill Company offer had a financing contingency and the TWG offer did not, the fact that the O'Neill Company offer included an escrow of a portion of the funds that would be utilized for the acquisition and Company common stock and the TWG offer did not, the size of the termination fee and the scope of fiduciary out provisions on the Company's ability to consider alternate transactions, the relative risks to the Company and its stockholders in the event a transaction were not to close, the relative risks of litigation arising from the Company entering into a merger agreement, the relative difficulties of managing the Company during the period between execution and closing, the tenor of the negotiations and the relative probability of disputes between signing and closing. The special committee also discussed the provisions of the proposed merger agreements and voting agreements that permitted the Company to consider an acquisition proposal that the board of directors deemed a superior proposal. The special committee unanimously decided to recommend to the board of directors that GSV enter into a merger agreement with O'Neill Company.

        On March 7, 2004, the board of directors met to discuss the two offers, the recommendation of the special committee and whether each of the proposed mergers would be fair to all stockholders and in the best interests of the Company. Mr. O'Neill was not present during the board of directors deliberations. Mr. Brown orally presented a summary of the special committee's activities, its conclusions as to the substantive and procedural fairness to all stockholders whose shares would be acquired as a result of each of the proposed mergers, as well as the special committee's underlying bases for these conclusions. Legal counsel for the Company summarized the terms of the proposed merger agreements, and legal counsel for SBIC summarized the terms of the proposed voting agreements. The board discussed its fiduciary duties and considered Mr. O'Neill's interest in the proposed merger with O'Neill Company and the affiliation of Messrs. Brown and Nicholas Binkley with SBIC, a party to the voting agreement. Also at this meeting, Citigroup reviewed with the board of directors its financial analysis of the $6.85 per share merger consideration and rendered to the board of directors an opinion, as of that date and based on and subject to the matters stated in the opinion, as to the fairness, from a financial point of view, of the $6.85 per share merger consideration to be received by the holders of Class B common stock, other than O'Neill Company, its subsidiary, Mr. O'Neill, other equity investors in O'Neill Company and their respective affiliates.

        The board of directors, with the exception of Mr. O'Neill, then discussed the proposed transactions further and evaluated the factors described above. The board of directors determined, with Mr. O'Neill absent during the vote and the board of directors' discussions, that a merger transaction with O'Neill Company with a merger consideration of $6.85 per share of common stock was fair to all stockholders, including those whose stock, at such stockholder's choice, would be converted into equity interests of O'Neill Company pursuant to the merger and authorized the Company to enter into the merger agreement with O'Neill Company (the "initial O'Neill merger agreement") and to consummate the merger with O'Neill Company. In addition, the board of directors approved the merger with O'Neill Company, the initial O'Neill merger agreement and related agreements (with Mr. O'Neill absent during the vote and the board of directors' discussions), for purposes of satisfying Delaware law restrictions on business combinations with interested stockholders. Prior to the opening of the market the following day, we announced that we had entered into the initial O'Neill merger agreement and that SBIC had agreed to deliver a written consent in favor of the initial O'Neill merger agreement, absent the board of directors' exercise of a "fiduciary out" within 30 days.

First Restated O'Neill Merger Agreement

        On March 12, 2004, TWG submitted an offer for our common stock at $7.25 per share in cash. The $7.25 offer price represented a 7.2% premium over the $6.76 per share closing price of our Class B Common Stock on March 12, 2004 and a 248.6% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003. The offer required that SBIC enter into a voting agreement, pursuant to which SBIC would provide a written consent to the merger transaction unless GSV previously terminated the TWG merger agreement. As required by the initial O'Neill merger agreement, the special committee promptly notified O'Neill Company of the terms of the offer from TWG.

        On March 14, 2004, the board of directors met to discuss the TWG offer and the process required under the initial O'Neill merger agreement to consider a takeover proposal. The board of directors reviewed the TWG offer and had an extensive discussion on whether the revised TWG offer was reasonably likely to result in a superior proposal. Mr. O'Neill was not present during these discussions.

        The special committee, which had convened prior to the board of directors meeting, offered its recommendation that the board of directors deem the revised TWG offer as reasonably likely to result in a superior proposal and commence negotiations with TWG. The board of directors considered the recommendation and, with the exception of Jean-Michel Valette, who was unavailable, and Mr. O'Neill, who recused himself from this portion of the meeting, unanimously authorized Mr. Brown to deliver written notice to O'Neill Company as required by the initial O'Neill merger agreement that GSV had determined that the TWG offer was reasonably likely to lead to a superior proposal and that the board of directors would commence negotiations with TWG.

        On March 16, 2004, the board of directors again met to discuss the TWG offer and whether to provide notice to O'Neill Company that the TWG offer constituted a superior proposal. Mr. O'Neill was not present during these discussions. The board of directors reviewed the process required under the initial O'Neill merger agreement to consider a takeover proposal, considered the TWG offer and had an extensive discussion, which included the factors discussed at the March 14, 2004 meeting. The special committee, which had convened prior to the board of directors meeting, unanimously recommended that the board of directors deem the revised TWG offer a superior proposal. The board of directors, with the exception of W. Scott Hedrick, who was unavailable, and Mr. O'Neill, who recused himself from this portion of the meeting, unanimously deemed the TWG offer a superior proposal and authorized Mr. Brown to deliver written notice to O'Neill Company as required by the initial O'Neill merger agreement that GSV was prepared to terminate the initial O'Neill merger agreement unless O'Neill Company improved its offer in the next five business days. The Company later issued such notice to O'Neill Company and also publicly announced the receipt of the TWG offer and the board of directors' determination that the TWG offer was superior to the terms and conditions under the initial O'Neill merger agreement.

        On March 22, 2004, O'Neill Company submitted a revised offer with an increased offer price of $7.25 per share, which did not represent a premium over the $7.29 per share closing price of our Class B Common Stock on March 22, 2004 but did represent a 248.6% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003. O'Neill Company also submitted a revised bank commitment letter with an increased lending commitment to support the price increase and updated equity commitments confirming the commitment of certain O'Neill Company investors at the higher purchase price.

        On March 23, 2004, the special committee met to discuss both offers. The special committee identified certain issues with respect to the O'Neill Company offer, including mathematical inconsistencies in the sources and uses of funds provided by O'Neill Company, the fact that less than all of the equity investors had executed commitments with respect to the revised offer and the fact that certain provisions had been negotiated in the voting agreement and merger agreement with respect to the TWG offer that were not in the agreements applicable to the O'Neill Company offer. The special committee also indicated that, in its view, certain changes needed to be made to the initial O'Neill merger agreement and voting agreement, such as extending the date on which SBIC's written consent would be delivered pursuant to the voting agreement and shortening the period of time available for the O'Neill Company to respond to a superior proposal, in order to ensure an orderly process that allowed sufficient time for potential bidders to participate.

        The special committee also discussed various aspects of both offers, which included the following factors: the identical price of the two offers, the relative quality and contingencies of the bank commitments, the fact that the Company had not been permitted access to TWG's financial statements, the fact that the O'Neill offer had a financing contingency and the TWG offer did not, the fact that the O'Neill Company offer included an escrow of a portion of the funds that would be utilized for the acquisition and Company common stock and the TWG offer did not, the relative risks to the Company and its stockholders in the event a transaction were not to close, the relative risks of litigation arising from the Company entering into a merger agreement, the relative difficulties of managing the Company during the period between execution and closing including managing relationships with customers who may be competitors with TWG, the tenor of the negotiations, the relative probability of disputes between signing and closing and the terms of the initial O'Neill merger agreement which would permit the board of directors to approve a superior proposal. In addition, the special committee discussed the differences between the amended merger agreement proposed by O'Neill Company (the "first restated O'Neill merger agreement") and the proposed TWG merger agreement. The special committee also discussed the legal standard the board of directors would need to meet in order to terminate the initial O'Neill merger agreement. The special committee unanimously recommended to the board of directors that GSV enter into the first restated O'Neill merger agreement, subject to O'Neill Company agreeing to the special committee's and SBIC's requested changes to the transaction documents.

        The board of directors subsequently met to discuss the two offers and the recommendation of the special committee. The board of directors discussed the terms of the proposed TWG merger agreement in detail and the determinations it was required to make in order to terminate the initial O'Neill merger agreement for a superior proposal. Mr. O'Neill was not present during these discussions. Mr. Brown orally presented a summary of the special committee's conclusion that the issues identified with respect to the O'Neill Company offer had been resolved to the satisfaction of the special committee and as to substantive and procedural fairness to all stockholders whose shares would be acquired as a result of the proposed merger, as well as the special committee's underlying bases for these conclusions. Legal counsel for the Company summarized the terms of the proposed merger agreements and related voting agreements. The board discussed its fiduciary duties and acknowledged Mr. O'Neill's interest in the proposed merger and the affiliation of Messrs. Brown and Binkley with SBIC, a party to the voting agreement. The board of directors resolved, with Mr. O'Neill absent during the vote and the board of directors' deliberations, that Delaware law restrictions on business combinations with interested stockholders would not apply to the merger with O'Neill Company, the first restated O'Neill merger agreement or any related agreements. Also at this meeting, Citigroup reviewed with the board of directors its updated financial analysis with respect to the $7.25 per share merger consideration and rendered to the board an opinion, as of that date and based on and subject to the matters stated in the opinion, as to the fairness, from a financial point of view, of the $7.25 per share merger consideration to be received by the holders of Class B Common Stock, other than O'Neill Company, its subsidiary, Mr. O'Neill, other equity investors in O'Neill Company and their respective affiliates.

        The board of directors then discussed the two offers, including the factors listed above. Mr. O'Neill was not present during these discussions. The board also considered the legal standard the board of directors would need to meet in order to terminate the initial O'Neill merger agreement. The special committee informed the board of directors of its recommendation to enter into the first restated O'Neill merger agreement with O'Neill Company subject to O'Neill Company entering into a revised voting agreement with SBIC.

        After considering the factors described above, the board of directors unanimously determined, with Mr. O'Neill absent during the vote and the board of directors' discussions, that a merger transaction with O'Neill Company with a merger consideration of $7.25 per share of common stock was fair to all stockholders, including those whose stock, at such stockholder's choice, would be converted into equity interests of O'Neill Company pursuant to the merger and authorized the Company to enter into the first restated O'Neill merger agreement. We subsequently announced that we had entered into the first restated O'Neill merger agreement and a new voting agreement with SBIC.

Second Restated O'Neill Merger Agreement

        On April 4, 2004, TWG submitted a revised offer with an increased offer price of $7.75 per share, which represented a 7.3% premium over the $7.22 per share closing price of our Class B Common Stock on April 2, 2004 and a 272.6% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003. The revised offer also provided that TWG would post an $8 million cash escrow to support the funds necessary for the transaction. As required by the first restated O'Neill merger agreement, the special committee promptly notified O'Neill Company of the terms of the offer from TWG.

        On April 6, 2004, the board of directors met to discuss the TWG offer and the process required under the first restated O'Neill merger agreement to consider a takeover proposal. Mr. O'Neill was not present during these discussions. The board of directors reviewed the TWG offer and discussed whether the revised TWG offer was reasonably likely to result in a superior proposal.

        The special committee, which had convened prior to the board of directors meeting, offered its recommendation that the board of directors deem the revised TWG offer as reasonably likely to result in a superior proposal and commence negotiations with TWG. The board of directors, with the exception of Mr. Binkley, who was unavailable, and Mr. O'Neill, who recused himself from this portion of the meeting and the board of directors' deliberations, unanimously authorized Mr. Brown to deliver written notice to O'Neill Company as required by the first restated O'Neill merger agreement that

GSV had determined that the TWG offer would likely lead to a superior proposal and that the board of directors would commence negotiations with TWG.

        On April 8, 2004, the board of directors met to discuss the TWG offer and whether to provide notice to O'Neill Company that the TWG offer constituted a superior proposal. The board of directors reviewed the process required under the first restated O'Neill merger agreement to consider a takeover proposal, considered the TWG offer and had an extensive discussion, which included the factors previously considered by the board on March 23, 2004, the increased merger consideration and the $8.0 million cash escrow amount reflected in TWG's revised offer. The special committee, which had convened prior to the board of directors meeting, unanimously recommended that the board of directors deem the revised TWG offer a superior proposal. Mr. O'Neill was not present during these discussions. The board of directors, with the exception of Mr. Binkley, who was unavailable, and Mr. O'Neill, who recused himself from this portion of the meeting and the board of directors' deliberations, unanimously deemed the TWG offer a superior proposal and authorized Mr. Brown to deliver written notice to O'Neill Company as required by the first restated O'Neill merger agreement that GSV was prepared to terminate the first restated O'Neill merger agreement unless O'Neill Company improved its offer in the next three business days. The Company later issued such notice to O'Neill Company and also publicly announced the receipt of the TWG offer and the board of directors' determination that the TWG offer was superior to the terms and conditions under the first restated O'Neill merger agreement.

        On April 13, 2004, O'Neill Company submitted a revised offer with an increased offer price of $7.80 per share, which represented a slight premium over the $7.78 per share closing price of our Class B Common Stock on April 13, 2004 and a 275.0% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003.

        On April 14, 2004, the special committee met to discuss both offers. The special committee identified certain issues with respect to the O'Neill Company offer including: the addition of new language in the proposed amended merger agreement (the "second restated O'Neill merger agreement") that would require the immediate return or destruction of all confidential information of the Company in TWG's possession, the fact that O'Neill Company had not submitted a bank commitment letter that reaffirmed the increased price, the revision of language in the second restated O'Neill merger agreement which would increase the break-up fee from $1.8 million to $2.0 million, and the need for certain changes to be made to the voting agreement between O'Neill Company and SBIC with respect to timing of the delivery of SBIC's consent in order to ensure an orderly process that allowed sufficient time for potential bidders to participate. The special committee instructed its counsel to negotiate these issues with O'Neill Company.

        The special committee had an extensive discussion, which included the following factors: the price differential between the two offers, the quality and contingencies of the bank commitments, the fact that the O'Neill offer had a financing contingency and the TWG offer did not, the fact that both offers now included escrows and the differences in the amount of funds subject to such escrows, the relative risks to the Company and its stockholders in the event a transaction were not to close, the relative risks of litigation arising from the Company entering into a merger agreement, the relative difficulties of managing the Company during the period between execution and closing, the tenor of the negotiations, the relative probability of disputes between signing and closing and the terms of the first restated O'Neill merger agreement which would permit the board of directors to approve a superior proposal. The special committee also discussed the legal standard the board of directors would need to meet in order to terminate the first restated O'Neill merger agreement. The special committee unanimously recommended to the board of directors that GSV enter into the second restated O'Neill merger agreement, subject to certain substantive changes described in the immediately preceding paragraph. Such terms were subsequently successfully resolved to the satisfaction of the special committee, and the special committee resolved to recommend to the board of directors that the Company enter into the second restated O'Neill merger agreement.

        The board of directors subsequently met to discuss the two offers and the recommendation of the special committee. Mr. O'Neill was not present during the board of directors' discussions. At this meeting, the board of directors, with Mr. O'Neill absent during the vote and all deliberations, also approved severance benefit agreements for key employees who agreed to remain with GSV during the transition. The board of directors discussed the terms of the proposed merger agreements in detail and the determinations it was required to make in order to terminate the first restated O'Neill merger agreement for a superior proposal. Mr. Brown orally presented a summary of the special committee's conclusion that the issues identified with respect to the O'Neill Company offer had been resolved to the special committee's satisfaction and as to substantive and procedural fairness to all stockholders whose shares would be acquired as a result of the proposed merger, as well as the special committee's underlying bases for these conclusions. Legal counsel for the Company summarized the terms of the proposed merger agreements. The board discussed its fiduciary duties and acknowledged Mr. O'Neill's interest in the proposed merger and the affiliation of Messrs. Brown and Binkley with SBIC, a party to the voting agreement. The board of directors, with Mr. O'Neill absent during the vote, resolved that Delaware law restrictions on business combinations with interested stockholders would not apply to the merger with O'Neill Company, the second restated O'Neill merger agreement or any related agreements. Also at this meeting, Citigroup reviewed with the board of directors its updated financial analysis with respect to the $7.80 per share merger consideration and rendered to the board an opinion, as of that date and based on and subject to the matters stated in the opinion, as to the fairness, from a financial point of view, of the $7.80 per share merger consideration to be received by the holders of Class B common stock, other than O'Neill Company, its subsidiary, Mr. O'Neill, other equity investors in O'Neill Company and their respective affiliates.

        The board of directors then discussed the two offers, including the factors listed above. Mr. O'Neill was not present during the board of directors' discussions. The board also considered the legal standard the board of directors would need to meet in order to terminate the first restated O'Neill merger agreement. The special committee informed the board of directors of its recommendation to enter into the second restated O'Neill merger agreement subject to O'Neill Company entering into a revised voting agreement with SBIC.

        After considering the factors described above, the board of directors unanimously determined, with Mr. O'Neill absent during the vote and all deliberations, that a merger transaction with O'Neill Company with a merger consideration of $7.80 per share of common stock was fair to all stockholders, including those whose stock, at such stockholder's choice, would be converted into equity interests of O'Neill Company pursuant to the merger and authorized the Company to enter into the second restated O'Neill merger agreement. We subsequently announced that we had entered into the second restated O'Neill merger agreement.

Merger Agreement with TWG

        On April 16, 2004, TWG submitted a revised offer with an increased offer price of $8.25 per share, which represented a 4.4% premium over the $7.90 per share closing price of our Class B Common Stock on April 16, 2004 and a 296.6% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003. The revised offer also provided that TWG would post an increased $8.25 million cash escrow to support the funds necessary for the transaction. As required by the second restated O'Neill merger agreement, the special committee promptly notified O'Neill Company of the terms of the offer from TWG.

        The special committee identified certain issues with respect to the revised TWG offer, including an increased break-up fee of $2.5 million, the need for certain changes to be made to the voting agreement between TWG and SBIC in order to ensure an orderly process that allowed sufficient time for potential bidders to participate and a provision requiring O'Neill Company to immediately return all confidential materials of the Company to the Company in the event the Company entered into a merger agreement with TWG. The special committee instructed its counsel to negotiate these issues with TWG, and such issues were ultimately resolved to the satisfaction of the special committee.

        The board of directors subsequently met to discuss the revised TWG offer and the process required under the second restated O'Neill merger agreement to consider a takeover proposal. Mr. O'Neill was not present during the board of directors' discussions. The board of directors reviewed the TWG offer and had an extensive discussion on whether the revised TWG offer was reasonably likely to result in a superior proposal. The special committee, which had convened prior to the board of directors meeting, offered its recommendation that the board of directors deem the revised TWG offer as reasonably likely to result in a superior proposal and commence negotiations with TWG. The board of directors considered the recommendation and with the exception of Larry Buchalter, who was unavailable, and Mr. O'Neill, who recused himself from this portion of the meeting, unanimously authorized Mr. Brown to deliver written notice to O'Neill Company as required by the second restated O'Neill merger agreement that GSV had determined that the TWG offer would likely lead to a superior proposal and that the board of directors would commence negotiations with TWG.

        On April 19, 2004, the board of directors met to discuss the TWG offer and whether to provide notice to O'Neill Company that the TWG offer constituted a superior proposal. Mr. O'Neill was not present during the board of directors' discussions. The board of directors reviewed the process required under the second restated O'Neill merger agreement to consider a takeover proposal, considered the TWG offer and had an extensive discussion, which included the following factors: the price differential between the two offers, the relative quality and contingencies of the bank commitments and the fact that the Company had not been permitted access to TWG's financial statements, the fact that the O'Neill offer had a financing contingency and the TWG offer did not, the fact that both offers now included escrows and the differential in the size of the escrows, the relative risks to the Company and its stockholders in the event a transaction were not to close, the relative risks of litigation arising from the Company entering into a merger agreement, the relative difficulties of managing the Company during the period between execution and closing, the tenor of the negotiations, the relative probability of disputes between signing and closing and the terms of the second restated O'Neill merger agreement would permit the board of directors to approve a superior proposal.

        The special committee, which had convened prior to the board of directors meeting, unanimously recommended that the board of directors deem the revised TWG offer a superior proposal. The board of directors, with the exception of David Gale, who was unavailable, and Mr. O'Neill, who recused himself from this portion of the meeting, unanimously deemed the TWG offer a superior proposal and authorized Mr. Brown to deliver written notice to O'Neill Company as required by the second restated O'Neill merger agreement that GSV was prepared to terminate the second restated O'Neill merger agreement unless O'Neill Company improved its offer in the next three business days. The Company later issued such notice to O'Neill Company and also publicly announced the receipt of the TWG offer and the board of directors' determination that the TWG offer was superior to the terms and conditions under the second restated O'Neill merger agreement with O'Neill Company.

        On April 22, 2004, TWG notified the board of directors and the special committee that TWG had entered into an agreement with Constellation Brands, an investor in O'Neill Company, to grant Constellation Brands an option to purchase the Reedley brandy facility from TWG provided that TWG closed the merger with the Company and that Constellation had the right to assign this option to third parties, including to members of the Company's management. Mr. O'Neill informed the board of directors and the special committee that Constellation Brands intended to assign the option to Mr. O'Neill and that Mr. O'Neill intended to exercise the option and thereafter own and operate such facility.

        Later in the day, the board of directors met to discuss the proposed TWG offer and the terms of the proposed TWG merger agreement in detail. Mr. O'Neill was not present during the board of directors' discussions. Legal counsel for the Company summarized the terms of the proposed merger agreement. The board considered Mr. O'Neill's interest in the proposed merger. Also at this meeting, Citigroup reviewed with the board of directors its updated financial analysis with respect to the $8.25 per share merger consideration and rendered to the board an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 22, 2004, to the effect that, as of that date and based on and subject to the matters stated in the opinion, the $8.25 per share merger consideration to be received by the holders of Class B common stock was fair, from a financial point of view, to such holders.

        The special committee informed the board of directors of its recommendation that the Company enter into a merger agreement with TWG, subject to SBIC entering into a voting agreement with TWG. The board of directors unanimously determined, with the exception of Mr. O'Neill who recused himself from this portion of the meeting, that a merger transaction with TWG with a merger consideration of $8.25 per share of common stock was fair to all stockholders and approved the merger and authorized the Company to enter into the merger agreement. The board of directors also resolved, with the exception of Mr. O'Neill who recused himself from this portion of the meeting, that Delaware law restrictions on business combinations with interested stockholders would not apply to the merger with TWG, the merger agreement or any related agreements. We subsequently announced that we had entered into the merger agreement with TWG and that, following our approval of the merger and the adoption of the merger agreement, SBIC had entered into a voting agreement with TWG.

        On April 28, 2004, in view of the fact that the Company had not received any additional proposals, SBIC executed a written consent in favor of the merger and merger agreement and submitted such consent to TWG as required by the voting agreement with TWG.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS;
REASONS FOR THE MERGER

        The special committee of the board of directors determined that the terms of the merger are advisable, and are fair to, and in the best interests of, our stockholders. The special committee unanimously recommended to the board of directors and our stockholders that the merger agreement and the transactions contemplated by the merger agreement be approved and adopted. The special committee considered a number of factors, as more fully described above under "Background of the Merger" and as described below under "Reasons for the Special Committee and Board Determination," before recommending that the board of directors and our stockholders approve the merger agreement and the transactions contemplated by the merger agreement. The board of directors, acting upon the recommendation of the special committee, determined that the terms of the merger are advisable, and are fair to, and in the best interests of, our stockholders. The board of directors and the special committee recommended the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Mr. O'Neill did not participate in the determination by the board of directors with respect to the merger.

Reasons for the Special Committee and Board Determination

        In reaching its recommendation, the special committee and board of directors considered a number of factors, both positive and negative, including the following material factors:

  •
  the special committee and the board of directors compared the price to the $3.25 per share cash payment that stockholders would have been entitled to receive under the reverse stock split the board of directors had previously approved. Consideration was also given to current market prices for our common stock, the fluctuation in historical trading prices of our common stock over the last several years and the fact that while $8.25 per share in cash did not represent a premium over the $8.45 per share closing price of our Class B Common Stock on April 22, 2004 (the last day of trading before the public announcement of the merger agreement), it did represent a 28.5% premium over the $6.42 per share closing price of our Class B Common Stock on March 5, 2004 (the last day of trading before the public announcement of the initial O'Neill merger agreement) and a 296.6% premium over the $2.08 per share closing price of our Class B Common Stock on September 11, 2003 (the trading day prior to our announcement of the reverse stock split). The special committee noted that the Company's common stock had generally traded at much lower prices than the merger consideration of $8.25 per share and that for six months prior to the announcement of a going private transaction, the highest closing price of the Company's common stock was approximately $2.58 per share;

  •
  the quality of TWG's bank commitment;

  •
  the absence of a financing contingency in the merger agreement;

  •
  the existence of a cash escrow to support a portion of the funds to be utilized for the merger;

  •
  the relative risk to the Company and its stockholders in the event that the merger does not close;

  •
  the potential for disruption to the business, and the difficulties of managing the Company during the period between execution of the merger agreement and closing of the merger;

  •
  the current and prospective economic environment in which we operate;

  •
  the board of director's ongoing consideration of strategic alternatives since the topic of going private was first raised in 2002;

  •
  the probability that another strategic acquirer or financial acquirer would be willing to pay a price higher than $8.25 per share in cash;

  •
  the fact that certain customers of GSV had the right to cancel their contracts with GSV in the event that GSV were sold to a competitor of such customers, and that certain of such customers had expressed concern regarding a potential sale to TWG;

  •
  the financial presentation of Citigroup Global Markets Inc., including its opinion, dated April 22, 2004, to the GSV board of directors as to the fairness, from a financial point of view and as of that date, of the $8.25 per share merger consideration to be received by the holders of Class B common stock, as more fully described below under the caption "Opinion of Our Financial Advisor";

  •
  the fact that O'Neill Company would be entitled to a termination fee;

  •
  the terms of the merger agreement, which did not preclude the board of directors or the special committee, in the exercise of their fiduciary duties to stockholders, from considering competing acquisition proposals. See "THE MERGER AGREEMENT—No Solicitation," "—Termination of the Merger Agreement" and "—Payment of Fees upon Termination Events" for additional information regarding the board of directors' or the special committee's ability to consider competing proposals. The merger agreement permited the Company, under circumstances stated in the merger agreement, to furnish information to and participate in negotiations with persons making bona fide unsolicited written offers. The merger agreement further permited GSV to terminate the merger agreement and accept a financially superior proposal under conditions set forth in the merger agreement, subject to payment of a $1.8 million termination fee and up to $500,000 in expenses to TWG. Assuming there were approximately 9.51 million shares of common stock outstanding, at $8.25 per share, the $1.8 million termination fee represented approximately $0.19 per share of our common stock, or approximately 2.3% of the maximum aggregate value of the merger transaction;

  •
  the ability of stockholders who may not support the merger to obtain "fair value" for their shares if they properly perfect and exercise their appraisal rights under the Delaware General Corporation Law. Delaware General Corporation Law provides stockholders with the opportunity to exercise appraisal rights and to seek a determination of the Delaware Court of Chancery as to the fair value of their shares of common stock. See "Appraisal Rights" for information on how to exercise your appraisal rights;

  •
  the fact that the per share price to be received in the merger is payable in cash, eliminating any uncertainties in valuing the merger consideration to be received by our stockholders, but subjecting most stockholders to taxation on any gain; and

  •
  the fact that the controlling stockholder was prepared to execute a voting agreement in support of the merger agreement and the merger.

        The members of the special committee and board of directors also determined that the merger is procedurally fair because, among other things:

  •
  the special committee, consisting solely of directors who are not employees of GSV, was given exclusive authority to, among other things, consider, negotiate and evaluate the terms of any proposed transaction, including the merger;

  •
  the special committee retained and was advised by independent legal and financial advisors in negotiating and evaluating the terms of the merger agreement;

  •
  the $8.25 per share cash consideration and the other terms and conditions of the merger agreement resulted from arm's-length negotiations between the special committee and its representatives, on the one hand, and TWG and its representatives, on the other hand;

  •
  the $8.25 per share cash consideration resulted from an extended public competitive bidding process; and

  •
  the affirmative vote of a majority of the outstanding GSV shares entitled to vote is required under Delaware law to approve and adopt the merger agreement and, under Delaware law, GSV stockholders have the right to demand an appraisal of the value of their shares.

        The foregoing discussion addresses the material information and factors considered by the board of directors and special committee in their consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the amount of information considered, the board of directors and special committee did not find it practicable to, and did not specifically make assessments of, quantify or otherwise assign relative weights to the various factors and analyses considered in reaching its determination. The determination to approve the merger agreement and the transactions contemplated by the merger agreement was made after consideration of all the factors as a whole.

OPINION OF OUR FINANCIAL ADVISOR

        We retained Citigroup as our exclusive financial advisor in connection with the merger. In connection with this engagement, we requested that Citigroup evaluate the fairness, from a financial point of view, of the consideration provided for in the merger to the holders of our Class B Common Stock. On April 22, 2004, at a meeting of our board of directors held to evaluate the terms of proposed merger, Citigroup rendered to our board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the $8.25 per share merger consideration of $8.25 was fair, from a financial point of view, to the holders of our Class B Common Stock.

        In arriving at its opinion, Citigroup:

  •
  reviewed the merger agreement;

  •
  held discussions with senior officers, directors and other representatives and advisors of GSV and certain senior officers and other representatives and advisors of TWG concerning the business, operations and prospects of GSV;

  •
  examined publicly available business and financial information relating to GSV;

  •
  examined financial forecasts and other information and data relating to GSV which were provided to or otherwise discussed with Citigroup by GSV's management;

  •
  reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of GSV Class B common stock, the historical and projected earnings and other operating data of GSV and the financial condition and capitalization of GSV;

  •
  considered, to the extent publicly available, the financial terms of other transactions effected which Citigroup considered relevant in evaluating the merger;

  •
  analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of GSV; and

  •
  conducted other analyses and examinations and considered other financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

        In rendering its opinion, Citigroup assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it and upon the assurances of GSV's management and other representatives that no relevant information was omitted or remained undisclosed to Citigroup. With respect to financial forecasts and information and data relating to GSV provided to or otherwise discussed with Citigroup, Citigroup was advised by GSV's management that the forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of GSV's management as to the future financial performance of GSV. Citigroup also assumed, with GSV's consent, that the merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory and third party approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on GSV or the merger.

        Citigroup did not make, and was not provided with, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of GSV and did not make any physical inspection of GSV's properties or assets. In connection with its engagement, Citigroup was not requested to, and it did not, solicit third party indications of interest in the possible acquisition of all or a part of GSV; however, at

GSV's direction, Citigroup held discussions with selected third parties concerning the possible acquisition of all or a part of GSV. Citigroup's opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for GSV, nor does Citigroup's opinion address any aspect or effect of any other transaction or arrangement which GSV or any of its stockholders might engage in or undertake. Citigroup's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citigroup as of the date of its opinion. Although Citigroup evaluated the merger consideration from a financial point of view, Citigroup was not asked to and it did not recommend the specific consideration payable in the merger, which was determined through negotiation between GSV and TWG. Except as described above, GSV imposed no other instructions or limitations on Citigroup with respect to the investigations made or procedures followed by Citigroup in rendering its opinion.

        The full text of Citigroup's written opinion dated April 22, 2004, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this Information Statement as Appendix B and is incorporated into this Information Statement by reference. Citigroup's opinion was provided to the GSV board of directors in connection with its evaluation of the merger consideration and relates only to the fairness of the merger consideration from a financial point of view, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to any matters relating to the proposed merger.

        In preparing its opinion, Citigroup performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Citigroup's opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citigroup arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Citigroup believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Citigroup considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of GSV. No company, transaction or business used in those analyses as a comparison is identical to GSV or the merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

        The estimates contained in Citigroup's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates contained in, and the results derived from, Citigroup's analyses are inherently subject to substantial uncertainty.

        Citigroup's opinion and analyses were only one of many factors considered by the GSV board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the GSV board or management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses performed by Citigroup in connection with the rendering of its opinion to the GSV board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citigroup's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Citigroup's financial analyses.

Selected Companies Analysis

        Using publicly available information, Citigroup reviewed the market values and trading multiples of GSV and the following nine selected publicly held companies in the private label industry and four selected publicly held companies in the agriprocessor industry:

Private Label	Agriprocessor
• Ralcorp Holdings, Inc.	• Bunge Limited
• American Italian Pasta Company	• Fresh Del Monte Produce Inc.
• Lance, Inc.	• Corn Products International, Inc.
• Riviana Foods Inc.	• Chiquita Brands International, Inc.
• John B. Sanfilippo & Son, Inc.
• Seneca Foods Corporation
• Hanover Foods Corporation
• Todhunter International, Inc.
• Scheid Vineyards Inc.

        Citigroup compared firm values, calculated as equity value plus net debt, as a multiple of latest 12 months earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. Calendar year 2004 and 2005 estimated EBITDA was not utilized given that such data was not publicly available for many of the selected companies. All multiples were based on closing stock prices on April 21, 2004, the last trading day before GSV and TWG entered into the merger agreement. Citigroup then applied ranges of selected multiples of latest 12 months EBITDA derived from the selected companies in each of the private label and agriprocessor industries to corresponding financial data of GSV. This analysis indicated the following approximate implied per share equity reference ranges for GSV, as compared to the merger consideration of $8.25 per share:

Implied Per Share Equity Reference Range for GSV
		Per Share Merger Consideration
Private Label	Agriprocessor
$4.85 - $5.90	$3.85 - $4.85	$8.25

Precedent Transactions Analysis

        Using publicly available information, Citigroup reviewed the merger value multiples in the following nine selected transactions in the private label industry announced from March 1998 to

November 2003 and 13 selected transactions in the agriprocessor industry announced from April 1988 to May 2003:

Private Label Transactions

Acquiror	Target
• Ralcorp Holdings, Inc.	• Bakery Chef, Inc.
• Thomas H. Lee Partners, L.P.	• Michael Foods, Inc.
• Vestar Capital Partners	• Agrilink Foods, Inc.
• Vestar Capital Partners	• Michael Foods, Inc.
• ConAgra Foods, Inc.	• International Home Foods, Inc.
• Ralcorp Holdings, Inc.	• Red Wing Company, Inc.
• Hicks, Muse, Tate & Furst Limited	• Premier Foods plc
• Agrilink Foods, Inc.	• Dean Foods Vegetable Company
• International Home Foods, Inc.	• Grist Mill Co.

Agriprocessor Transactions

Acquiror	Target
• Advent International Corp.	• Aviagen Group Ltd.
• Management	• Dole Food Company, Inc.
• CVC Capital Partners/PAI Management	• Provimi SA
• Bunge Limited	• Cereol SA
• Archer-Daniels-Midland Company	• Minnesota Corn Processors, LLC
• Cargill, Incorporated	• Cerestar SA
• Land O'Lakes, Inc.	• Purina Mills, Inc.
• Cargill, Incorporated	• Agribrands International, Inc.
• Tate & Lyle PLC	• Amylum UK Ltd. and Amylum Europe NV
• Imperial Holly Corporation	and Staley Continental, Inc.
• Eridania Beghin-Say, S.A.	• Savannah Foods & Industries, Inc.
• American Maize—Products Company	• American Maize—Products Company
• Tate & Lyle PLC	• American Fructose Corporation
• Staley Continental, Inc.

        Citigroup compared firm values in the selected transactions as a multiple of latest 12 months EBITDA. All multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Citigroup then applied ranges of selected multiples of latest 12 months EBITDA derived from the selected transactions in each of the private label and agriprocessor industries to corresponding financial data of GSV. This analysis indicated the following approximate implied per share equity reference ranges for GSV, as compared to the merger consideration of $8.25 per share:

Implied Per Share Equity Reference Range for GSV
Private Label	Agriprocessor	Per Share Merger Consideration
$3.85 - $4.85	$3.30 - $4.35	$8.25

Discounted Cash Flow Analysis

        Citigroup performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that GSV could generate over fiscal years 2004 through 2008. Estimated financial data for GSV were based on internal estimates of GSV's management. Citigroup applied a range of EBITDA terminal value multiples of 5.0x to 7.0x to GSV's fiscal year 2008 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 11.0% to 12.0%, which discount rate range was selected taking into account the estimated weighted average cost of capital derived for GSV after applying a premium of 3% to reflect GSV's smaller market capitalization relative to other publicly traded companies. This analysis indicated the following approximate implied per share equity reference range for GSV, as compared to the merger consideration of $8.25 per share:

Implied Per Share Equity Reference Range for GSV	Per Share Merger Consideration
$6.05 - $8.55	$8.25

Other Factors

        In rendering its opinion, Citigroup also reviewed and considered other factors, including:

  •
  historical trading prices and trading volumes for GSV Class B common stock during the 12-month period ended April 21, 2004;

  •
  implied premiums and multiples for GSV based on the merger consideration and the closing share price of GSV Class B common stock on April 21, 2004; and

  •
  the equity ownership in GSV.

Miscellaneous

        Under the terms of its engagement, GSV has agreed to pay Citigroup customary fees for its financial advisory services in connection with the merger. GSV also has agreed to reimburse Citigroup for reasonable travel and other expenses incurred by Citigroup in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Citigroup and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        In the ordinary course of business, Citigroup and its affiliates may actively trade or hold the securities of GSV for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. In addition, Citigroup and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with GSV, TWG and their respective affiliates.

        GSV selected Citigroup as its exclusive financial advisor based on Citigroup's reputation and experience. Citigroup is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

EFFECTS OF THE MERGER

        After the effective time of the merger, our current stockholders will cease to have ownership interests in GSV or rights as GSV stockholders. Therefore, these current stockholders will not participate in any future earnings or losses and growth or decline of GSV. Upon completion of the merger, TWG will own 100% of the outstanding stock of GSV. Although their equity investment in

GSV involves substantial risk resulting from the limited liquidity of the investment, TWG will be the sole beneficiary of the future earnings and growth of GSV, if any.

        As a result of the merger, there will be no public market for our common stock. After the merger, our common stock will cease to be quoted on The Nasdaq Stock Market and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with stockholders meetings, no longer applicable to us. After the effective time of the merger, we will no longer be required to file periodic reports with the Securities and Exchange Commission.

        At the effective time of the merger, the directors and officers of Merger Sub will become the directors and officers of GSV. At the effective time of the merger, our certificate of incorporation will be amended to be the same as the certificate of incorporation attached to the merger agreement immediately before the effective time of the merger, except that the name of the surviving company will continue to be Golden State Vintners, Inc. At the effective time of the merger, our bylaws will be amended to be the same as the bylaws of Merger Sub, as in effect immediately before the effective time of the merger.

        Immediately before the effective time of the merger, each outstanding option granted under the Company's stock option plans to purchase shares of GSV common stock, whether or not then exercisable, shall be cancelled and the holder will be entitled to receive an amount in cash payable at the time of cancellation of such director stock option equal to the product of: (A) the excess, if any, of (x) $8.25 over (y) the per share exercise price of the option; and (B) the number of shares of common stock subject to the option.

RISK THAT THE MERGER WILL NOT BE COMPLETED

        Completion of the merger is subject to various conditions, including, but not limited to, the following:

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  the existence of any judgment, order or other legal restraint which prevents the completion of the merger;

  •
  the representations and warranties made by the parties in the merger agreement must be true and correct at the effective time of the merger, except where the failure to be true would not have a material adverse effect;

  •
  performance of the parties' obligations contained in the merger agreement at or before the effective time of the merger, except where the failure to perform would not have a material adverse effect; and

  •
  no material adverse change in the Company.

        As a result of the various conditions to the completion of the merger, we cannot assure you that the merger will be completed even though the requisite stockholder approval has already been obtained.

INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER

        In considering the recommendations of the board of directors, you should be aware that members of our management, the special committee and the board of directors have interests in the transaction that are or may be different from, or in addition to, your interests as our stockholder. The board of directors appointed the special committee, consisting solely of directors who are not employees of GSV, to consider and negotiate the merger agreement and to evaluate whether the merger is in the best interests of our stockholders. The special committee was aware of these differing interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement, and in recommending to the board of directors and to our stockholders that the merger agreement and the transactions contemplated by the merger agreement be approved and adopted.

Executive Officers and Directors

        Under the terms of the merger agreement, upon completion of the merger, the current officers and directors of GSV will not continue to be the officers or directors of the surviving company after the merger is effected. We expect that the employment of current members of GSV management will be terminated upon completion of the merger or shortly thereafter.

        Constellation Brands, an investor in O'Neill Company, acquired an option to purchase the Reedley brandy facility from TWG and has the right to assign this option to third parties, including to members of the Company's management. Mr. O'Neill has indicated that he intends to acquire the right to purchase our Reedley brandy facility from Constellation Brands after the closing of the merger and thereafter own and operate such facility.

        In addition, Mr. O'Neill is affiliated with O'Neill Company, which is entitled to receive a $1.8 million termination fee and up to $500,000 of expense reimbursement in connection with the termination of the second restated O'Neill merger agreement. Mr. O'Neill has also taken the position that certain provisions of the merger agreement and the written consent delivered by SBIC to GSV, approving the merger and the merger agreement, violate a right of first refusal held by Mr. O'Neill pursuant to an agreement between Mr. O'Neill and SBIC. SBIC and its counsel have vigorously disagreed with Mr. O'Neill's interpretation of this agreement. Mr. O'Neill has also expressed to the board of directors that in the event that his employment is terminated, he would be entitled to a severance payment.

        We have entered into agreements with five of our officers and key employees pursuant to which these individuals will receive one year's salary in the event that they remain at GSV through a change in control transaction, such as the one contemplated by the merger agreement.

        Two of our directors, Messrs. Brown and Binkley are affiliated with our controlling stockholder, which submitted a written consent on April 28, 2004 approving the merger and the merger agreement. Mr. Brown is also a member of the special committee.

Post-Merger Ownership of GSV Common Stock

        TWG will own 100% of the shares of GSV common stock outstanding immediately after completion of the merger.

Voting Agreement

        In connection with the merger agreement, SBIC and TWG entered into a voting agreement dated as of April 22, 2004. Pursuant to the terms of the voting agreement, SBIC executed an action by written consent approving the merger and the adoption of the merger agreement. It also agreed:

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  to vote, at any stockholder meeting or in connection with any stockholder written consent, all of the shares SBIC holds both in favor of the merger and the adoption of the merger agreement and against any action that materially interferes with the merger;

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  to appoint TWG as its proxy to vote or act by written consent with respect to all of the shares of GSV common stock it holds in connection with approval of the merger and adoption of the merger agreement;

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  not to enter into any third party arrangement with respect to all of the shares it holds; and

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  to cease ongoing discussions with third parties with respect to all of the shares of GSV common stock it holds, and not to solicit or otherwise participate in discussions regarding a takeover proposal for the Company.

        The voting agreement shall terminate upon the earliest to occur of the following events:

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  the effective time of the merger;

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  a withdrawal or adverse modification by the board of directors of its approval or recommendation of the merger and related transactions;

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  TWG's notice to SBIC of the termination of the merger agreement; or

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  the date that TWG reduces, or proposes to reduce, the merger consideration.

        If the voting agreement terminates because TWG reduces, or proposes to reduce, the merger consideration, then any written consent previously delivered by SBIC pursuant to the voting agreement shall terminated and shall be deemed null and void. SBIC has advised the special committee and the board of directors that, following any such termination of the voting agreement, SBIC shall consider all available alternatives with respect to the voting and disposition of its shares of GSV common stock. For more detailed information, the full text of the voting agreement is attached as an exhibit to the merger agreement, which is attached as Appendix A to this Information Statement.

Escrow Agreement

        Concurrently with the execution of the merger agreement, TWG, GSV and U.S. Bank, National Association, who we refer to below as the "escrow agent", entered into an escrow agreement dated April 22, 2004. Under the terms of the escrow agreement, on April 26, 2004, TWG delivered $8.25 million in cash (the "escrow funds") to the escrow agent.

Disbursement to GSV

        The escrow agent is required to disburse the escrow funds to GSV upon the occurrence of any one of the following events:

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  within five business days after the escrow agent's receipt of a notice, jointly executed by TWG and GSV, specifically stating that GSV is entitled to receive the escrow funds because the obligations of GSV to be performed pursuant to the merger agreement have been performed; that GSV is not otherwise in breach of the merger agreement; and that all of the conditions to TWG's and Merger Sub's obligations to effect the merger are satisfied, except for the condition stated in Section 6.02 of the Merger Agreement (truth of representations and warranties of GSV);

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  within five business days after the escrow agent's receipt of a notice, jointly executed by TWG and GSV, specifically stating that GSV is entitled to receive the escrow funds because GSV terminated the merger agreement due to the breach or failure to perform in any material respect by TWG or Merger Sub or any of their respective representations, warranties, covenants or other obligations in the merger agreement, and that such breach or failure has not been cured within 30 days; or

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  upon a final, non-appealable court order that the conditions to TWG's and Merger Sub's obligations to effect the merger are satisfied (other than the condition as to the truth of GSV's representations and warranties) or that GSV terminated the merger agreement due to the breach or failure to perform in any material respect by TWG or Merger Sub or any of their respective representations, warranties, covenants or other obligations in the merger agreement, and that such breach or failure has not been cured within 30 days.

        All expenses incurred in connection with the escrow agreement will be shared equally between TWG and GSV. The escrow agreement terminates when the escrow agent disburses all of the escrowed funds in accordance with the escrow agreement. For more detailed information, the full text of the escrow agreement is attached as an exhibit to the merger agreement, which is attached as Appendix A to this Information Statement.

Common Stock

        As of the record date, our directors and executive officers held an aggregate of 906,771 shares of Class A Common Stock and 144,051 shares of Class B Common Stock. All GSV common stock owned by GSV's directors and executive officers will be converted into the right to receive $8.25 per share in cash if the merger is completed.

Treatment of Stock Options

  Director Option Plan.

        As of the record date, our directors held options to purchase an aggregate of 270,111 shares of Class B Common Stock under the Director Option Plan. In connection with the merger, stock options granted under the Director Option Plan will be cancelled at the effective time of the merger, and the option holder will receive a cash payment from GSV equal to the excess of the $8.25 per share for the shares subject to the options had they been exercised over the aggregate exercise price of the options. The aggregate amount to be paid to our directors for their outstanding director stock options will be approximately $1.1 million.

  Stock Option Plan.

        As of the record date, our executive officers held options to purchase an aggregate of 1,324,380 shares of common stock under the Stock Option Plan. In connection with the merger, these options (whether or not then exercisable) will be cancelled at the effective time of the merger, and, each option holder will be entitled to receive a cash payment from GSV equal to the excess of the $8.25 per share for the shares subject to the options had they been exercised over the aggregate exercise price of the options.

        The aggregate amount to be paid to GSV's executive officers for their outstanding stock options will be approximately $2.1 million.

LITIGATION

        As a result of the proposed merger, three stockholder class action lawsuits, which we refer to as the "stockholder lawsuits," were filed against us and our directors—two in the Court of Chancery of the State of Delaware in New Castle County (on March 10 and 19, 2004) and one in the Superior Court of the State of California in Napa County (on March 17, 2004). Each plaintiff purports to represent a class of all persons who own GSV common stock. The complaints allege, among other things, that our directors breached their fiduciary duties in pursuing the merger and in allegedly failing to obtain the highest price per share. One of the complaints also alleges that our directors improperly approved the payment of a "break fee" to the O'Neill Group in the event the merger with the O'Neill Company is not consummated. The stockholder lawsuits seek to enjoin the merger and seek payment of the fees of the plaintiffs' counsels and experts, among other things. We believe these lawsuits are without merit and intend to defend ourselves and our directors vigorously.

ACCOUNTING TREATMENT OF THE MERGER

        We intend to treat the merger as a purchase for accounting purposes.

FEDERAL REGULATORY MATTERS

        The Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, which we refer to as the "HSR Act," and the rules and regulations promulgated thereunder require that GSV and the ultimate parent entities of Merger Sub file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission. The parties thereafter are required to observe a waiting period before completing the merger. In compliance with the HSR Act the necessary forms were filed on May 11, 2004 with the Department of Justice and the Federal Trade Commission, and the waiting period is scheduled to expire on June 10, 2004, unless terminated earlier by the Federal Trade Commission and Department of Justice. The Department of Justice and the Federal Trade Commission, state antitrust authorities or a private person or entity could seek to enjoin the merger under the antitrust laws at any time before its completion or to compel rescission or divestiture at any time subsequent to the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS

        The following is a summary of the material U.S. federal income tax consequences of the merger to holders of common stock (including holders exercising appraisal rights). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of common stock or to holders who are subject to special treatment under U.S. federal income tax law (including, for example, banks, insurance companies, tax-exempt investors, S corporations, dealers in securities, non-U.S. persons, holders who hold their common stock as part of a hedge, straddle or conversion transaction, and holders who acquired common stock through the exercise of employee stock options or other compensation arrangements). Moreover, this summary does not deal with the consequences to employees of GSV to the extent that they retain any of their common stock. In addition, this summary does not address the tax consequences of the merger under applicable state, local or foreign laws. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

        The receipt of cash by holders of common stock in the merger or upon exercise of properly perfected appraisal rights will be a taxable transaction for U.S. federal income tax purposes. A holder of common stock generally will recognize gain or loss in an amount equal to the difference between the merger consideration received by such holder and such holder's adjusted tax basis in the common stock. That gain or loss generally will be capital gain or loss if the common stock is held as a capital asset at the effective time of the merger. Any capital gain or loss generally will be long-term capital gain or loss if the holder has held the common stock for more than one year. If the holder has held the common stock for less than one year, any gain or loss will generally be taxed as a short-term capital gain or loss.

APPRAISAL RIGHTS

        Under the Delaware General Corporation Law, which we refer to as the "DGCL," if the merger is consummated, each GSV stockholder who does not wish to accept the merger consideration of $8.25 per share in cash pursuant to the merger will be entitled to seek an appraisal by the Delaware Court of Chancery of the "fair value" of his, her or its GSV common stock and receive such judicially determined fair value, as further described below. The following is only a brief summary of the statutory procedures that must be followed to perfect appraisal rights under Section 262 of the DGCL.

        Under Section 262 of the DGCL, because the merger has been approved by written consent pursuant to Section 228 of DGCL, either before or within ten days after the effective date of the merger, stockholders entitled to appraisal rights must be notified of the approval of the merger, that appraisal rights are available in connection with the merger and provided a copy of the text of Section 262 of the DGCL. This Information Statement constitutes the required notice to you of the availability of appraisal rights under Section 262 of the DGCL. The full text of Section 262 of the DGCL is set forth in Appendix C hereto, and this summary is qualified in its entirety by reference to the full text of Section 262 of the DGCL set forth in Appendix C hereto.

        To exercise appraisal rights, stockholders must submit a written demand for appraisal to GSV within 20 days after the date of GSV's mailing of this Information Statement to stockholders. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of common stock covered by the written demand for appraisal and that such stockholder is thereby demanding appraisal of such GSV common stock. The written demand for appraisal will also be sufficient if it reasonably informs GSV of the identity of the stockholder and that such stockholder intends to seek appraisal of such holder's GSV common stock. In addition, the stockholder must not have voted the stockholder's shares of common stock in favor of the merger or consented thereto in writing, and the stockholder must continuously hold the common stock from the date of making the demand through the effective time of the merger. A stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers those shares before the effective time of the merger will lose any right to appraisal in respect of those shares of common stock.

        Written demands for appraisal should be sent to: Golden State Vintners, Inc., 607 Airpark Road, Napa, California 94558, Attn.: John G. Kelleher, Chief Financial Officer and Secretary. Such demands must be delivered to GSV within 20 days of the date of the mailing of this Information Statement.

        FAILURE TO SUBMIT A WRITTEN CONSENT IN FAVOR OF THE MERGER DOES NOT BY ITSELF CONSTITUTE A SUFFICIENT WRITTEN DEMAND FOR APPRAISAL UNDER SECTION 262 OF THE DGCL.

        A written demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificates. If the GSV common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the written demand for appraisal must be executed by the fiduciary. If the GSV common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the written demand for appraisal must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the written demand for appraisal for a stockholder of record, but the agent must identify the record owner and expressly disclose in writing that, in exercising the demand, it is acting as agent for the record owner.

        A record owner, such as a broker, holding GSV common stock as a nominee for others, may exercise appraisal rights with respect to the GSV common stock held for all, or less than all, beneficial owners of GSV common stock as to which the holder is the record owner. In such case, the written demand for appraisal must include the number of shares of GSV common stock covered by the written demand for appraisal. Where the number of shares of GSV common stock is not included, the written demand for appraisal will be presumed to cover all GSV common stock held in the name of such record owner. Beneficial owners who are not record owners, and who intend to exercise appraisal rights, should instruct the record owner of their shares to comply strictly with Section 262 of the DGCL.

        Within 120 days after the effective date of the merger, GSV stockholders who have complied with the conditions of Section 262 of the DGCL, and who are otherwise entitled to appraisal rights under DGCL Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the GSV common stock. This petition must also be served on the surviving company. If this petition is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights, and thereafter will appraise the GSV common stock owned by such stockholders, determining the fair value of such GSV common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

        In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in determining fair value and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value, the Delaware Court of Chancery must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger which throw any light on future prospects of the merged corporation." However, the Delaware Supreme Court noted that Section 262 of the DGCL provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectations.

        Stockholders seeking appraisal should consider that the fair value of their GSV common stock determined under Section 262 of the DGCL could be more than, the same as, or less than the merger consideration of $8.25 per share in cash pursuant to the merger.

        At any time within 60 days after the effective date of the merger, any former holder of GSV common stock shall have the right to withdraw his, her or its written demand for appraisal, and to accept the merger consideration of $8.25 per share in cash pursuant to the merger. After this period, such holder may withdraw his, her or its written demand for appraisal, but only with the consent of the surviving company. If no petition demanding a determination of the fair value of the GSV common stock is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, all appraisal rights will cease, and GSV stockholders may only receive the merger consideration of $8.25 per share in cash pursuant to the merger. GSV has no obligation to file a petition demanding a determination of the fair value of the GSV common stock, and TWG has no present intention to cause or permit the surviving company to do so.

        In addition to the requirements under Section 262 of the DGCL described above, stockholders should be advised that under the merger agreement, GSV has agreed to promptly provide TWG written notice of any written demands for appraisal it receives, TWG may participate in and approve all negotiations with respect to any written demands for appraisal, and GSV may not, except with TWG's consent, settle any written demands for appraisal.

        FAILURE TO STRICTLY AND TIMELY COMPLY WITH ALL REQUIREMENTS OF SECTION 262 OF THE DGCL WILL RESULT IN LOSS OF APPRAISAL RIGHTS.

THE MERGER AGREEMENT

        The description of the merger agreement contained in this Information Statement describes the material terms of the merger agreement. The actual legal terms of the merger agreement may be found in Appendix A to this Information Statement and are incorporated herein by reference. Stockholders are urged to read the entire merger agreement.

The Merger

        The merger agreement provides that, subject to conditions summarized below, Merger Sub will merge with and into GSV, with GSV remaining after the merger as the surviving company, and shall continue to be governed by the laws of the state of Delaware. The merger agreement also provides that that the consummation of the merger is subject to the provisions of the merger agreement and applicable law, and will take place on a date to be agreed upon by the parties thereto as soon as practicable following the satisfaction or waiver of closing conditions.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware. The filing is expected to occur as soon as practicable after satisfaction or waiver of the other conditions to the merger contained in the merger agreement. We cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived. See "Conditions to the Merger" below.

Merger Consideration

        In the merger, each share of Class A and Class B Common Stock outstanding immediately before the effective time of the merger will be cancelled and automatically converted into the right to receive $8.25 in cash, without interest or any other payment thereon, with the following exceptions:

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  shares held in GSV's treasury or by its subsidiary, TWG or Merger Sub, which will be cancelled without any payment thereon; and

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  shares held by GSV stockholders who properly demand appraisal that will be subject to appraisal in accordance with Section 262 of the DGCL.

        See "Payment for Shares" below.

Treatment of Options

  Director Option Plan

        Immediately before the effective time of the merger, each outstanding option granted under the Director Option Plan to purchase shares of GSV common stock, whether or not then exercisable, shall be cancelled and the holder will be entitled to receive an amount in cash payable at the time of cancellation of such director stock option equal to the product of: (A) the excess, if any, of (x) $8.25 over (y) the per share exercise price of the option; and (B) the number of shares of common stock subject to the option.

  Stock Option Plan

        As of the record date, our executive officers held options to purchase an aggregate of 1,324,380 shares of common stock under the Stock Option Plan. In connection with the merger, these options (whether or not then exercisable) will be cancelled at the effective time of the merger, and, each option holder will be entitled to receive a cash payment from GSV equal to the excess of the $8.25 per share for the shares subject to the options had they been exercised over the aggregate exercise price of the options.

        The aggregate amount to be paid to GSV's executive officers for their outstanding stock options not retained will be approximately $2.1 million.

Payment for Shares

        At the effective time of the merger, TWG will deposit, or cause to be deposited with the exchange agent designated by TWG, all amounts necessary for the exchange agent to pay the merger consideration. As soon as reasonably practicable after the effective time of the merger, TWG will cause the exchange agent to mail to each person who was, at the effective time, a holder of record of shares, a letter of transmittal and instructions to effect the surrender of the share certificates which, immediately before the effective time, represented the record holder's shares in exchange for payment of $8.25 per share. DO NOT FORWARD SHARE CERTIFICATES AT THIS TIME. YOU SHOULD SURRENDER CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ONLY AFTER RECEIVING INSTRUCTIONS FROM THE EXCHANGE AGENT.

        The holder will be entitled to receive $8.25 per share, after giving effect to any required tax withholdings, only upon surrender to the exchange agent of the share certificates, together with the letter of transmittal duly completed in accordance with the instructions. The exchange agent will pay the $8.25 per share attributable to any certificates representing shares outstanding before the effective time that have been lost or destroyed, but only after the person claiming the certificate to be lost or stolen provides an affidavit of that fact and, if required by TWG, posts an appropriate indemnification bond. The exchange agent will not pay any interest or other payment upon the surrender of any certificate. The exchange agent will not make payments to any person who is not the registered holder of the certificate surrendered unless the certificate is properly endorsed and otherwise in proper form for transfer. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable. At any time following nine months after the effective time, we may cause the exchange agent to deliver to us any funds, including any interest or earnings received with respect to those funds, which the exchange agent has not disbursed. Thereafter, holders of certificates representing shares outstanding before the effective time will be entitled to look only to us for payment of $8.25 per share represented by the certificates.

Transfer of Shares

        At or after the effective time, our stock transfer books will be closed, and there will be no further registration of transfers of common stock shares on our records. If, after the effective time, certificates are presented to the exchange agent or the surviving company, they will be cancelled and exchanged for the right to receive $8.25 per share as provided above and pursuant to the terms of the merger agreement.

Officers, Directors and Governing Documents

        From and after the effective time of the merger, the directors of Merger Sub will be the directors of the surviving company and the officers of Merger Sub will be the officers of the surviving company. At the effective time of the merger, our certificate of incorporation will be amended to be the same as the certificate of incorporation of Merger Sub, as in effect immediately before the effective time of the merger, except that the name of the surviving company will continue to be Golden State Vintners, Inc. At the effective time of the merger, the bylaws of GSV will be amended to be the same as the bylaws of Merger Sub, as in effect immediately before the effective time of the merger.

Representations and Warranties

        The merger agreement contains various representations and warranties with respect to GSV. The representations and warranties are subject, in various cases, to specified exceptions and qualifications. All of the representations and warranties will expire at the effective time of the merger. These representations and warranties relate to, among other things:

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  the due organization, valid existence, good standing and necessary corporate power of each of GSV and its subsidiary, as applicable;

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  the GSV subsidiary outstanding capital stock being validly issued, fully paid and nonassessable; and such capital stock being owned directly by GSV, free and clear of all liens, security interests or other restrictions;

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  With respect to GSV subsidiary securities, the absence of:

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  outstanding shares of capital stock or voting securities;

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  outstanding securities convertible, exchangeable or exercisable for such securities;

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  outstanding warrants or options to acquire such securities, or securities convertible, exchangeable or exercisable for such securities; or

  •
  outstanding obligations to repurchase, redeem or otherwise acquire such securities;

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  GSV's capitalization and capital structure;

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  GSV's corporate power and authority to execute, deliver and perform its obligations under the merger agreement, and to consummate the transactions contemplated by the merger agreement;

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  GSV's execution, delivery and performance of the merger agreement; the consummation of the merger and all related transactions being duly authorized by the necessary corporate action;

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  GSV's execution and delivery of the merger agreement not conflicting with:

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  the certificate of incorporation or bylaws of each of GSV and its subsidiary;

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  certain agreements to which GSV is bound; or

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  certain laws or regulations applicable to GSV, its subsidiary or their properties or assets;

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  the absence of certain consents, approvals, orders or other authorizations of governmental authorities required to be sought or obtained by GSV in order to consummate the merger and the related transactions;

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  with respect to GSV's reports and other documents filed with the Securities and Exchange Commission since January 1, 2001, that:

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  all such reports required to be filed have been filed;

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  such reports comply with the requirements of the Securities Act or the Exchange Act, as applicable;

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  such reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make the statements not misleading; and

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  the financial statements included in such reports complying as to form with applicable rules and regulations; and that such financial statements have been prepared in accordance with United States generally accepted accounting principles;

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  this Information Statement not containing any untrue statement of a material fact or omitting to state a material fact required to be stated in order to make the statements not misleading; and

    this Information Statement complying as to form with the requirements of the Exchange Act and the rules and regulations thereunder;

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  the absence of any material adverse changes to GSV, and of certain other specified events and transactions with respect to GSV, in each case since December 31, 2003;

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  GSV's adequate possession of, and compliance with, certain permits required to be obtained in connection with the operation of GSV's business;

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  GSV's benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended;

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  GSV's taxes, and concerning certain filings made with the Internal Revenue Service by GSV, its subsidiary and their respective affiliates;

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  the requisite GSV stockholder approval to approve and adopt the merger agreement and the related transactions;

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  the application of, and the exemption of the merger from, certain anti-takeover laws and regulations;

  •
  the absence of any brokers or other financial advisors who may be entitled to fees in connection with the transactions contemplated by the merger agreement;

  •
  GSV's intellectual property;

  •
  the absence of any transactions between GSV and any GSV affiliates;

  •
  GSV's compliance with applicable labor laws; the absence of any collective bargaining or other labor union contract applicable to GSV employees; and the absence of GSV's negotiations of collective bargaining or other labor union agreements;

  •
  the marketability of GSV's title to its real property; and GSV's tangible and intangible property;

  •
  GSV's compliance with certain environmental laws, and its possession of certain environmental permits;

  •
  the adequacy of GSV's insurance coverage;

  •
  the absence of recalls for products made, bottled, distributed or sold by GSV;

  •
  GSV's grape vines being in good condition and free of disease, infestation or other defects;

  •
  GSV's receipt of an opinion from its financial advisor;

  •
  GSV's title to property and the condition of its assets;

  •
  Certain matters relating to GSV's material contracts; and

  •
  Accuracy of certain disclosures.

Conduct of Business Pending the Merger

        The merger agreement contains various covenants with respect to the conduct of GSV's business pending the completion of the merger. These covenants are subject to, generally and with respect to individual specific covenants, various exceptions and qualifications.

        During the period beginning April 22, 2004, and ending on the effective time of the merger, GSV must:

  •
  carry on its business in the ordinary course, consistent with past practice and in compliance with all applicable laws and regulations;

  •
  use reasonable best efforts to preserve its current business; and

  •
  keep the services of its current officers and key employees; and maintain satisfactory relationships with individuals having significant business dealings with its current officers and key employees.

        In addition, during the period beginning April 22, 2004, and ending on the effective time of the merger, GSV shall not, and shall not permit its subsidiary to, without the prior written consent of TWG:

  •
  declare or pay any dividends on, or make other distributions in respect of its capital stock;

  •
  split, combine or reclassify its capital stock or issue other securities in substitution for shares of its capital stock;

  •
  purchase, redeem or otherwise acquire shares of GSV or GSV subsidiary capital stock, or securities thereof;

  •
  encumber or subject to liens shares of GSV capital stock, other voting securities or securities convertible into such shares, voting securities or convertible securities;

  •
  amend its certificate of incorporation or by laws;

  •
  acquire any real property, any vineyards, any business or any person by merger, consolidation or other manner;

  •
  acquire any equipment other than in the ordinary course of business;

  •
  sell, lease, license, mortgage or otherwise encumber or dispose of its properties or assets;

  •
  incur or prepay any indebtedness or otherwise become responsible for the obligations of any person; make loans, advances or investments in any person;

  •
  fail to maintain insurance;

  •
  change any accounting method;

  •
  make capital expenditures in excess of $500,000 or more in the aggregate;

  •
  enter into, modify, amend or terminate any Material Contract;

  •
  increase the amount outstanding on its existing working capital line of credit above $11,500,000;

  •
  enter into any contract, commitment or understanding with an affiliate, officer, director or stockholder;

  •
  take action that is reasonably likely to result in the conditions to the merger not being satisfied, or that would impair the ability of GSV, TWG, Merger Sub or GSV stockholders to consummate the merger or delay the merger's consummation; or

  •
  authorize, commit or agree to take, any of the above actions.

        In addition, during the period beginning April 22, 2004, and ending on the effective time of the merger, GSV shall not, and shall not permit its subsidiary to, permit or authorize Jeffrey B. O'Neill, acting in his capacity as the Chief Executive Officer of GSV, or acting or purporting to act in any other capacity on behalf of GSV, to enter into, make any binding commitment to enter into, modify or terminate, any contract, commitment, arrangement or understanding that is or may be binding on GSV, without, in each case, having obtained the prior approval of the entire board of directors of GSV at a meeting duly called and duly held.

No Solicitation

        The merger agreement provides that GSV, its subsidiary, and their respective affiliates, directors, officers, employees, agents and representatives will immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any other proposal to acquire GSV.

        In addition, neither GSV nor its subsidiary nor any of their respective directors, employees or any investment banker, financial advisor, attorney, accountant or other representative retained by GSV or its subsidiary, will, directly or indirectly through another person, (i) solicit, initiate, encourage or facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal to acquire GSV or (ii) solicit, initiate, encourage, facilitate or otherwise participate in any discussions or negotiations regarding any proposal to acquire GSV.

        While the merger agreement provides exceptions for certain instances prior to stockholder approval of the merger where our board of directors can respond to a superior proposal to comply with its fiduciary duties, such exceptions are no longer applicable since the requisite stockholder approval has been obtained for the merger and the merger agreement.

Payment of Fees upon Termination Events

        Except as described below, all fees and expenses incurred in connection with the merger agreement, and the transactions contemplated thereby, shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

        Termination Fee.    Pursuant to the terms of the merger agreement, GSV must pay TWG a termination fee of $1.8 million in the event that a proposal to acquire GSV is publicly made to GSV stockholders; the merger agreement is subsequently terminated by either TWG or GSV; and GSV subsequently enters into a definitive agreement to consummate, or GSV consummates, a transaction concerning the acquisition of GSV within nine months of the date of such termination. Other events described in the merger agreement that trigger the termination fee no longer apply because we have obtained requisite stockholder approval of the merger and the merger agreement.

        Expense Reimbursement.    Pursuant to the terms of the merger agreement, GSV must reimburse TWG for TWG's expenses incurred in connection with the merger in the event that a proposal to acquire GSV is publicly made directly to GSV stockholders, and thereafter TWG or GSV terminate the merger agreement. GSV's reimbursement to TWG for TWG's expenses incurred in connection with the merger may not exceed $500,000 in the aggregate. Other events described in the merger agreement that trigger expense reimbursement obligations no longer apply because we have obtained requisite stockholder approval of the merger and the merger agreement.

Amending or Waiving Terms of the Merger Agreement

        Any provision of the merger agreement may be amended or waived before or after stockholder approval of the merger. However, after stockholder approval of the merger, there can be no further amendment of the merger agreement if applicable law would require the further approval of GSV stockholders.

        At any time prior to the effective time of the merger, a party may:

  •
  extend the time for the performance of any of the obligations or other acts of the other party;

  •
  waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

        The failure of any party to assert any of its rights under the merger agreement does not constitute a waiver of such rights.

Access to Information

        We have agreed to allow TWG and its officers, employees, accountants, counsel, financial advisors, financing sources and their advisors and other representatives, reasonable access during normal business hours during the period prior to the effective time of the merger to our properties, books, contracts, commitments, personnel and records and, during the period prior to the effective time of the merger, we have agreed to furnish promptly to TWG all other information concerning our business, properties and personnel as TWG may reasonably request.

Reasonable Best Efforts and Cooperation

        Each of the parties has agreed to use reasonable best efforts to take all actions and to assist and cooperate with the other parties in doing, all things necessary to consummate and make effective the merger and the other transactions contemplated by the merger, including:

  •
  the obtaining of necessary actions or nonactions from governmental entities and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

  •
  the obtaining of necessary consents, approvals or waivers from third parties;

  •
  the defending of lawsuits or other legal proceedings challenging the merger agreement or the consummation of the merger, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

  •
  the execution and delivery of additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

GSV Stockholder Approval

        The merger agreement requires us as soon as possible after April 22, 2004, to either establish a record date for, call, give notice of, convene and hold a special meeting of our stockholders to approve the merger and the merger agreement or take such other required action to comply with applicable law concerning stockholder notice and approval of the merger agreement and the related transactions if SBIC provides its written consent to approve and adopt the merger agreement and the related transactions.

        In addition, we must:

  •
  prepare and file a preliminary proxy statement or this Information Statement with the Securities and Exchange Commission, in each case relating to the merger and the merger agreement; obtain and furnish the information required to be included by the Securities and Exchange Commission in such document; respond to Securities and Exchange Commission comments concerning such document; and cause a definitive proxy or information statement to be mailed to GSV stockholders;

  •
  include the recommendation of the board of directors that stockholders of GSV vote in favor of the approval of the merger and the adoption of the merger agreement in the proxy statement, if any; and

  •
  solicit proxies from stockholders in favor of the merger, and take other action necessary to secure any vote or consent of stockholders required by Delaware law to effect the merger, if applicable.

        SBIC delivered to us a written consent approving the merger agreement and the merger on April 28, 2004.

Conditions to the Merger

        The obligations of each party to complete the merger are subject to the satisfaction or waiver of the condition that no provision of applicable law and no judgment, order, decree or injunction restrains or prohibits the completion of the merger.

        TWG's and Merger Sub's obligations to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

  •
  GSV must have performed all of its covenants and obligations under the merger agreement required to be performed by it at or prior to the effective time;

  •
  all representations and warranties of GSV contained in the merger agreement qualified as to materiality will be true and correct, and all representations and warranties of GSV contained in the merger agreement not qualified as to materiality shall be true and correct in all material respects, at and as of the closing date with the same effect as though those representations and warranties had been made again at and as of that date, except with respect to those representations and warranties made as of a particular time which must be true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified as to materiality) as of such time, except where all of such breaches, individually or in the aggregate, have not resulted in and would not result in a material adverse effect on GSV or its ability to consummate the transactions contemplated by the merger; and

  •
  there must have been no material adverse change in GSV.

        Our obligations to complete the merger are subject to the satisfaction or waiver of the condition that TWG and Merger Sub must have performed in all material respects all of their respective covenants and obligations under the merger agreement required to be performed by them at or prior to the effective time of the merger.

Termination of the Merger Agreement

        Termination by Either Party.    GSV and TWG may terminate the merger agreement by mutual written consent at any time before the effective time of the merger, whether before or after GSV stockholder approval of the merger. Either GSV or TWG may also terminate the merger agreement if:

  •
  any court or other governmental entity has restrained, prohibited or enjoined the merger in a final and nonappealable order, decree or decision; or

  •
  the merger has not been completed by July 31, 2004; provided that the party seeking to terminate the merger agreement shall have used its reasonable best efforts to consummate the merger.

        Termination by TWG or Merger Sub.    TWG or Merger Sub may terminate the merger agreement before the effective time of the merger if:

  •
  GSV has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, and has not or cannot cure the breach or failure to perform within 30 days after the giving of written notice to GSV, and the breach or failure to perform would result in the failure to satisfy a condition to Merger Sub's or TWG's obligation to complete the merger; or

  •
  GSV's board of directors withdraws or adversely modifies its approval or recommendation of the merger to be considered at the special stockholders' meeting, whether or not permitted by the terms of the merger agreement.

        Termination by GSV.    GSV may terminate the merger agreement before the effective time of the merger if Merger Sub or TWG has breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, and has not or cannot cure the breach or failure to perform within 30 days after the giving of written notice to Merger Sub or TWG, as applicable, and the breach or failure to perform would result in the failure to satisfy a condition to GSV's obligation to complete the merger.

        Amendment.    Any provision of the merger agreement may be amended or waived before or after stockholder approval of the merger. However, after stockholder approval of the merger, there can be no further amendment of the merger agreement if applicable law would require the further approval of GSV stockholders.

        Extension and Waiver.    At any time prior to the effective time of the merger, a party may:

  •
  extend the time for the performance of any of the obligations or other acts of the other party;

  •
  waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

  •
  waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

        The failure of any party to assert any of its rights under the merger agreement shall not constitute a waiver of such rights.

FEES AND EXPENSES

        Whether or not the merger is completed, and except as otherwise provided in the merger agreement, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. See "THE MERGER AGREEMENT—Payment of Fees upon Termination Events."

        Estimated fees and expenses (rounded to the nearest thousand) to be incurred by GSV in connection with the merger and related transactions are as follows:

Filing fees (Commission)	$11,000
Legal, accounting and financial advisory fees and expenses	$2,442,000
Printing and mailing costs	$42,000
Termination fee and expenses payable to O'Neill Company	$2,300,000
Miscellaneous	$1,871,000

Total	$6,666,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of April 22, 2004, with respect to the beneficial ownership of GSV's Class A and Class B Common Stock, GSV's only classes of voting securities, by (i) all persons known by GSV to own more than five percent of either the Class A or Class B Common Stock; (ii) each director and each named executive officer of GSV; and (iii) all such directors and named executive officers together as a group.

        Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act of 1934. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. This table does not include options that will not become exercisable within 60 days of April 22, 2004, which will be converted to cash as a result of the merger.

        Except as may be noted in the footnotes to the table, GSV believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated in the table, the address of each individual listed in the table below is: c/o Golden State Vintners, Inc., 607 Airpark Road, Napa, California 94558.

	Separate Class Beneficial Ownership
							Aggregate Beneficial Ownership(1)
	Class A			Class B
Name and Address of Beneficial Owner
	Number		Percent	Number		Percent	Number	Percent
SBIC Partners, L.P. 201 Main Street, Suite 2302 Fort Worth, TX 76102	3,000,000		69.1%	—		—	3,000,000	31.5%
Jeffrey B. O'Neill 607 Airpark Road Napa, CA 94558	1,269,603	(2)	27.0%	746,039	(3)	12.7%	2,015,642	19.0%

Scott J. Seligman Revocable Living Trust One Towne Square, Suite 1913 Southfield, MI 48076	—		—	1,229,600		23.8%	1,229,600	12.9%
John Hancock Financial Services, Inc. P.O. Box 111 Boston, MA 02117	—		—	658,595		12.7%	658,595	6.9%
Exeter 10 East 53rd Street New York, NY 10022	435,757		10.0%	—		—	435,757	4.6%
David Solomon, Trustee 109 North Post Oak Lane, Suite 2000 Houston, TX 77024	—		—	249,500		4.8%	249,500	2.6%
FMR Corp 82 Devonshire Street Boston, MA 02109	—		—	378,500		7.3%	378,500	4.0%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	—		—	278,985		5.4%	278,985	2.9%
Jeffrey J. Brown	3,000,000	(4)	69.1%	57,524	(5)	1.1%	57,524	31.9%
Hank Uberoi c/o Citadel Investment Group, L.L.C 131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603	—		—	343,490		6.6%	343,490	3.6%
Nicholas B. Binkley	3,000,000	(4)	69.1%	57,524	(5)	1.1%	57,524	31.9%
W. Scott Hedrick	—		—	78,518	(6)	1.5%	78,518	*
Jean-Michel Valette	—		—	30,065	(7)	*	30,065	*
Lawrence R. Buchalter	—		—	30,015	(8)	*	30,015	*
David Gale	—		—	118,805	(9)	2.3%	118,805	1.2%
John G. Kelleher	—		—	33,750	(10)	*	33,750	*
Jon M. Powell	—		—	40,000	(11)	*	40,000	*
Michael B. Drobnick	—		—	29,210	(12)	*	29,210	*
Paul M. Ginsburg	—		—	20,010	(13)	*	20,010	*
All directors and named executive officers together as a group (11 persons)	4,269,603		90.7%	1,241,460		19.8%	5,511,063	50.2%

*
Represents beneficial ownership of less than 1.0% of the outstanding voting power of the Class A Common Stock or Class B Common Stock, as applicable.

(1)
Amounts include shares of Class A Common Stock and Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 22, 2004. Percentages do not take into account the relative voting power of shares of Class A Common Stock, which have ten votes per share, and shares of Class B Common Stock, which have one vote per share.

(2)
Includes 906,771 shares of Class A Common Stock owned by Mr. O'Neill and 362,832 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(3)
Includes 21,691 shares of Class B Common Stock owned by Mr. O'Neill and 724,348 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(4)
Includes 3,000,000 shares of Class A Common Stock held by SBIC Partners, L.P. Messrs. Brown and Binkley are executive officers, directors and stockholders of Forrest Binkley & Brown Venture Co., the general partner of Forrest Binkley & Brown L.P., the managing general partner of SBIC Partners, L.P. Messrs. Brown and Binkley have disclaimed beneficial ownership of the shares held by SBIC Partners, L.P., except to the extent of their pecuniary interests in SBIC Partners, L.P.

(5)
Includes 57,524 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(6)
Includes 13,500 shares of Class B Common Stock owned by Mr. Hedrick and 65,018 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(7)
Includes 50 shares of Class B Common Stock owned by Mr. Valette and 30,015 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(8)
Includes 30,015 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(9)
David Gale serves as the Chief Executive Officer of Delta Dividend Group, Inc., a corporation that holds direct ownership of 88,800 shares of Class B Common Stock. In addition, Mr. Gale holds 20,000 shares of Class B Common Stock under direct ownership and 10,005 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(10)
Includes 33,750 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(11)
Includes 40,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(12)
Includes 29,200 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

(13)
Includes 20,010 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of April 22, 2004.

INFORMATION ABOUT TWG ENTITIES

        Merger Sub is a newly formed Delaware corporation, formed solely for purposes of completing the merger. Merger Sub is a wholly owned subsidiary of TWG. Merger Sub has not carried on any activities to date other than those activities incident to its formation and as contemplated by the merger agreement.

        TWG is a Delaware limited liability company. TWG is a San Francisco-based, management-owned private company that produces well known wine brands as Concannon, Glen Ellen, Corbett Canyon, Franzia, Foxhorn, Mogen David, Casarsa, Austin Vale, and Morassutti. TWG is currently the third largest wine producer in the United States. TWG is managed by The Wine Group, Inc., a California corporation, which also acts as its sales agent.

APPENDIX A

AGREEMENT AND PLAN OF MERGER,
DATED AS OF APRIL 22, 2004,
BY AND AMONG THE WINE GROUP LLC, THE WINE GROUP, INC., HAWK MERGER SUB, INC.
AND GOLDEN STATE VINTNERS, INC.

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 22, 2004 by and among The Wine Group LLC, a Delaware limited liability company (the "LLC"), The Wine Group, Inc., a California corporation ("Manager" and, collectively with LLC, "Parent"), Hawk Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the LLC ("Purchaser") and Golden State Vintners, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used herein are defined in Section 8.03.

        WHEREAS, the respective Boards of Directors of Purchaser, the Company and the Manager have approved, and each deems it advisable and in the best interests of its stockholders to consummate, the acquisition of the Company by Purchaser upon the terms and subject to the conditions set forth herein; and

        WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions (as defined in Section 3.01(d)) and also to prescribe various conditions to the Transactions;

        NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        Section 1.01    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which (a) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.01. Pursuant to the Merger, (x) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time (as hereinafter defined), shall be amended at the Effective Time such that its terms are identical to the certificate of incorporation of Purchaser immediately prior to the Effective Time (except that the Surviving Corporation shall be named Golden State Vintners, Inc.) and shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Certificate") until thereafter amended as provided by law and such certificate of incorporation, and (y) the bylaws of Purchaser, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such bylaws. The Merger shall have the effects set forth in the DGCL.

        Section 1.02    Closing.    The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI (other than conditions with respect to actions the parties will take at the Closing itself), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Farella Braun + Martel LLP, 235 Montgomery Street, San Francisco, California 94104, or at such other location as is agreed to by the parties.

        Section 1.03    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") in a form reasonably acceptable to the parties hereto and executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time as is agreed upon by the parties and specified in the Certificate of Merger, such time being referred to herein as the "Effective Time."

        Section 1.04    Directors and Officers.    The directors and officers of Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES

        Section 2.01    Effect on Capital Stock.    As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any (i) issued and outstanding shares (the "Shares") of (A) Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") or (B) Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Company Common Stock") or (ii) common stock, par value $0.01 per share, of Purchaser (the "Purchaser Common Stock"):

          (a)    Capital Stock of Purchaser.    Each issued and outstanding share of (i) Purchaser Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and (ii) Purchaser Preferred Stock shall be converted into and become one validly issued, fully paid and nonassessable share of preferred stock of the Surviving Corporation, with the same rights, preferences and other terms as the Purchaser Preferred Stock.

          (b)    Cancellation of Treasury Stock.    Each Share held in the Company's treasury or by any of the Company's subsidiaries, Parent or any of Parent's subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)    Conversion of Company Common Stock.    Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.01(b) and other than any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive an amount equal to Eight Dollars and Twenty Five Cents ($8.25) in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.02. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 2.02 (or, if applicable, to be treated as a Dissenting Share).

        Section 2.02    Exchange of Certificates, Exchange Agent.

          (a)   Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Exchange Agent") to receive in trust the funds to which holders of the Shares shall become entitled pursuant to Section 2.01(c). At the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.01(c). Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Exchange Agent to holders of the Shares (it being understood that any and all interest earned on funds made available to the Exchange Agent pursuant to this Agreement shall be the property of, and shall be turned over to, Parent).

          (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.01 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent and the Company may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent and such other documents as may reasonably be required by the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed and the signatures thereon properly guaranteed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.02. No interest will be paid or accrued on the Merger Consideration.

          (c)    Transfer Books; No Further Ownership Rights in the Shares.    At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II. Any amounts unclaimed by holders of shares of Company Common Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Entity, as hereinafter defined) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

          (d)    Termination of Fund; No Liability.    At any time following nine months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any earnings or interest received with respect thereto) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e)    Lost, Stolen or Destroyed Certificates.    Notwithstanding anything to the contrary herein, in the event any Certificates will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate(s), the Exchange Agent will issue the Merger Consideration pursuant to Section 2.02(b) deliverable in respect of the Shares represented by such lost, stolen or destroyed Certificates.

          (f)    Withholding Taxes.    Parent and Purchaser will be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Merger Consideration payable to a holder of Shares pursuant to the Merger any such amounts as are required under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or Purchaser, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Purchaser.

        Section 2.03    Dissenting Shares.

          (a)   Notwithstanding any provision of this Agreement to the contrary, any Shares as to which the holder thereof has demanded appraisal with respect to the Merger in accordance with Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.01, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

          (b)   Notwithstanding the provisions of Section 2.03(a), if any holder of Shares who demands appraisal of his Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) such holder's right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.01(c), without interest, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.02.

          (c)   The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent or as may be required under applicable law, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

        Section 2.04    Company Stock Option Plans.

          (a)   Parent and the Company shall take all actions necessary to provide that all outstanding options to purchase shares of Company Common Stock (each, a "Company Stock Option") granted under any stock option or stock purchase plan, program or agreement to which the Company or any of its subsidiaries is a party which is outstanding immediately prior to Effective Time, whether or not then exercisable, shall, except as set forth below, be canceled as of the Effective Time and the holder thereof shall be entitled to receive an amount in cash payable at the time of cancellation of such Company Stock Option equal to the product of: (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Company Stock Option; multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Option. Such cash payment shall be subject to any required tax withholding.

          (b)   If and to the extent necessary or required by the terms of the Company Stock Option Plans (as defined in Section 3.01(c)) or pursuant to the terms of any Company Stock Option granted thereunder, each of Parent and the Company shall use its reasonable best efforts to (i) obtain the consent of each holder of outstanding Company Stock Options to the foregoing treatment of such Company Stock Options and (ii) ensure that none of Purchaser, the Company or the Surviving Corporation is or will be bound by any Company Stock Option Plan, any Company Stock Option or any other option, warrant, right or agreement which would entitle any person, other than Parent or its Affiliates, to own any capital stock of the Company, Purchaser or the Surviving Corporation or to receive any payment in respect thereof.

        Section 2.05    Subsequent Actions.    If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Purchaser or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement and the Merger, the officers and directors of the Surviving Corporation are hereby authorized to execute and deliver, in the name and on behalf of each of Purchaser or the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Purchaser or the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement and the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        Section 3.01    Representations and Warranties of the Company.    Except as disclosed in the Company SEC Documents (as defined in Section 3.01(e)) or as set forth on the Disclosure Schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Purchaser as follows:

          (a)    Organization, Standing and Corporate Power.    Each of the Company and Golden State Vintners, Inc., a California corporation (the "Company Subsidiary"), is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite power, corporate or other, and authority to carry on its business as now being conducted. Each of the Company and the Company Subsidiary is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have a Material Adverse Effect. The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of the Company and the Company Subsidiary with all amendments and restatements through the date hereof.

          (b)    Subsidiaries.    The Company Subsidiary is the only subsidiary of the Company. All of the outstanding shares of capital stock of the Company Subsidiary have been validly issued and are fully paid and nonassessable, are owned directly by the Company, free and clear of all pledges, claims, liens, security interests, options, rights of first refusal, easements, mortgages, charges, deeds of trust, rights-of-way, restrictions, encroachments, licenses, leases, permits, security agreements, or any other encumbrances, restrictions or limitations of any kind or nature whatsoever (collectively, "Liens"), and are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except for shares of capital stock of the Company Subsidiary owned by the Company, there are not issued, reserved for issuance or outstanding any shares of capital stock or other voting securities of the Company Subsidiary, any securities of the Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company Subsidiary or any warrants, calls, or options to acquire from the Company Subsidiary, or obligation of the Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company Subsidiary, and there are no outstanding obligations of the Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than its interests in the Company Subsidiary and in SDG/Commerce 201, LLC, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

          (c)    Capital Structure.    The authorized capital stock of the Company consists of (i) 6,000,000 shares of Class A Common Stock, (ii) 54,000,000 shares of Class B Common Stock, (iii) 100,000 shares of 12% Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share (the "Senior Preferred Stock"), and (iv) 4,900,000 shares of undesignated Preferred Stock, par value $0.01 per share (the "Preferred Stock "). At the close of business on the date hereof: (i) 4,342,528 shares of Class A Common Stock, (ii) 5,170,459 shares of Class B Common Stock, (iii) no shares of Senior Preferred Stock, and (iv) no shares of Preferred Stock, are issued and outstanding. At the close of business on the date hereof: (i) no shares of Class A Common Stock, Senior Preferred Stock or Preferred Stock and (ii) 21,884 shares of Class B Common Stock, are held by the Company in its treasury or by the Company Subsidiary. At the close of business on the date hereof: (i) 362,832 shares of Class A Common Stock and (ii) 1,531,093 shares of Class B Common Stock, are reserved for issuance in the aggregate pursuant to the Company's 1996 Stock Option Plan (the "Stock Option Plan"), of which (i) 362,832 shares of Class A Common Stock and (ii) 503,300 shares of Class B Common Stock are subject to outstanding Company Stock Options. At the close of business on the date hereof, 448,000 shares of Class B Common Stock were reserved for issuance in the aggregate pursuant to the Company's 1998 Director Stock Option Plan (the "Director Option Plan" and, together with the Stock Option Plan, the "Company Stock Option Plans"), of which 270,111 shares of Class B Common Stock are subject to outstanding Company Stock Options. All outstanding shares of capital stock of the Company are, and all shares which may be issued under currently outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or similar rights created by statute, the Second Amended and Restated Certificate of Incorporation or bylaws of the Company or any agreement to which the Company or the Company Subsidiary is a party or by which the Company or the Company Subsidiary or any of their respective assets or properties are bound. Except for issuances of Company Common Stock resulting from the issuance of Company Stock Options pursuant to the Company Stock Option Plans, there are not issued, reserved for issuance or outstanding any shares of capital stock or other voting securities of the Company, any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any warrants, calls, or options to acquire from the Company, or obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities. Except as set forth in Section 3.01(c) of the Company Disclosure Schedule, the Company has not granted any options under the Company Stock Option Plans since December 31, 2003. Since the date of its initial public offering, the Company has not issued any shares of Company Common Stock except in connection with the exercise of a Company Stock Option.

          (d)    Authority; Noncontravention.    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.01(l)), to consummate the transactions contemplated by this Agreement, including the Merger (collectively, the "Transactions"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. The Company Board, at a meeting duly called and held, duly adopted resolutions (i) approving and declaring advisable this Agreement, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Transactions on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or the Company Subsidiary under, (i) the certificate of incorporation or bylaws of the Company or the Company Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract, instrument, permit, or license to which the Company or the Company Subsidiary is a party or by which the Company or the Company Subsidiary or the Company's or the Company Subsidiary's properties or assets is bound or affected or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Company Subsidiary or the Company's or the Company Subsidiary's properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens (other than Permitted Liens) that would not have a Material Adverse Effect. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by the Company or the Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for: (1) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined in Section 5.01) and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Transactions; (2) the filing of the Certificate of Merger (including the Surviving Corporation Certificate) with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or the Company Subsidiary is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) the filing of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the waiting period thereunder; and (4) such other consents, approvals, orders or authorizations the failure of which to be made or obtained would not have a Material Adverse Effect.

          (e)    Reports; Financial Statements.

              (i)  The Company has timely filed or furnished, as applicable, all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished with the SEC since January 1, 2001 (collectively, the "Company SEC Documents"), and has previously made available or delivered to Parent true and complete copies of all Company SEC Documents, including all exhibits thereto. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed (as supplemented or amended by subsequently filed Company SEC Documents filed prior to the date hereof) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared (except, in the case of unaudited statements, as permitted by Form 10—Q of the SEC) in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in connection with this Agreement or the Transactions or (C) for liabilities incurred in the ordinary course of business since the respective dates of such financial statements, neither the Company nor any of its subsidiaries has any liabilities required by GAAP to be reflected on a balance sheet which would have a Material Adverse Effect.

             (ii)  Since January 1, 2001, the Company and the Company Subsidiary have not created or effected any securitization transactions or "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations

    ("Regulation S-K"). The statements of operations included in the financial statements of the Company included in the Company SEC Documents do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly specified therein. Except for normal or recurring liabilities incurred in the ordinary course of business of the Company consistent with past practice, neither the Company nor the Company Subsidiary has incurred any liabilities of any nature, whether accrued, contingent or otherwise, which would constitute a Material Adverse Effect. The Company is in compliance with all applicable corporate governance requirements of the Nasdaq and all applicable requirements of The Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

          (f)    Information Supplied.    The Proxy Statement (as defined in Section 5.01) will, at the date it is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting (as defined in Section 5.01), not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information that Parent or Purchaser supplied to it expressly for inclusion therein or for incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          (g)    Absence of Certain Changes or Events.    Except for liabilities incurred in connection with this Agreement or the Transactions, since December 31, 2003, each of the Company and the Company Subsidiary has conducted its business only in the ordinary course and in a manner consistent with past practice, and there has not been (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or the Company Subsidiary's capital stock, (iii) any split, combination or reclassification of any of the Company or the Company Subsidiary's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company or the Company Subsidiary's capital stock, except for issuances of Company Common Stock under the Company Stock Option Plans, (iv) (A) any granting by the Company or the Company Subsidiary to any director, officer or employee of the Company or the Company Subsidiary of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or in connection with the hiring or promotion of any such director, officer or employee or increases required under any written employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (B) any granting by the Company or the Company Subsidiary to any director, officer or employee of any severance or termination pay or any increase in severance or termination pay, except in connection with the hiring of any such officer, or (C) any entry by the Company or the Company Subsidiary into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any director, officer, or employee, except in connection with the hiring of any such director or officer, (v) except insofar as may be required by a change in GAAP, any change in accounting methods, principles or practices by the Company or the Company Subsidiary materially affecting its assets, liabilities or business, (vi) any tax election that would have a Material Adverse Effect or materially affect any of the Company's or the Company Subsidiary's tax attributes or any settlement or compromise of any material income tax liability of the Company or the Company Subsidiary, (vii) any sale, exchange, transfer, disposition or grant of any Lien on any real property of the Company or the Company Subsidiary in an amount exceeding $250,000; (viii) any event or change that had a Material Adverse Effect or constituted a Material Adverse Change, (ix) any action that would have been prohibited by Section 4.01 had it been in effect or (x) any agreement to do any of the foregoing.

          (h)    Compliance with Applicable Laws; Litigation.    Each of the Company and the Company Subsidiary holds all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the business of the Company and the Company Subsidiary as currently conducted by each of them (collectively, the "Company Permits"), except where the failure to have any such Company Permits would not have a Material Adverse Effect. Each of the Company and the Company Subsidiary is in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply would not have a Material Adverse Effect. The Company has not received written notice of any violation of any applicable law or that any Company Permit will be terminated or modified or cannot be renewed in the ordinary course of business. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to the Company or the Company Subsidiary or any of the Company or the Company Subsidiary's properties is pending or, to the knowledge (as defined in Section 8.03) of the Company or the Company Subsidiary, overtly threatened against the Company or the Company Subsidiary, other than, in each case, those the outcome of which would not have a Material Adverse Effect.

          (i)    Benefit Plans.    Section 3.01(i) of the Company Disclosure Schedule contains a true and complete list of all written employee benefit plans, programs, policies, agreements, all deferred compensation plans, programs or arrangements, all stock option, restricted stock or other compensation plans, (including, without limitation, plans described in Section 3(3) of ERISA and multiemployer plans as defined in Sections 4001(a)(3) and (3)(37)(A) of ERISA and any labor agreements relating to any of the foregoing) (i) under which the Company or the Company Subsidiary has liability or (ii) which is maintained, sponsored, contributed to or required to be contributed to during the three-year period ending on the date of this Agreement by the Company or the Company Subsidiary on behalf of any current or former employee or director of the Company or the Company Subsidiary or any former Subsidiary of the Company or other person formerly controlled by the Company (collectively, the "Company Benefit Plans").

          (j)    ERISA Compliance.

              (i)  With respect to each Company Benefit Plan: (A) each such Company Benefit Plan currently in effect is legally valid and binding, benefits under such plan are as represented in the documents evidencing such Company Benefit Plan, the Company and the Company Subsidiary have no announced plan or commitment to modify or amend any such Company Benefit Plan, except for required amendments described in clause (B) below, or to increase benefits payable thereunder and, except for Company Benefit Plans listed on the Company Disclosure Schedule as having been terminated, each such Company Benefit Plan has been maintained in full force and effect; (B) if intended to qualify under Section 401(a) or 403(a) of the Code, (1) Section 3.01(j)(i) of the Company Disclosure Schedule so identifies each such Company Benefit Plan, (2) such Company Benefit Plan so qualifies in both form and operation, and (3) its trust is exempt from taxation under Section 501(a) of the Code; (C) such Company Benefit Plan has been administered and enforced in substantial compliance with the applicable provisions of the Code and ERISA and the terms of such Company Benefit Plan and any related collective bargaining agreement; (D) there are no actions, suits or claims pending against such Company Benefit Plan or affecting any fiduciary thereof other than claims for benefits made in the ordinary course; (E) there are presently no outstanding judgments, decrees or orders of any court or other Governmental Entity against or affecting the Company Benefit Plans, any fiduciaries thereof or the assets of any trust or insurance contract thereunder, (F) no reportable event (within the meaning of Section 4043(b) of ERISA and the regulations thereunder) has occurred during the five-year period ending on the date of this Agreement (G) all material reports and disclosures relating to the Company

    Benefit Plans required to be filed with or furnished to Governmental Entities, participants or beneficiaries on or prior to the Effective Time have been or will be filed or furnished in a timely manner and in accordance with applicable law, (H) all required contributions have been made on a timely basis; (I) all contributions made or required to be made under such Company Benefit Plan and intended to be deductible under the Code meet the requirements for deductibility under the Code; (J) with respect to each Company Benefit Plan subject to either Section 412 of the Code or Section 302 of ERISA (1) Section 3.01(j)(i) of the Company Disclosure Schedule identifies each such Company Benefit Plan, (2) such Company Benefit Plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable, (3) such Company Benefit Plan has not incurred an accumulated funding deficiency during the five-year period ending on the date of this Agreement, whether or not waived, nor does any liability or obligation exist with respect to any accumulated funding deficiency for any time prior to such period and (4) the fair market value of the assets of such Company Benefit Plan equals or exceeds the present value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA; and (K) future compliance with the requirements of ERISA or the Code as in effect at the Effective Time or with any collective bargaining agreements to which the Company or any Company Subsidiary is a party at the Effective Time will not result in any increase in the rate of benefit accrual or the liabilities of the Company or any Subsidiary under the Company Benefit Plan (except as such increase may result from changes in Applicable law). No event has occurred in connection with which the Company or any Company Subsidiary could reasonably be expected to be subject to any material liability under Section 406, 409, 502(i) or 502(1) of ERISA, or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Company or any Company Subsidiary has agreed or is required to indemnify any person against any such material liability.

             (ii)  To the knowledge of the Company, no amount is due or owing by the Company or any Company Subsidiary to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA in respect of any Company Benefit Plan for any reason. No Company Benefit Plan has been terminated nor has any filing been made with the PBGC for the termination of any Company Benefit Plan subject to the provisions of Title IV of ERISA in a manner that has resulted or could reasonably be expected to result in any material liability of the Company or any Company Subsidiary to the PBGC. The PBGC has not taken any action relating to the termination of or the appointment of a trustee to administer any Company Benefit Plan nor do conditions currently exist which could reasonably be expected to give rise to a termination proceeding brought by the PBGC with regard to any such Company Benefit Plan.

            (iii)  Section 3.01(j)(iii) of the Company Disclosure Schedule identifies each Company Benefit Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"). In the case of each Multiemployer Plan, the Company Disclosure Schedule sets forth the contributions made to each such Multiemployer Plan by the Company or the Subsidiaries for the twelve months ended on the last day of the most recent fiscal year of each such Multiemployer Plan. With respect to each Multiemployer Plan, to the knowledge of the Company: (i) each such Multiemployer Plan that is intended to qualify under Section 401(a) of the Code and operation and has received a favorable determination letter from the Internal Revenue Service that such Multiemployer Plan is qualified under such section, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and nothing has occurred since the date of the most recent determination letter that has affected adversely or could reasonably be expected to affect adversely such qualification or exemption; (ii) each such Multiemployer Plan is in compliance in all material respects with its terms and all governing documents as well as with the requirements prescribed by all applicable statutes, orders and governmental rules and regulations, including without limitation, ERISA and the Code; (iii) there are no actions or proceedings (other than routine claims for benefits) pending, threatened or anticipated; and (iv) no such Multiemployer Plan is under audit or investigation by either the IRS, U. S. Department of Labor, PBGC or other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any Tax, fine or penalty. The Company Disclosure Schedule also identifies each Multiemployer Plan that is subject to Title IV of ERISA (a "Multiemployer Pension Plan"). With respect to each Multiemployer Pension Plan: (i) none of the Company or any of the Company Subsidiary has received a notice that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax or that any such plan is or may become "insolvent" (within the meaning of Section 4245 of ERISA); (ii) none of the Company or any of the Company Subsidiary has withdrawn therefrom in a complete withdrawal (within the meaning of Section 4203 of ERISA) or a partial withdrawal (within the meaning of Section 4205 of ERISA) or received any notice of any claim or demand in respect thereof; and (iii) to the knowledge of the Company, no withdrawal liability to any Multiemployer Pension Plan has been or is expected to be incurred with respect to any Multiemployer Pension Plan.

            (iv)  During the five year period ending at the Effective Time, none of the Company or any of the Company Subsidiary has transferred a defined benefit plan (as defined in Section 3(35) of ERISA) to a corporation that was (at the time of transfer) a member of a different controlled group of corporations (within the meaning of Section 4001(a)(14) of ERISA) than the transferor. Neither the Company nor any Company Subsidiary has ever sponsored, maintained, contributed to, or had any obligation to contribute to, a single-employer plan which has two or more contributing sponsors at least two of whom are not under common control.

             (v)  With respect to each Company Benefit Plan which is a "welfare plan" (as defined in Section 3(1) of ERISA): (A) no such plan provides medical or death benefits with respect to current or former employees of the Company or the Company Subsidiary beyond their termination of employment (other than coverage mandated by law); (B) there are no provisions, assets, surplus or prepaid premiums under any such plan reflected on the most recent consolidated balance sheet included in the Company SEC Documents, except for accrued vacation pay; and (C) to the knowledge of the Company, each such plan has, to the extent applicable, been administered in substantial compliance with Sections 601-609 of ERISA and Section 4980B(f) of the Code.

            (vi)  The consummation of the Transactions will not (A) entitle any individual to severance pay, (B) increase the amount or accelerate the time of payment or vesting of compensation due or of benefits payable under any Company Benefit Plan with respect to any individual, (C) cause any amount to be treated as an "excess parachute payment" under Section 280G of the Code or (D) result in any liability of the Company or the Company Subsidiary under Title IV of ERISA or any multiemployer pension or welfare benefit plan.

          (k)    Taxes.

              (i)  The Company has made available or furnished to Parent all Tax Returns filed by the Company with respect to it and the Company Subsidiary for all periods ending on or after June 30, 2000 and before the date of this Agreement, and supporting information, claims for refunds of Taxes and any amendments, supplements, or other information supplied to the taxing authorities for all such periods. The Company and the Company Subsidiary have timely filed all Tax Returns required by law to be filed by them prior to the date of this Agreement and such Tax Returns are true, complete and correct in all material respects. The Company has paid or made adequate provision in the most recent consolidated balance sheet contained in the Company SEC Documents in accordance with GAAP for the payment of all Taxes which have accrued or have become payable with respect to the Company and the Company Subsidiary. All Taxes that the Company and the Company Subsidiary have been required to withhold or to collect have been duly withheld or collected and all withholdings and collections either have been duly and timely paid over to the appropriate Governmental Entities or are, together with the payments due or to become due in connection therewith, duly reflected on the financial statements of the Company. There are no audits, examinations, administrative proceedings or court proceedings, pending or, to the knowledge of the Company, proposed, with regard to any Taxes or Tax Returns filed by the Company or the Company Subsidiary. Neither the Company nor the Company Subsidiary have given or been requested to give waivers or extensions of any statute of limitations relating to the filing of Tax Returns or the assessment of Taxes for which the Company or the Company Subsidiary may have any undisclosed liability, except for any waiver or extension which has expired. All deficiencies asserted or assessments made as a result of any examinations have been fully paid or are adequately provided for in the most recent consolidated balance sheet contained in the Company SEC Documents, or are being contested and an adequate provision therefor has been established on such consolidated balance sheet. To the knowledge of the Company no claim has ever been made by any Governmental Entity in a jurisdiction where the Company or the Company Subsidiary do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Tax Returns of the Company and the Company Subsidiary have not been audited by the IRS (or the appropriate statute of limitations has expired) for any fiscal years through the fiscal year ending June 30, 2003. The Company and/or the Company Subsidiary do not have, and have never had, a permanent establishment in any non-U.S. country, as defined in any applicable tax treaty or convention between the United States and such non-U.S. country, or any presence in a non-U.S. country with which the United States does not have a tax treaty or convention that could subject the Company and/or the Company Subsidiary to the tax laws of such non-U.S. country.

             (ii)  Neither the Company nor the Company Subsidiary (A) is a party to any agreement providing for the allocation, payment or sharing of Taxes between the Company or the Company Subsidiary, on the one hand, and any Third Party, on the other hand; (B) has an application pending with respect to any Tax requesting permission for a change in accounting method; (C) has filed a consent, election or agreement under Section 341(f) of the Code or any similar state or local Tax elections; (D) has liability for Taxes for any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign income tax law), as transferee, successor, by contract or otherwise; and (E) has maintained its records with respect to Taxes in a commercially unreasonable manner.

          (l)    Voting Requirements.    The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Company Common Stock, voting together as a single class, at the Company Stockholders Meeting called to adopt this Agreement or any adjournment or postponement thereof to adopt this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Transactions.

          (m)    State Takeover Statutes.    The Board of Directors of the Company (the "Company Board") has approved this Agreement, the Voting Agreement and the Transactions. Assuming the accuracy of Parent's representation and warranty contained in Section 3.02(d), such approval constitutes approval of the Merger and the other Transactions by the Company Board under the provisions of Section 203 of the DGCL such that the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL do not apply to this Agreement, the Merger and the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger and the other Transactions.

          (n)    Brokers.    Except for Citigroup Global Markets Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or the Company Subsidiary. A true and correct copy of the Company's engagement letter with Citigroup Global Markets Inc. has been furnished to Parent and such engagement letter encompasses the Company's entire obligation to Citicorp Global Markets Inc. with respect to the Transactions and has not been modified or amended.

          (o)    Intellectual Property.

              (i)  The Company or the Company Subsidiary owns or has the valid right to use all U.S. and foreign patents, trademarks, service marks, trade names, trade dress, corporate names, domain names, copyrights, trade secrets, know-how and other confidential or proprietary technical and business information, inventions (patentable or unpatentable), processes, formulae and material software of any kind (including any and all documentation, information, materials, licenses, other agreements or rights, or registrations or applications for registration, relating to any of the foregoing), as well as all goodwill symbolized by any of the foregoing (collectively, "Intellectual Property") necessary to carry on the business of the Company or the Company Subsidiary, as applicable, substantially as currently conducted (collectively, the "Company Intellectual Property").

             (ii)  (A) the activities, products and services of the Company or the Company Subsidiary do not infringe upon, to the knowledge of the Company, the Intellectual Property of any other person or entity; (B) there are no claims or suits pending or for which notice has been provided or, to the knowledge of the Company, overtly threatened (X) alleging that the Company or the Company Subsidiary's activities, products or services infringe upon or constitute the unauthorized use of any other person or entity's Intellectual Property or (Y) challenging the Company or the Company Subsidiary's ownership of, right to use, or the validity or enforceability of any Company Intellectual Property or license or other agreement relating to, any Company Intellectual Property; and (C) to the knowledge of the Company, there are no infringements by third parties of any Company Intellectual Property.

            (iii)  Neither the execution, delivery nor performance of this Agreement nor the consummation of the Merger or any of the Transactions will contravene, conflict with or result in an infringement on the Surviving Corporation's right to own or use any Company Intellectual Property.

            (iv)  The Company has previously made available or delivered to Parent a list of all registered Company Intellectual Property, together with a designation of ownership. Since December 31, 2003, no registration of Company Intellectual Property has expired, been cancelled or abandoned. None of the past or present employees, officers, directors, agents, consultants, independent contractors or stockholders of the Company or the Company Subsidiary have any ownership rights in any Company Intellectual Property. All registered trademarks are registered solely in the name of the Company or the Company Subsidiary, (A) on the Principal or Supplemental Register of the United States Patent and Trademark Office, and (B) with the appropriate foreign authorities necessary for protection of the trademarks in all foreign markets where the trademarks are used, and each registration is valid, in full force and effect, and enforceable. The Company has not licensed or sublicensed to any party to use any of the Company Intellectual Property. There are no judgments, decrees or orders pending against or affecting any Company Intellectual Property owned or used by the Company or the Company Subsidiary.

          (p)    Transactions with Affiliates.    None of the executive officers or directors of the Company or the Company Subsidiary nor any Affiliate of the Company and, to the knowledge of the

  Company, none of the individuals in such officer's or director's immediate family or key employees of the Company or the Company Subsidiary is a party to any contract, transaction, understanding or arrangement with the Company or the Company Subsidiary or has any interest in any real or personal property used by the Company or the Company Subsidiary. Without limiting the generality of the foregoing, neither the Company nor the Company Subsidiary has, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or the Company Subsidiary.

          (q)    Labor Relations.    Except as identified in Section 3.01(q) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and neither has received written notice of any proposed union certification or recognition election with respect to the Company or the Company Subsidiary, nor is the Company or the Company Subsidiary the subject of any proceeding asserting that the Company or the Company Subsidiary has committed an unfair labor practice pending, or, to the knowledge of the Company, threatened before the National Labor Relations Board or any court of law or is seeking to compel the Company or the Company Subsidiary to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or the Company Subsidiary. The Company and the Company Subsidiary are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for instances of non-compliance that would not have a Material Adverse Effect. There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, color, religion, national origin, sexual preference, disability, handicap or veteran status) pending or, to the knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against the Company or the Company Subsidiary.

          (r)    Title to Property; Condition of Assets.

              (i)  Each of the Company and the Company Subsidiary has good and marketable title to all real property owned by it (the "Owned Real Property") and good title to all other tangible and intangible property owned by it. All such property is held free and clear of all Liens (other than Permitted Liens) except such as set forth in the Company SEC Documents; and all of the leases and subleases material to the business of the Company or the Company Subsidiary and under which the Company or the Company Subsidiary holds the properties set forth in the Company SEC Documents (the "Leased Real Property"), are in full force and effect and are valid, binding and enforceable, and the Company or the Company Subsidiary has not received any notice of any material claim of any sort (a) that has been asserted by anyone adverse to the rights of the Company or the Company Subsidiary under any of the leases or subleases mentioned in this Section 3.01(r) or (b) that affects or questions the rights of the Company or Company Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

             (ii)  Neither the Company nor the Company Subsidiary has received any written notice that any entity or Governmental Entity considers the operation, use or ownership of the Owned Real Property or the Leased Real Property to have violated any zoning, land use or similar laws, ordinances, rules, regulations or administrative interpretations applicable thereto, or that any investigation has been commenced regarding such possible violation. To the knowledge of the Company, the present use and operation of the Owned Real Property and the Leased Real Property is in compliance with all existing zoning, land use and similar laws, ordinances, rules, regulations or administrative interpretations applicable thereto. No condemnation or eminent domain proceeding against any part of the Owned Real Property or Leased Real Property is pending or, to the knowledge of the Company, threatened. All operating facilities located on the Owned Real Property and the Leased Real Property are supplied with utilities and other services, assuming the operation of such utilities, in such amounts as are reasonably necessary for the current operation of such facilities, including gas, electricity, water, waste water, irrigation, drainage, and similar reasonably required services.

            (iii)  All of the tangible personal property used in the operation of the business (including, without limitation, the physical plants and equipment) of the Company and the Company Subsidiary has been maintained in accordance with standard industry practice or is in sufficient operating condition and repair for the operation of the business of the Company and the Company Subsidiary as currently conducted, except for ordinary wear and tear and such repair, maintenance or replacement items as are set forth on Section 3.01(r) to the Company Disclosure Schedule.

          (s)    Environmental Matters.

              (i)  The operations of the Company and the Company Subsidiary have been and are currently in compliance with all applicable Environmental Laws, including without limitation the possession of and compliance with all permits, licenses, authorizations and approvals required under applicable Environmental Laws (the "Environmental Permits"). There are no present, and to the knowledge of the Company there have not been any past, violations under any such Environmental Permits, and there are no present, and to the knowledge of the Company there have not been any no past, events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with any applicable Environmental Law.

             (ii)  Neither the Company nor the Company Subsidiary has received any written complaint, claim, notice or request for information concerning any violation, or any liability under, any applicable Environmental Laws during the past seven years. There are no writs, injunctions, decrees, orders or judgments outstanding, relating to compliance by the Company or the Company Subsidiary with, or liability of the Company or the Company Subsidiary under, any applicable Environmental Laws. There are no environmental liens, declarations or deed restrictions affecting the properties of the Company or the Company Subsidiary. Neither the Company nor the Company Subsidiary is required by any Governmental Entity or any other person to make any expenditure to remedy any violation of Environmental Law or to enable any existing facility or plant of the Company or the Company Subsidiary to operate at its full capacity.

            (iii)  Except as permitted by applicable Environmental Laws and the Environmental Permits, no Hazardous Substances are or, to the knowledge of the Company, have been, stored or otherwise held or released on, under or about any properties owned by, leased by or leased to, or operated by the Company or the Company Subsidiary during or, to the knowledge of the Company, prior to, the Company's or the Company Subsidiary's period of ownership, lease or operation of the property.

            (iv)  No Hazardous Substance underground storage tanks currently exist or, to the knowledge of the Company, have existed on any properties currently owned by, leased by or leased to, or operated by the Company or the Company Subsidiary. No Hazardous Substance underground storage tanks existed on any properties previously owned by, leased by or leased to, or operated by the Company or the Company Subsidiary during or, to the knowledge or the Company, prior to, the Company's or the Company Subsidiary's period of ownership, lease, or operation of the property.

             (v)  Neither the Company nor the Company Subsidiary: (A) has disposed of or buried any Hazardous Substances located in or on any properties currently or previously owned by, leased by or to, or operated by the Company or the Company Subsidiary, or have any been released by the Company or the Company Subsidiary except in compliance with all applicable Environmental Laws; (B) has received any written notice from any person or entity alleging that the Company or the Company Subsidiary has disposed of any Hazardous Substance on any properties currently or previously owned by, leased by or to, or operated by the Company or the Company Subsidiary; or (C) has disposed of any Hazardous Substance on third-party sites in violation of any Environmental Law or incurred any liability for the unlawful generation, treatment, storage or disposal, of Hazardous Substances.

            (vi)  To the knowledge of the Company, each of the Company and the Company Subsidiary has provided to Parent all environmental audits, site assessments, or reports, environmental impact statements, and liability studies prepared within the past 15 years by or for the Company or the Company Subsidiary, or by or for any Third Party, including Government Authorities, insurance companies or financial institutions, in each case to the extent in the possession or control of the Company or the Company Subsidiary.

          (t)    Insurance.    The Company and the Company Subsidiary have been covered during the past five years by insurance, issued by companies believed by the Company to be sound and reputable, in scope and amount customary and reasonable for the businesses in which it has been engaged during such period. No notice of cancellation or termination or rejection of any claim has been received by the Company or the Company Subsidiary with respect to any such policy in the last year. During the past five years, all insurance policies covering general liability maintained by or for the benefit of the Company or its Subsidiaries have been "occurrence" policies and not "claims made" policies.

          (u)    Absence of Product Recall.    The Company and the Company Subsidiary have not, for the past three years, recalled any products made, bottled, distributed or sold by the Company or the Company Subsidiary and neither the Company nor the Company Subsidiary is now, nor has it ever been, under any obligation to do so, and there is no reasonable basis known to the Company or the Company Subsidiary for any such recall.

          (v)    Grape Vines.    To the knowledge of the Company, the grape vines on the vineyard portion of the Owned Real Property and the Leased Real Property are in good condition, and free in all material respects of disease, infestation or other defects.

          (w)    Material Contracts.

              (i)  Except for contracts, agreements or other instruments that have been filed by the Company as exhibits to the Company SEC Documents pursuant to Item 601(b)(10) of Regulation S-K ("Public Contracts") and except as set forth in Section 3.01(w)(i) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiary is a party to, and none of their respective properties or other assets is subject to, any of following (which, together with the contracts set forth in Section 3.01(w)(i) of the Company Disclosure Schedule and the Public Contracts, are referred to collectively hereinafter as the "Material Contracts"): (A) any agreement or indenture relating to the borrowing of money in excess of $250,000 in principal amount or mortgaging, pledging or otherwise placing a Lien on any portion of its assets to secure an obligation in excess of $250,000 in principal amount; (B) any guaranty of any obligation for borrowed money in excess of $250,000 in principal amount; (C) any lease or sublease relating to Leased Real Property; (D) any lease or agreement under which it is lessee of or holds or operates any personal property owned by any other party with annual payments of at least $250,000; (E) any manufacturer's representative, sales agency or distribution contracts that have a term of one year or more and are not terminable by the

    Company or the Company Subsidiary on notice of six months or less without penalty; (F) any written agreement (except collective bargaining agreements and employment manuals) with any officer, director or employee of the Company or the Company Subsidiary providing for the terms of his or her employment with the Company or the Company Subsidiary and/or the terms of his or her severance or other payments upon termination of or change in such employment or any change of control of the Company, (G) any contract or agreement providing for the indemnification of any officer or director of the Company or the Company Subsidiary; (H) any contract prohibiting or materially restricting the ability of the Company or the Company Subsidiary to compete in any geographic area with any person, other than (1) distribution (including independent sales representative) contracts that have a term of less than one year or are terminable by the Company or the Company Subsidiary on notice of six months or less without penalty, and, in each case, which are not material to the Company and (2) supplier and customer agreements relating to nondisclosure of confidential information of the other party which are not material to the Company or the Company Subsidiary; (I) any contract the terms of which require the consent of the counter-party under the proposed Transactions; (J) any joint venture agreement, partnership agreement or other similar contract involving a sharing of profits and expenses; (K) any contract or group of related contracts with the same party relating to the 2005 or any subsequent vintage with payments of $500,000 or more; or (L) any contract or group of related contracts with the same party for the purchase, sale or provision of goods (including grapes, bulk wine or case goods), inventories, supplies or services (including winemaking, processing, barrel fermentation and bottling and storage services) relating to the 2005 or any subsequent vintage with payments in any year of $500,000 or more. The Company has made available to Parent true, correct and complete copies of each such Material Contract that is not a Public Contract.

             (ii)  Neither the Company nor the Company Subsidiary has breached, is in default under, or has received written notice of any breach of or default under (or, would be in default, breach or violation with notice or lapse of time, or both), any Material Contract. To the knowledge of the Company, no other party to any of the Material Contracts has breached or is in default of any of its obligations thereunder in any material respect. Each of the Material Contracts is legal, valid, binding and enforceable. The consummation of the Transactions will not result in a violation or breach of any Material Contract by the Company or the Company Subsidiary.

          (x)    Opinion of Financial Advisor.    The Company Board has received the opinion of Citigroup Global Markets Inc. to the effect that, as of the date of its opinion, the Merger Consideration is fair, from a financial point of view, to the holders of the Class B Common Stock.

          (y)    Disclosure.    None of this Agreement, the Company Disclosure Schedule, any Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied to Parent or its representatives by or on behalf of the Company or the Company Subsidiary in connection with the Transactions contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein and/or therein not misleading, except as would not have a Material Adverse Effect.

        Section 3.02    Representations and Warranties of Parent.    Parent represents and warrants to the Company as follows:

          (a)    Organization, Standing and Corporate Power.    Each of Parent and Purchaser is a corporation or other legal entity duly formed or organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of Parent and Purchaser is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Parent Material Adverse Effect.

          (b)    Authority; Noncontravention.    Each of Parent and Purchaser has all requisite limited liability company or corporate power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly authorized by all necessary limited liability company or corporate action, as applicable, on the part of the Manager (in its own capacity and as manager of Parent) and Purchaser. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement by Parent and Purchaser does not, and the consummation of the Transactions and compliance with the provisions of this Agreement by Parent and Purchaser will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, (i) the certificate of incorporation or bylaws (or similar organizational documents) of Parent or Purchaser, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract, instrument, permit or license to which Parent or any of its subsidiaries is a party or by which Parent, any of Parent's subsidiaries or any of their respective properties or assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens (other than Permitted Liens) that would not have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent, Purchaser or any of their subsidiaries in connection with the execution and delivery of this Agreement by Parent or Purchaser or the consummation by Parent or Purchaser of the Transactions, except for: (1) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions; (2) the filing of the Certificate of Merger (including the Surviving Corporation Certificate) with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) the filing of a pre-merger notification and report form by the LLC under the HSR Act and the expiration or termination of the waiting period thereunder and the filing of comparable pre-merger notifications in non-U.S. jurisdictions, if applicable, and the expiration of any mandatory waiting periods thereunder; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not have a Parent Material Adverse Effect.

          (c)    Information Supplied.    None of the information supplied or to be supplied by Parent or Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)    Ownership of Company Common Stock.    Neither Parent, nor Purchaser nor any of their subsidiaries beneficially owns (as defined in Rule 13d—3 under the Exchange Act) any Shares.

          (e)    Sufficient Funds.    Parent will have, as and when required, and will make available to Purchaser, sufficient funds to purchase all of the Shares outstanding on a fully diluted basis at a price equal to the Merger Consideration in accordance with the terms of this Agreement.

          (f)    Brokers.    Except for JP Morgan Securities Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

          (g)    No Prior Activities.    Purchaser was formed solely for the purpose of engaging in the Transactions, has no subsidiaries and has undertaken no business activities other than in connection with entering into this Agreement and engaging in the Transactions.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 4.01    Conduct of Business of the Company or the Company Subsidiary.    The Company agrees that, except as: (i) set forth in Section 4.01 of the Company Disclosure Schedule, (ii) otherwise expressly permitted, required or specifically contemplated by this Agreement or (iii) consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time:

          (a)   The Company shall, and it shall cause the Company Subsidiary to, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organization (other than internal organizational realignments), to keep available the services of its current officers and other current key employees and to maintain satisfactory relationships with customers, suppliers, licensors, distributors and others having significant business dealings with the Company and the Company Subsidiary.

          (b)   The Company shall not, and shall not permit the Company Subsidiary to: (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock other than intercompany payments between the Company and the Company Subsidiary; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date hereof under the Company Stock Option Plans or in connection with other awards under the Company Stock Option Plans outstanding as of the date hereof in accordance with their present terms; (iii) except pursuant to agreements entered into with respect to the Company Stock Option Plans outstanding as of the date hereof in accordance with their present terms, purchase, redeem or otherwise acquire any shares of capital stock of the Company or the Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (iv) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options which (A) are outstanding as the date hereof or (B) are granted pursuant to the automatic grant provisions of the Director Option Plan, in each case in accordance with the present terms thereof); (v) amend its certificate of incorporation or bylaws or any similar charter document; (vi) acquire any real property, any vineyards, any business or any person; (vii) acquire any equipment other than in the ordinary course of business consistent with past practice or in connection with the matters disclosed in Section 4.01(b)(xi) of the Company Disclosure Schedule; (viii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real property, vineyards, plants, equipment or other assets (including securitization), other than the sale of inventory at fair market value in the ordinary course of business consistent with past practice; (ix) incur or prepay any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any person other than the Company Subsidiary, except in the ordinary course of business consistent with past practice; (x) fail to maintain insurance consistent with past practices for its business; (xi) change any accounting method or practice except insofar as may be required by a change in GAAP; (xii) make or enter into any binding commitment for any capital expenditures or related group of capital expenditures of $500,000 or more in the aggregate except as set forth in Section 4.01(b)(xii) of the Company Disclosure Schedule; (xiii) enter into, modify, amend or terminate any Material Contract or waive, release or assign any material rights or claims thereunder; (xiv) initiate any material new product promotions, material product discounts or other material price decreases (in each case except in connection with close-out of current finished goods or to meet or anticipate market conditions in the ordinary course of business), (xv) increase the amount outstanding on its existing working capital line of credit above $11,500,000; (xvi) enter into any contract, commitment or understanding with any Affiliate, officer, director or stockholder; (xviii) take, or agree to commit to take, any action that would result in or would be reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied, or that would materially impair the ability of the Company, Parent or Purchaser to consummate the Merger in accordance with the terms hereof or materially delay such consummation; or (xix) authorize, or commit or agree to take, any of the foregoing actions.

          (c)   The Company shall not, and shall not permit the Company Subsidiary to, permit or authorize Jeffrey B. O'Neill, acting in his capacity as the Chief Executive Officer of the Company, or acting or purporting to act in any other capacity on behalf of the Company, to enter into, make any binding commitment to enter into, modify or terminate, any contract, commitment, arrangement or understanding that is or may be binding on the Company, without, in each case, having obtained the prior approval of the entire Company Board at a meeting duly called and duly held.

        Section 4.02    No Solicitation by the Company.

          (a)   The Company shall, and it shall cause the Company Subsidiary and each officer, employee, agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or the Company Subsidiary) (each, a "Representative") of the Company and the Company Subsidiary to, immediately cease any discussions or negotiations with any other parties conducted heretofore (other than Parent and the Purchaser) with respect to any Takeover Proposal (as defined below). The Company shall, and it shall require the Company Subsidiary and the Representatives to, promptly after the Company Stockholder Approval, require any party that previously received any confidential information of the Company or the Company Subsidiary in connection with any Takeover Proposal to immediately return or destroy such information. The Company shall not, nor shall it permit the Company Subsidiary or any Representative of the Company or the Company Subsidiary to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal or (ii) solicit, initiate, encourage, facilitate or otherwise participate in any discussions or negotiations regarding, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the foregoing by any Representative of the Company, any Representative of the Company Subsidiary or the Company Subsidiary shall be a violation of this Section by the Company. Notwithstanding the foregoing, at any time prior to receipt of Company Stockholder Approval, in response to a bona fide written Takeover Proposal that the Company Board determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, constitutes or is likely to lead to a Superior Proposal (as defined below), and which Takeover Proposal was not solicited in violation of this Agreement and did not otherwise result from a breach of this Section 4.02(a), the Company may, if the Company Board determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law, and after providing written notice of its decision to take such action to Parent (the "Company Notice") and compliance with Section 4.02(c), following delivery of the Company Notice: (x) furnish information with respect to the Company to any person making such a Takeover Proposal pursuant to a customary confidentiality agreement not less restrictive of such person as the Confidentiality Agreement (as defined in Section 5.02) between the Company and Parent (as reasonably determined by the Company after consultation with its outside counsel), provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with such person regarding such a Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (v) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Company or the Company Subsidiary, (w) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or the Company Subsidiary, (x) tender offer or exchange offer that if consummated would result in any person beneficially owning (as defined in Rule 13d-3 under the Exchange Act) 15% or more of any class of equity securities of the Company or the Company Subsidiary, (y) "Rule 13(e)(3) transaction" as defined in Rule 13e-3(a)(3) under the Exchange Act with respect to the Company, regardless of the form of such transaction or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or the Company Subsidiary, other than the Transactions.

          (b)   Except as expressly permitted by this Section 4.02, neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation or declaration of advisability by the Company Board or any committee thereof of the Merger or the Transactions, (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Takeover Proposal (other than from the Parent or Purchaser) or (iii) cause or authorize the Company or the Company Subsidiary to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, at any time prior to receipt of Company Stockholder Approval, in the event that the Company Board determines in good faith, after consultation with the Company's outside counsel and its financial advisors, that a Takeover Proposal is a Superior Proposal, the Company Board may, if the Company has fully complied with Section 4.02(a) and if the Company Board determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law (subject to this and the following sentences): (w) withdraw or adversely modify its approval or recommendation of the Transactions or the matters to be considered at the Company Stockholders Meeting, (x) approve or recommend such

  Superior Proposal, (y) terminate this Agreement and (z) enter into a Company Acquisition Agreement with respect to such Superior Proposal, but only after three business days following Parent's receipt of a written notice ("Notice of Adverse Recommendation") advising Parent that the Company Board is prepared to terminate this Agreement (which notice shall include all information required in a Company Notice) and only if during such three business day period, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein on such adjusted terms; it being understood and agreed that any material change in the terms and conditions of the Superior Proposal following such negotiations with Parent shall require a new Notice of Adverse Recommendation from the Company to the Parent and a new three business day period. In determining whether to send a Notice of Adverse Recommendation in response to a Superior Proposal, the Company Board shall take into account any changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise. For purposes of this Agreement, a "Superior Proposal" means (A) any bona fide written proposal made by a Third Party that if consummated would result in such Third Party acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company or the Company Subsidiary or (B) any "Rule 13(e)(3) transaction" as defined in Rule 13e-3(a)(3) under the Exchange Act with respect to the Company, regardless of the form of such transaction, in either case otherwise on terms which the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such Proposal or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including, without limitation, the presence or absence of a financing contingency.

          (c)   In addition to the obligations of the Company and the Company Subsidiary set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent in writing of any Takeover Proposal, and any Company Notice shall specify in writing the material terms and conditions of any such Takeover Proposal and the identity of the person making such Takeover Proposal. The Company shall (i) keep Parent fully informed of the status and material terms and conditions (including any material change to the terms thereof) of any such Takeover Proposal and (ii) provide Parent as soon as practicable after receipt or delivery thereof with copies of any such Takeover Proposal or correspondence concerning material developments or material changes with respect to any such Takeover Proposal.

          (d)   Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would constitute a violation of applicable law; provided, however, that in no event shall the Company, the Company Subsidiary, or the any committee thereof (or any of their respective representatives or advisors) take, or agree or resolve to take, any action prohibited by Section 4.02(b).

        Section 4.03    Compensation Plans.    During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that, except as set forth in Section 4.03 of the

Company Disclosure Schedule, it shall not, and it shall not permit the Company Subsidiary to, do any of the following without the prior written consent of Parent, except as required by applicable law or pursuant to existing contractual arrangements:

          (a)   enter into, adopt or amend any Company Benefit Plans to materially increase the benefits thereunder;

          (b)   grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or employees (including any such increase pursuant to any Company Benefit Plans) or any increase in the compensation payable or to become payable to any officer, except for increases in compensation in the ordinary course of business consistent with past practice, or enter into any contract or arrangement to do any of the foregoing, except for normal increases and non-stock benefit changes in the ordinary course of business consistent with past practice;

          (c)   make any material change in any Company Benefit Plans arrangement or enter into any employment or similar agreement or arrangement with any employee; provided, however, that the foregoing shall not preclude the Company from (i) accelerating, amending or changing the period of exercisability of outstanding Company Stock Options or authorize cash payments in exchange for any such Company Stock Options or (ii) accelerating the vesting of any outstanding Company Stock Option pursuant to Section 16 of the Company Stock Plan; or

          (d)   enter into or renew any contract or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the Transactions.

ARTICLE V

ADDITIONAL AGREEMENTS

        Section 5.01    Stockholders' Meeting; Proxy Statement.

          (a)   The Company, acting through the Company Board, shall, in accordance with applicable law:

              (i)  promptly establish a record date (which shall be as soon as practicable after the date of this Agreement) for, duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement; provided that if in accordance with the terms of the Voting Agreement, SBIC Partners, L.P., a Texas limited partnership, provides its written consent to approve and adopt this Agreement and the Transactions, the Company shall in lieu of such special meeting of the Company's stockholders take such other action as is required or advisable to comply with applicable law concerning stockholder notice and approval of this Agreement and the Transactions (the stockholder approval under this Section 5.01(a)(i), the "Company Stockholders Meeting"));

             (ii)  prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable best efforts to obtain and furnish the information required to be included by applicable law and the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its stockholders; provided that that the Company (A) will promptly notify Parent of its receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements of the Proxy Statement or for additional information; (B) will promptly provide Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger and (C) will not amend or supplement the Proxy Statement without first consulting with Parent and its counsel;

            (iii)  include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

            (iv)  if applicable, use its reasonable best efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure any vote or consent of stockholders required by Delaware law to effect the Merger.

          (b)   Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement.

        Section 5.02    Access to Information; Confidentiality.    To the extent permitted by applicable law and subject to the Agreement dated January 12, 2004, by and between Parent and the Company, as amended (the "Confidentiality Agreement"), the Company shall afford to Parent and to the officers, employees, accountants, counsel, financial advisors, financing sources and their advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to the Company and the Company Subsidiary's properties, books, financial ledgers and balances, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent all other information concerning the business, properties and personnel of the Company and the Company Subsidiary as Parent may reasonably request. On or before the twentieth business day of each month prior to Closing, the Company will deliver to Parent an unaudited balance sheet as of the prior month-end and the related unaudited financial statements for such month. Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

        Section 5.03    Reasonable Best Efforts; Cooperation.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Nothing set forth in this Section 5.03 will limit or affect actions permitted to be taken pursuant to Section 4.02.

        Section 5.04    Indemnification, Exculpation and Insurance.    Prior to the Effective Time, the Company shall obtain and pay in full the premium for "tail-coverage" for a period of six years with respect to the policy of directors' and officers' liability insurance (the "Policy") existing as of the date hereof providing for the benefit of those persons who are directors and officers of the Company or the Company Subsidiary at the date hereof and at the Effective Time (the "Covered Persons") for a one-time premium not to exceed $1,300,000. For a period of six years following the Effective Time, Parent shall (a) not take any action to cancel, amend or otherwise reduce the coverage under such

Policy and (b) cause the Company Subsidiary to indemnify and hold harmless (including any obligations to advance expenses) the Covered Persons in respect of acts or omissions occurring in their capacities as directors and officers of the Company or the Company Subsidiary prior to the Effective Time to the fullest extent (i) permitted under the DGCL, the Company's Second Amended and Restated Certificate of Incorporation and bylaws and the Company Subsidiary's Articles of Incorporation and bylaws, each as in effect immediately prior to the Effective Time and (ii) covered under the Policy; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable law; and provided further, that Parent shall be obligated to indemnify and hold harmless the Covered Persons if and only if, and only to such extent, that the Company or the Company Subsidiary has transferred net assets to Parent after the Effective Time.

        Section 5.05    Public Announcements.    Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Stock Market. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties.

        Section 5.06    Employee Benefit Plans.

          (a)   Parent hereby agrees that individuals who are employed by the Company and the Company Subsidiary as of the Closing (other than officers) shall continue to be employed by the Surviving Corporation and its subsidiaries immediately following the Closing. Neither this Section 5.06 nor any other provision of this Agreement shall limit the ability or right of the Company or the Company Subsidiary to terminate the employment of any of its employees after the Closing (subject to any rights of any such employee pursuant to any contract, agreement, arrangement, policy, plan or commitment).

          (b)   From and after the Closing, for purposes of all employee benefit plans, programs and arrangements maintained by or contributed to by Parent and its subsidiaries (including, after the Closing, the Company), Parent shall, or shall cause its subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company and its Affiliates of each person who is an employee of the Company or its subsidiaries immediately prior to the Closing (a "Company Employee") (to the same extent such service is recognized under analogous plans, programs or arrangements of the Company or its Affiliates prior to the Closing) as service rendered to Parent or its subsidiaries, as the case may be, for purposes of eligibility to participate in and vesting thereunder (but not benefit accrual under defined benefit pension plans); provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit. Parent shall also cause each Parent Benefit Plan to waive any preexisting condition which was waived under the terms of any Company Benefit Plan immediately prior to the Closing or waiting period limitation which would otherwise be applicable to a Company Employee on or after the Closing. Parent shall recognize any accrued but unused vacation and sabbatical time of the Company Employees as of the Closing Date, and Parent shall cause the Company and its subsidiaries to provide such paid vacation and sabbatical time.

          (c)   Parent acknowledges that for purposes of all the applicable Company Benefit Plans, the execution of this Agreement and the consummation of the Transactions will constitute a "Change in Control" of the Company (as that term is defined in such plans, agreements and arrangements).

        Section 5.07    Purchaser Compliance.    Parent shall cause Purchaser to comply with all of its obligations under or related to this Agreement.

        Section 5.08    Voting Agreement.    Concurrently herewith, SBIC Partners, L.P. entered into a Voting and Irrevocable Proxy Agreement with Parent in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

        Section 5.09    Escrow Agreement.    Within two business days following execution of this Agreement by the Company, Parent will deposit $8.25 million in cash into an escrow account (the "Escrow Amount") pursuant to the terms of an Escrow Agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"). The Escrow Amount shall be disbursed in accordance with the terms of the Escrow Agreement.

ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.01    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    No Injunctions or Restraints.    No judgment, order (including any temporary restraining order), decree or injunction (including any preliminary injunction), entered, enforced or issued by any Governmental Entity or other similar legal restraint or prohibition (individually a "Restraint" and collectively, "Restraints") shall be in effect (i) imposing material limitations on the ability of Parent or its Affiliates to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing material limitations on the ability of Parent or its Affiliates to combine and operate the business and assets of the Company; (iii) imposing material sanctions, damages, or liabilities directly arising out of the Merger on Parent, the Managing Member or any of its officers or directors; (iv) requiring divestiture by Parent of any significant portion of the business, assets or property of the Company or of Parent or (v) preventing the consummation of the Merger; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (c)    Illegality.    There shall not be any action taken, or any statute, rule, regulation or ordinance enacted, enforced or deemed applicable to the Merger, which makes consummation of the Merger illegal.

          (d)    Antitrust Filings.    The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired, been terminated or, to the extent applicable, all approvals under such requirements shall have been obtained.

        Section 6.02    Additional Conditions to Obligations of Parent and Purchaser.    The obligations of Parent and Purchaser to effect the Merger are also subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time (except (i) for changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date (subject to the qualifications in clause (iii) below)); and (iii) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Affect" or "knowledge" of the Company set forth therein)

  would not have a Material Adverse Effect) with the same force and effect as if made on and as of the Effective Time, and Parent and Purchaser shall have received a certificate to such effect signed by the Chairman of the Company Board and Chief Financial Officer of the Company.

          (b)    Agreements and Covenants.    The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, except where the failure to perform such obligations would not have a Material Adverse Effect; and Parent and Purchaser shall have received a certificate to such effect signed by the Chairman of the Board of Directors and the Chief Financial Officer of the Company.

          (c)    Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

        Section 6.03    Additional Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct on and as of the Effective Time (except (i) for changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date (subject to the qualifications in clause (iii) below)) and (iii) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" or "knowledge" of Parent set forth therein) would not have a Parent Material Adverse Effect) with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the sole Manager of Parent.

          (b)    Agreements and Covenants.    Parent and Purchaser shall have performed in all material respects all obligations required to be performed by each under this Agreement at or prior to the Effective Time, except where the failure to perform such obligations would not have a Parent Material Adverse Effect; and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the sole Manager of Parent.

        Section 6.04    Frustration of Closing Conditions.    None of Parent, Purchaser or the Company may rely on the failure of any condition set forth in Section 6.01 to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other Transactions.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        Section 7.01    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

          (a)   by mutual written consent of Parent and the Company duly authorized by the respective boards of directors of the Manager of Parent and the Company;

          (b)   by either Parent or the Company if any Restraint having any of the effects set forth in Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

          (c)   by either Parent or the Company if Section 6.01(c) shall be in effect;

          (d)   by either Parent or the Company if the Merger shall not have been consummated by July 31, 2004; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(d) shall have used its reasonable best efforts to consummate the Merger, as required by and subject to Section 5.03;

          (e)   by either Parent or the Company if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Company stockholders or any adjournment or postponement thereof;

          (f)    by the Company:

              (i)  if Parent or Purchaser shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Parent or Purchaser, as applicable, except, in any case, for such breaches or failures to perform which would not have a Parent Material Adverse Effect (it being understood that (i) the Company may not terminate this Agreement pursuant to this Section 7.01(f)(i) after notice of such breach if such breach shall have been cured within 30 days or Company shall then be in material breach of this Agreement and (ii) no cure period shall be required for a breach which by its nature cannot be cured), and such breach or failure to perform would result in the failure to satisfy the condition set forth in Section 6.03; or

             (ii)  if the Company Board shall have exercised its termination rights set forth in Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this Section 7.01(f)(ii) to be deemed effective, the Company shall have complied with all provisions of Section 4.02, including the notice provisions therein;

          (g)   by Parent or Purchaser:

              (i)  if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Company except, in any case, for such breaches or failures to perform which would not have a Material Adverse Effect (it being understood that (i) Parent or Purchaser may not terminate this Agreement pursuant to this Section 7.01(g)(i) after notice of such breach if such breach shall have been cured within 30 days or Parent or Purchaser shall then be in material breach of this Agreement and (ii) no cure period shall be required for a breach which by its nature cannot be cured); or

             (ii)  if the Company makes a Notice of Adverse Recommendation as set forth in Section 4.02(b), whether or not permitted by the terms of this Agreement.

        Section 7.02    Effect of Termination.    In the event of termination of this Agreement by either the Company, Parent or Purchaser as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of the third sentence of Section 5.02, this Section 7.02, Section 7.03 and Article VIII, which provisions survive such termination; provided, however, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        Section 7.03    Fees and Expenses.    Except as provided in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (a)   In the event that this Agreement is terminated by the Company pursuant to Section 7.01(f)(ii) or by the Parent or Purchaser pursuant to Section 7.01(g)(ii), and the Company enters into a definitive agreement to consummate, or consummates, a transaction contemplated by any Takeover Proposal within twelve (12) months of the date of such termination, then within one business day after the date of the consummation of such transaction, the Company shall pay Parent a fee of an amount equal to One Million Eight Hundred Thousand Dollars ($1,800,000) by wire transfer of same day funds.

          (b)   In the event that (i) a Pre-Termination Takeover Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by either Parent or the Company in accordance with the terms of this Agreement and (ii) within twelve (12) months following the date of such termination the Company enters into a Company Acquisition Agreement to consummate, or consummates, a transaction contemplated by any Takeover Proposal, then within one business day after the date of the consummation of such transaction, the Company shall pay Parent a fee of an amount equal to One Million Eight Hundred Thousand Dollars ($1,800,000) by wire transfer of same day funds. A "Pre-Termination Takeover Proposal Event" shall be deemed to occur if a Takeover Proposal shall have been publicly made directly to the Company's stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal.

          (c)   In the event that this Agreement is terminated by the Company pursuant to Section 7.01(f)(ii) or by the Parent or Purchaser pursuant to Section 7.01(g)(ii), or if a Pre-Termination Takeover Proposal Event shall occur and thereafter this Agreement is terminated by either Parent or the Company in accordance with the terms of this Agreement, then within one business day after the later of the date of such termination or the presentation by Parent to Company of a demand for reimbursement of expenses incurred by Parent in connection with this Agreement and the proposed Transactions (the "Expenses"), the Company shall reimburse Parent for the amount of such Expenses (not to exceed $500,000 in the aggregate) by wire transfer of same day funds.

        Section 7.04    Amendment.    This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or the members of Parent without the further approval of such stockholders or members. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 7.05    Extension; Waiver.    At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.01    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

        Section 8.02    Notices.    All notices, requests, claims, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), or the next business day if delivered by a commercial courier guaranteeing overnight delivery to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or as of the date delivered if sent by facsimile transmission, with confirmation received, to the facsimile number specified below:

          (a)   if to Parent or Purchaser, to:

      The Wine Group LLC
      240 Stockton Street
      Suite 800
      San Francisco, CA 94108
      Telecopy No.: (415) 986-4305
      Attention: David B. Kent

      with a copy to:

      Kirkpatrick & Lockhart LLP
      Four Embarcadero Center, 10th Floor
      San Francisco, CA 94111
      Attention: Timothy S. McCann, Esq.
      Telecopy No.: 415.249.1001

          (b)   if to the Company, to

      Golden State Vintners, Inc.
      607 Airpark Road
      Napa, CA 94558
      Telecopy No.: 707.254.4920
      Attention: John Kelleher

      with copies to:

      Farella Braun + Martel LLP
      235 Montgomery Street
      San Francisco, California 94104
      Telecopy No.: (415) 954-4480
      Attention: Daniel E. Cohn, Esq.

        Section 8.03    Definitions.    For purposes of this Agreement:

          (a)   "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

          (b)   "Environmental Law" means any federal, state or local law (whether under common law, statute, rule, regulation or otherwise), requirement under permit issued with respect thereto, and other requirement of Governmental Entities relating to the environment, any Hazardous Substance, or to any activities involving Hazardous Substances or occupational health and safety, including, but not limited to, the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation And Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, collectively referred to as

  "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right To-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.

          (c)   "Hazardous Substance" means any substance, material, chemical or waste that is listed, or contains material amounts of one or more components that are defined, designated or classified as hazardous, acutely hazardous, toxic, radioactive or dangerous under any applicable Environmental Law, as well as any industrial waste, industrial wastewater sewage, asbestos or asbestos containing material, petroleum and any derivative or by-products thereof, crude oil or any fraction thereof, or polychlorinated biphenyls (PCBs).

          (d)   "knowledge" of any person that is not an individual means the actual knowledge of such person's executive officers.

          (e)   "Manager" means The Wine Group, Inc., a California corporation, in its capacity as sole manager of Parent.

          (f)    "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that is individually or in the aggregate, materially adverse to: (i) the business, assets, financial condition or results of operations of the Company and the Company Subsidiary, taken as a whole; (ii) the ability of the Company and the Company Subsidiary to conduct their respective businesses after the Effective Time substantially as such businesses are being conducted as of the date hereof; or (iii) the ability of the Company to timely consummate the transactions contemplated hereby or to perform its obligations hereunder; in each case other than any change, effect, event or occurrence relating specifically to (x) the economy of the United States in general, (y) this Agreement and the transactions contemplated hereby or the announcement thereof or (z) the industry in which the Company operates in general, and not specifically relating to the Company or the Company Subsidiary.

          (g)   "Parent Material Adverse Effect" means any change, effect, event, occurrence or state of facts that is individually or in the aggregate, materially adverse to: (i) the business, assets, financial condition or results of operations of Parent and Purchaser, taken as a whole; (ii) the ability of Parent and its subsidiaries to conduct their respective businesses after the Effective Time substantially as such business is being conducted as of the date hereof; or (iii) the ability of Parent and Purchaser to timely consummate the transactions contemplated hereby or to perform their obligations hereunder; in each case other than any change, effect, event or occurrence relating specifically to (x) the economy of the United States in general, (y) this Agreement and the transactions contemplated hereby or the announcement thereof or (z) the industry in which Parent operates in general, and not specifically relating to Parent or Purchaser.

          (h)   "Permitted Liens" means mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business (which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings), liens arising under original purchase price conditional sales contracts or equipment leases with Third Parties entered into in the ordinary course of business (which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings), liens for taxes and other governmental charges, if adequate reserves are maintained, which are not due and payable or which may thereafter be paid without penalty, imperfections of title, restrictions or encumbrances, which imperfections of title, restrictions and encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of (i) the business of the Company and the Company Subsidiary, taken as a whole, or (ii) the Parent and the Purchaser, taken as a whole, as applicable, in each case as presently conducted.

          (i)    "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (j)    a "subsidiary" of any person means a corporation, limited liability company, partnership or other business organization or entity of which such person owns, either directly or through its subsidiaries, (i) more than 50% of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests therein, or (C) the capital or profit interests therein, in the case of a partnership; or (b) otherwise has the power to vote or direct voting of sufficient securities to elect a majority of the board of directors or similar governing body of such entity.

          (k)   "Tax" or "Taxes" means taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, goods and services, fringe benefits, sales, use, service, real or personal property, special assessments, license, payroll, withholding, employment, social security, accident compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

          (l)    "Tax Returns" means returns, reports, schedules and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

          (m)  "Third Party" means any person other than a party to this Agreement.

        Section 8.04    Interpretation.    When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, index of terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "will" and "shall" have the same meaning and mean "must" unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

        Section 8.05    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.06    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of

Article II, Section 5.04 and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

        Section 8.07    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        Section 8.08    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent; provided that Parent shall be obligated to cause such subsidiary to comply with its obligations under or related to this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.09    WAIVER OF JURY TRIAL.    EACH OF PARENT, PURCHASER AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.10    Jurisdiction; Consent to Service of Process.

          (a)   Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts of the State of Delaware (a "Delaware Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a Delaware Court.

          (b)   It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

          (c)   No party may move to (i) transfer any such suit, action or proceeding from a Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a Delaware Court for the purpose of bringing the same in another jurisdiction.

          (d)   Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a Delaware Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by applicable law.

        Section 8.11    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.12    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

THE WINE GROUP LLC
By:	THE WINE GROUP, INC.
By:	/s/ DAVID B. KENT David B. Kent Chief Executive Officer
HAWK MERGER SUB, INC.
By:	/s/ DAVID B. KENT David B. Kent Chief Executive Officer
THE WINE GROUP, INC.
By:	/s/ DAVID B. KENT David B. Kent Chief Executive Officer
GOLDEN STATE VINTNERS, INC.
By:	/s/ JEFFREY J. BROWN Jeffrey J. Brown Chairman

Exhibit A

VOTING AGREEMENT

        This Voting Agreement (this "Agreement") is entered into as of April 22, 2004, by and among SBIC Partners, L.P., a Texas limited partnership (the "Stockholder"), and The Wine Group, LLC, a Delaware limited liability company ("Parent").

RECITALS

        WHEREAS, Parent, Golden State Vintners, Inc., a Delaware corporation (the "Company"), and Hawk Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), have entered into an Agreement and Plan of Merger, dated as of April 22, 2004 (as the same may be amended or supplemented, the "Merger Agreement"), providing for, among other things, the merger of Company with and into Purchaser (the "Merger");

        WHEREAS, as of the date hereof, Stockholder beneficially owns (as such term is defined in Rule 13d-3 of the Exchange Act) Three Million (3,000,000) shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") (the "Subject Shares"); and

        WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent has requested that Stockholder enter into this Agreement pursuant to which Stockholder shall, among other things, vote all of the Subject Shares in favor of the proposal to approve and adopt the Merger Agreement and the Merger, pursuant to the terms and conditions hereof.

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Agreement to Vote.

          (a)   Without limiting Stockholder's right to vote the Subject Shares in its sole discretion on any unrelated matters that may be submitted to a vote, consent or other approval (including by written consent) of the stockholders of the Company (as long as such matters are not otherwise contrary to Stockholder's agreement to vote the Subject Shares in the manner set forth in this Section 1), Stockholder agrees that, during the term of this Agreement, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, Stockholder shall vote (or cause to be voted) the Subject Shares (i) in favor of the Merger, the adoption of the Merger Agreement and each other action contemplated by the Merger Agreement and any actions required in furtherance hereof or thereof and (ii) against the adoption of an Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means (a) any Takeover Proposal or (b) the following actions (other than the Merger and the other Transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (3) any sale, lease or other similar transfer of all or substantially all of the assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; or (4) any other action that in any way serves to postpone, prevent, materially interfere with or materially and adversely affect the Merger and the other Transactions.

          (b)   Except as set forth in the second sentence of this Section 1(b), Stockholder agrees that, at 5:00 p.m. Pacific time on April 28, 2004 (the "Consent Delivery Date"), Stockholder shall, pursuant to Section 2.6 of the Bylaws, execute and deliver to the Company and Purchaser an action by written consent (in form and substance reasonably acceptable to Purchaser) approving the Merger and the adoption of the Merger Agreement and each other action contemplated by the Merger Agreement and any actions required in furtherance hereof or thereof, which written consent shall be irrevocable by Stockholder except as set forth in Section 7(d) of this Agreement. Notwithstanding anything contained in this Section 1(b) to the contrary, if the Consent Delivery Date would otherwise occur after a Company Notice and/or a Notice of Adverse Recommendation has been delivered to Purchaser with respect to the transactions contemplated by the Merger Agreement then in effect, then the Consent Delivery Date shall be the date that is the seventh business day following the date of the most recent Notice received by Purchaser.

        2.    Irrevocable Proxy.

          (a)    Grant of Proxy.    Stockholder hereby appoints Parent and any designee of Parent, each of them individually, such Stockholder's proxy and attorney-in-fact during the term of this Agreement, with full power of substitution and re-substitution, to vote or act by written consent with respect to the Subject Shares (i) in accordance with Section 1 hereof and (ii) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require in connection with any matter referred to in Section 1. This proxy is given to secure the performance of the duties of Stockholder under this Agreement and its existence will not be deemed to relieve Stockholder of its obligations under Section 1. Stockholder affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 7, whereupon such proxy and power of attorney shall automatically terminate. Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy granted herein is intended to comply with the requirements of Section 212 of the DGCL applicable to irrevocable proxies.

          (b)    Other Proxies Revoked.    Stockholder represents that any proxy heretofore given in respect of the Subject Shares is not irrevocable, and hereby revokes any and all such proxies.

        3.    Standstill.    During the term of this Agreement, Stockholder will not, directly or indirectly: (a) except pursuant to the terms of this Agreement and for the conversion of Subject Shares at the Effective Time pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares; (b) except pursuant to the terms of this Agreement or as otherwise called for by the Merger Agreement, (i) deposit any Subject Shares into a voting trust, (ii) grant any proxies or powers of attorney or enter into a voting agreement with respect to any of the Subject Shares, or (iii) enter into any other agreement or understanding with respect to the voting of any of the Subject Shares; (c) convert or consent to the conversion of any of the Subject Shares into any other class of capital stock or other securities of the Company including without limitation, shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"); or (d) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect in any material respect or have the effect of impairing the ability of Stockholder to perform Stockholder's obligations under this Agreement or preventing or delaying the Merger or consummation of any of the other Transactions.

        4.    No Solicitation.    Stockholder shall, and shall cause each director, officer, employee, agent and representative (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by Stockholder or any such representative) (each, a "Stockholder Representative") of Stockholder to, immediately cease any discussions or negotiations with any other parties conducted heretofore (other than Parent and the Purchaser) with respect to any Takeover Proposal. Stockholder shall not, nor shall it permit any Stockholder Representative to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal or (ii) solicit, initiate, encourage, facilitate or otherwise participate in any discussions or negotiations regarding, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the foregoing by Stockholder or any Stockholder Representative shall be a violation of Section 4.02 of the Merger Agreement by the Company.

        5.    Representations and Warranties of Stockholder.    Stockholder hereby represents and warrants to Parent as follows:

          5.1    Ownership.    Stockholder is the record and beneficial owner of, and has good and valid title to, the Subject Shares, free and clear of any liens except as may arise pursuant to the Letter Agreement, as defined below. Except for the Subject Shares and except for options or other rights to acquire shares of Class B Common Stock held by certain affiliates of Stockholder, Stockholder does not beneficially own any securities of the Company on the date hereof, and does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote.

          5.2    Organization, Authority.    Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

          5.3    Execution and Delivery.    This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, except that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforceability of creditors' rights generally.

          5.4    No Conflicts.    Subject to compliance with the HSR Act and appropriate filings under securities laws (which Stockholder agrees to make promptly), to the extent applicable, and other than as may be set forth in the Letter Agreement, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, notice or acceleration under, (i) Stockholder's certificate of limited partnership or similar constituent documents, (ii) any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or any other contract, agreement, or instrument to which Stockholder is a party or by which Stockholder or any of the Subject Shares is bound, or (iii) any injunction, judgment, writ, decree, order or ruling applicable to Stockholder; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that could not reasonably be expected to prevent, impair, impede or delay the timely performance by Stockholder of its obligations under this Agreement.

          5.5    Reliance.    Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution, delivery and performance under this Agreement.

        6.    Representations and Warranties of Parent.    Parent hereby represents and warrants to Stockholder as follows:

          6.1    Organization, Authority.    Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement.

          6.2    Execution and Delivery.    This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforceability of creditors' rights generally.

          6.3    No Conflicts.    Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) Parent's limited liability company agreement or similar constituent documents, (ii) any contract, obligation, commitment, agreement, restriction, understanding, or instrument to which Parent is a party or by which Parent is bound, (iii) any injunction, judgment, writ, decree, order or ruling applicable to Parent, or (iv) subject to the filing of any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby, any law, statute, rule or regulation applicable to Parent; except in the case of clauses (ii), (iii) and (iv) for violations, breaches or defaults that could not reasonably be expected to prevent, impair, impede or delay the timely performance by Parent of its obligations under this Agreement.

        7.    Termination.    This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier of:

          (a)   the Effective Time,

          (b)   the withdrawal or adverse modification by the Company Board of its approval or recommendation of the Merger and the other Transactions in accordance with Section 4.02(b) of the Merger Agreement,

          (c)   the delivery of written notice by Parent to Stockholder of the termination of this Agreement; or

          (d)   the date that Parent reduces, or proposes to the Company Board to reduce, the Merger Consideration or indicates to the Company Board that it wishes to reduce or discuss the reduction of the Merger Consideration. If this Agreement terminates pursuant to this clause (d), then any written consent delivered by Stockholder hereunder pursuant to the terms of Section 1(b) above, shall terminate and be deemed null and void, ab initio.

Following the termination of this Agreement pursuant to clause (c) or (d) above, as between Parent and Stockholder, Stockholder shall have the right in its sole and absolute discretion to (i) vote the Subject Shares in any manner it so chooses, (ii) deliver one or more voting proxies to one or more Persons with respect to the Subject Shares, (iii) dispose of all or any portion of the Subject Shares to one or more Persons in any manner Stockholder so selects and (iv) take any other action it may choose to take with respect to the Subject Shares. The provisions of the immediately preceding sentence shall apply whether or not the Board of Directors has received a Takeover Proposal, has terminated the Merger Agreement or is considering the termination of the Merger Agreement, and shall be solely linked to the reduction or any proposed reduction of the Merger Consideration by Parent.

        8.    Miscellaneous.

          8.1    Adjustments.

          (a)   In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Subject Shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Subject Shares or (ii) the Stockholder becomes the beneficial owner of any additional shares of Class A Common Stock, then the terms of this Agreement will apply to all of the shares Class A Common Stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder.

          (b)   Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of Class A Common Stock acquired by the Stockholder, if any, after the date hereof.

          8.2    Waiver of Dissenter's Rights.    Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the DGCL or other applicable law in connection with the Merger.

          8.3    Publication.    Stockholder hereby permits Parent to publish and disclose in all documents and schedules filed with the SEC or the Nasdaq Stock Market its identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure shall be subject to the prior review and comment by Stockholder and its advisors. Except as provided above, neither party shall issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transactions contemplated by this Agreement, the Merger Agreement or the Merger without the prior written consent of the other party, except as may be required by applicable law.

          8.4    Further Actions.    Each of the parties hereto agrees that it will execute and deliver such other documents and instruments and to take such further actions as from time to time may be necessary or appropriate to effectuate this Agreement.

          8.5    Notices.    All notices or other communications given or made pursuant hereto shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile (but only if the appropriate facsimile transmission confirmation is received), to the applicable party at the following addresses or facsimile numbers, or at such other address or facsimile number for a party as shall be specified by like notice:

  If to Stockholder:

  SBIC Partners, L.P.
  c/o Forrest Binkley & Brown Venture Co.
  19900 MacArthur Boulevard, Suite 570
  Irvine, CA 92612
  Phone: (949) 222-1987
  Fax: (949) 222-1988
  Attn: Jeffrey J. Brown

  With copy to:

  Newmeyer and Dillion LLP
  100 Wilshire Blvd., Suite 1350
  Santa Monica, California 90401
  Phone: (310) 899-6755
  Fax: (310) 899-6758
  Attn: Timothy F. Silvestre, Esq.

  If to Parent:

  The Wine Group, LLC
  240 Stockton St., #800
  San Francisco, CA 94108
  Facsimile No.: 415.986.4305
  Telephone No.: 415.986.8700
  Attn: David B. Kent

  With copy to:

  Kirkpatrick & Lockhart LLP
  Four Embarcadero Center, 10th Floor
  San Francisco, CA 94111
  Phone: (415) 249-1000
  Fax: (415) 249-1001
  Attn: Timothy S. McCann, Esq.

          8.6    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other party. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties, their respective successors and permitted assigns.

          8.7    Third Party Beneficiaries.    Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto or their respective permitted successors and assigns any rights, benefits, remedies, obligations or liabilities whatsoever under or by reason of this Agreement.

          8.8    Entire Agreement.    This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supercede all prior agreements and understandings, either written or oral, among the parties, or any of them, with respect thereto.

          8.9    Governing Law.    This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflicts of Laws. Stockholder and Parent hereby irrevocably and unconditionally: (i) consent to submit to the exclusive jurisdiction of the courts of the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), (ii) waive any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

          8.10    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING

  OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO THE FULLEST EXTENT PERMITTED BY LAW.

          8.11    Headings.    The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

          8.12    Waivers.    Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance of any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          8.13    Severability.    Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

          8.14    Enforcement of Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

          8.15    Voidability.    If prior to the execution hereof, the board of directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Purchaser would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

          8.16    Remedies Not Exclusive.    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          8.17    Amendment.    This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          8.18    Counterparts.    This Agreement may be executed in one or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each party and delivered to the other parties.

          8.19    Defined Terms.    Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

          8.20    Potential Adverse Claim.    Stockholder hereby references that certain Letter Agreement dated April 23, 1998 (the "Letter Agreement") by and among Stockholder, Exeter Venture Management Corporation and Jeffrey B. O'Neill, a copy of which has previously been delivered to Parent or its representatives. To the knowledge of Stockholder, Stockholder has the exclusive right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except for the rights granted to Parent under this Agreement, notwithstanding the Letter Agreement. Stockholder covenants to use its reasonable best efforts to defend any claim that may be asserted under or in connection with the Letter Agreement insofar as it relates to the rights and benefits granted to Parent and Purchaser hereunder. Parent and Purchaser shall have the right to participate in the defense of any such claim at their sole cost and expense. Except as may otherwise be set forth in Section 7, Stockholder shall have no right to terminate this Agreement in the event of the filing or prosecution of any such claim unless a court of competent jurisdiction shall have issued a final injunction or final order in which such court has determined that the voting of the Subject Shares is subject to the Letter Agreement.

[SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER
SBIC Partners, L.P., a Texas limited partnership
By:	Forrest Binkley & Brown, L.P., General Partner
	By:	Forrest Binkley & Brown Venture Co., General Partner
		By:	/s/ JEFFREY J. BROWN Jeffrey J. Brown Office of the President
PARENT
The Wine Group LLC, a Delaware limited liability company
By:	The Wine Group, Inc., its sole Manager
	By:	/s/ DAVID B. KENT David B. Kent Chief Executive Officer

Exhibit B

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT is made and entered into as of this 22nd day of April, 2004, by and among The Wine Group LLC, a Delaware limited liability company ("TWG"), Golden State Vintners, Inc., a Delaware corporation (the "Company"), and U.S. Bank, National Association, a national banking association (the "Escrow Agent"). Reference is made to the definitions of certain terms in Section 1.1. hereof.

W I T N E S S E T H

        WHEREAS, the Company, TWG, The Wine Group, Inc. a Delaware corporation ("TWGI"), and Hawk Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TWG, have entered into an Agreement and Plan of Merger dated as of April 22, 2004 (the "Merger Agreement"); and

        WHEREAS, in order to induce the Company to enter into the Merger Agreement, TWG has agreed to enter into this Escrow Agreement and to deposit the property described herein with the Escrow Agent.

        NOW, THEREFORE, in consideration of the premises, the covenants set forth herein, the benefits to be derived therefrom, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TWG, the Company and the Escrow Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND TERMS

        Section 1.1.    Definitions.    Whenever used in this Escrow Agreement, the following words, when capitalized and unless otherwise expressly provided or unless the context otherwise requires, shall have the following meanings:

          Deposit: Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000).

          Escrow: The Deposit, and any interest or earnings thereon, which funds shall be held by the Escrow Agent in accordance with this Escrow Agreement.

          Escrow Agreement: This Escrow Agreement.

          Escrow Expenses: Reasonable expenses incurred by the Escrow Agent and compensation for the Escrow Agent's performance of its duties hereunder, including reasonable attorneys' and accountants' fees and expenses.

          Party: When used in the singular, TWG, the Company, or the Escrow Agent, as the context requires, and when used in the plural, TWG, the Company and the Escrow Agent.

        All other capitalized terms that are not defined in this Escrow Agreement, but that are defined in the Merger Agreement, shall have the meanings assigned to them in the Merger Agreement unless the context otherwise requires.

        Section 1.2.    Singular and Plural.    Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

        Section 1.3.    Amendment of Defined Instruments.    Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Escrow Agreement that refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, or document; provided, however, that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

ARTICLE II
ACCEPTANCE AND DELIVERY OF ESCROW

        Section 2.1.    Acceptance.    TWG will, promptly after the execution hereof by all parties (and in no event later than 11:00 a.m. California time on the second business day following such execution), deliver the Deposit to the Escrow Agent (the receipt of which will be confirmed by the Escrow Agent to the Parties in writing as soon as possible, but in any event within one business day of receipt). The Escrow Agent hereby confirms its acceptance of the duties and responsibilities imposed upon it by this Escrow Agreement, and further confirms its agreement to receive, hold, and distribute the Escrow upon and subject to the terms and conditions set forth in this Escrow Agreement until the termination of the Escrow pursuant to Section 5.1 of this Escrow Agreement.

        Section 2.2.    Company Incumbency Certificate.    The Company has previously executed and delivered to the Escrow Agent a certificate of incumbency substantially in the form of Exhibit A hereto for the purpose of establishing the identity of the representatives of the Company entitled to issue instructions or directions to the Escrow Agent on behalf of the Company. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by the Company.

        Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then-current incumbency certificate on file with the Escrow Agent.

        Section 2.3.    TWG Incumbency Certificate.    TWG has previously executed and delivered to the Escrow Agent a certificate of incumbency substantially in the form of Exhibit B hereto for the purpose of establishing the identity of the representatives of TWG entitled to issue instructions or directions to the Escrow Agent on behalf of TWG. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by TWG.

        Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on any then-current incumbency certificate on file with the Escrow Agent.

        Section 2.4.    Forms W-8/W-9.    TWG and the Company shall each furnish the Escrow Agent with a completed Form W-8 or Form W-9, as applicable.

ARTICLE III
DUTIES OF THE ESCROW AGENT

        Section 3.1.    Investment of Escrow Fund.

        (a)   The Escrow Agent shall invest the Deposit at the written direction of TWG in one or more of the following investments, or in such other investments, as TWG shall designate in writing ("Permitted Investments"):

            (i)  Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America and which do not have a maturity in excess of one hundred and twenty (120) days;

           (ii)  Repurchase agreement with banks, brokers and/or the Escrow Agent involving securities of the kind described in subsection (i) above; or

          (iii)  Money market mutual funds authorized to invest in securities and repurchase agreements of the type described in subsection (i) above, including funds managed by the Escrow Agent or one of its subsidiaries or affiliates.

        (b)   The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow or the purchase, sale, retention or other disposition of any Permitted Investment.

        (c)   No Permitted Investment shall mature later than July 31, 2004. Interest and other earnings on the Escrow shall be added to the Escrow and shall be subject to the terms of this Escrow Agreement. Any loss or expense incurred as a result of an investment will be borne by the Escrow. In the event that the Escrow Agent does not receive directions to invest the Escrow, the Escrow Agent shall invest such funds in 90-day United States treasury bills.

        (d)   The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the Parties hereto on a monthly basis reflecting activity in the Escrow for the preceding month.

        (e)   The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision that may be contained herein:

        (f)    TWG and the Company acknowledge and agree that the delivery of the Escrow is subject to the sale and final settlement of Permitted Investments. Proceeds of a sale of Permitted Investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such Permitted Investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

        Section 3.2.    Disbursements from Escrow.    The Escrow Agent will disburse the Escrow:

        (a)   to the Company within five business days after the Escrow Agent's receipt of a notice jointly executed by TWG and the Company stating that: "The Company is entitled to receive the escrow funds because all of the conditions to Parent and Purchaser's obligations to effect the Merger are satisfied except for the condition set forth in Section 6.02(a) of the Merger Agreement;"

        (b)   to TWG within five business days of the Escrow Agent's receipt of a notice jointly executed by TWG and the Company stating that: "TWG is entitled to receive the escrow funds pursuant to the terms of the Merger Agreement;"

        (c)   to TWG within five business days of the Escrow Agent's receipt of a notice executed by TWG stating that: "TWG is entitled to receive the escrow funds because the Company terminated the Merger Agreement pursuant to Section 7.01(f)(ii) of the Merger Agreement;"

        (d)   to TWG five business days after July 31, 2004 if the Escrow Agent has not received a written demand from the Company that the Escrow Agent disburse the Escrow to the Company by the date of such disbursement; provided, however, that, notwithstanding the receipt by the Escrow Agent of such a demand from the Company, the Escrow Agent shall not disburse the Escrow to the Company in such circumstances unless one of the following Sections of this Escrow Agreement is also satisfied: Section 3.2(a), Section 3.2(e) or Section 3.2(f);

        (e)   to the Company within five business days of the Escrow Agent's receipt of a notice jointly executed by TWG and the Company stating that: "The Company is entitled to receive the escrow funds because the Company terminated the Merger Agreement pursuant to Section 7.01(f)(i) of the Merger Agreement;"

        (f)    to the Company pursuant to a final, non appealable, court order determining that (i) the condition referred to in Section 3.2(a) above has been satisfied or (ii) the Merger Agreement was terminated and the conditions referred to in Section 3.2(e) above has been satisfied; or

        (g)   to TWG pursuant to a final, non appealable, court order determining that the Merger Agreement was terminated and (i) the condition in Section 3.2(a) above was not satisfied and (ii) the conditions referred to in (e) above were not satisfied.

        Section 3.3.    Other Duties.    The Escrow Agent shall have authority to engage in any additional acts reasonably necessary to preserve the Escrow and to fulfill the Escrow Agent's duties under this Escrow Agreement. In the event of a dispute or question as to the Escrow Agent's duties, or the uncertainty of the Escrow Agent as to how to proceed in a situation not explicitly addressed by the terms of this Escrow Agreement, whether because of conflicting demands by the other Parties hereto or otherwise, the Escrow Agent may, in its discretion (a) interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or (b) continue to hold the Escrow until the Escrow Agent has received instructions jointly executed by TWG and the Company or until a final judgment of a court of competent jurisdiction shall determine the rights of the Parties to the Escrow.

        The Escrow Agent has only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other Parties hereto in connection herewith, including, without limitation, the Merger Agreement. This Escrow Agreement sets forth all matters pertinent to the Escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE REASONABLE COMMERCIAL STANDARDS OF THE BANKING BUSINESS, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE IV
THE ESCROW AGENT

        Section 4.1.    Representations and Warranties of the Escrow Agent.    The Escrow Agent represents and warrants to TWG and the Company that:

            (i)  The Escrow Agent is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America.

           (ii)  The Escrow Agent has full power, authority and legal right to execute, deliver and perform this Escrow Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Escrow Agreement.

          (iii)  This Escrow Agreement has been duly executed and delivered by the Escrow Agent, and, assuming the due execution and delivery by the other Parties hereto, constitutes the valid, legal and binding agreement of the Escrow Agent.

          (iv)  The execution, delivery and performance by the Escrow Agent of this Escrow Agreement will not violate any provision or any law or regulation governing the Escrow Agent.

        Section 4.2.    Standard of Care; Exculpation; Indemnity.

        (a)   The Escrow Agent, including its officers, directors, employees and agents, shall be, and hereby is indemnified and held harmless by TWG and the Company, in equal shares, from all losses, claims, damages, liabilities, costs and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Escrow Agreement, including but not limited to any litigation arising from this Escrow Agreement or involving its subject matter. Such amounts shall be Escrow Expenses. Agent shall have a first lien on the property and papers held under this Escrow Agreement for such Escrow Expenses.

        (b)   The Escrow Agent may rely, and shall be fully protected in acting, upon any opinion, notice, order or other instrument or document which the Escrow Agent reasonably believes to be genuine and to have been signed or presented by the proper Party or Parties, and the Escrow Agent may conclusively rely on the truth of the statements and correctness of the facts and opinions expressed therein. The Escrow Agent may consult with counsel or accountants selected by the Escrow Agent and any such opinion of counsel or accountants appointed with reasonable care shall constitute the full and complete authorization with respect to any action taken or suffered by the Escrow Agent in accordance therewith. The Escrow Agent shall not be responsible for any loss or damage resulting from any action or non-action taken or omitted in reliance upon any such opinion; provided, that in the event that loss or damage to either TWG or the Company does occur as a direct result of such reliance, the Escrow Agent may be named in an action brought by either TWG or the Company to recover such loss or damages in order to permit the damaged Party to proceed against such counsel or accountants.

        (c)   The provisions of this Section 4.2 and Section 4.3 will survive the termination of this Escrow Agreement or the resignation or the removal of the Escrow Agent.

        Section 4.3.    Compensation and Expenses.    The Escrow Agent shall be entitled to be reimbursed and compensated for the Escrow Expenses, pursuant to the fee schedule attached hereto as Schedule A. TWG and the Company shall share all Escrow Expenses equally. TWG and the Company shall each pay their portion of the initial first year's escrow fee within 10 business days of the execution of this Escrow Agreement and shall thereafter pay their share of Escrow Expenses within a reasonable time after written notice thereof from the Escrow Agent.

        Section 4.4.     Resignation and Removal.    The Escrow Agent may resign by an instrument in writing signed by the Escrow Agent and delivered to TWG and the Company not less than thirty (30) days prior to the date such resignation is to be effective. The Escrow Agent may be removed by written agreement of TWG and the Company. The resignation and removal of the Escrow Agent shall not operate to terminate the Escrow created by this Escrow Agreement, to revoke any existing agency created pursuant to the terms of this Escrow Agreement, or to invalidate any action theretofore taken by the Escrow Agent. Upon any resignation or removal of the Escrow Agent hereunder, the Company shall designate a successor Escrow Agent, subject to the consent of TWG (such consent shall not be unreasonably withheld or delayed). Upon the appointment of a successor Escrow Agent, the retiring Escrow Agent shall: (a) promptly execute and deliver such documents, instruments and other writings as may be reasonably required by the successor Escrow Agent to effect the termination of the retiring Escrow Agent's capacity under this Escrow Agreement and the conveyance of the assets of the Escrow then held by the retiring Escrow Agent to the successor Escrow Agent; (b) deliver to the successor Escrow Agent copies of all documents, instruments, records and other writings related to the Escrow as may be in the possession of the Escrow Agent; (c) and otherwise assist and cooperate in effecting the assumption of the obligations and functions of such Escrow Agent. Every successor Escrow Agent appointed hereunder shall execute, acknowledge, and deliver to TWG and the Company and to the retiring Escrow Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Escrow Agent under this Escrow Agreement.

ARTICLE V
TERMINATION

        Section 5.1.    Termination.    This Escrow Agreement shall terminate, and the Escrow Agent shall be discharged from all further duties (except as otherwise provided herein) and liabilities under this Escrow Agreement at the date upon which all of the assets in the Escrow shall have been disbursed by the Escrow Agent in accordance with Section 3.2 of this Escrow Agreement.

ARTICLE VI
MISCELLANEOUS

        Section 6.1.    Dispute Resolution.    The Parties hereby agree that this Escrow Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Escrow Agreement and in respect of the transactions contemplated herein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Escrow Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court's jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.7 of this Escrow Agreement or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

        Section 6.2.    Attorney's fees.    The Parties hereby agree that in the event of any action, suit or proceeding for the interpretation or enforcement of the terms of this Escrow Agreement, the Party prevailing in such action, suit or proceeding shall be entitled to recover, in addition to any other amounts awarded to such prevailing Party, such prevailing Party's attorney's fees incurred in connection with such action, suit or proceeding.

        Section 6.3.    Taxes.

        (a)   All federal, state, and local taxes (including income taxes) related to any income derived from or otherwise related to the assets of the Escrow are the responsibility of TWG; provided, however, that if the funds are ultimately disbursed to the Company pursuant to the provisions of Section 3.2(a) hereof, then the Company shall reimburse TWG for any such taxes actually paid by TWG. Nothing in this Escrow Agreement should be construed to provide that the Escrow Agent is in any manner responsible for preparing or filing income tax returns or paying income taxes on behalf of the Company or TWG.

        (b)   The Escrow Agent shall report to the Internal Revenue Service on Form 1099 or otherwise, as of each calendar year-end, and to TWG and the Company as applicable, all income earned from the investment of any sum held in the Escrow, as and to the extent required under the provisions of the Internal Revenue Code of 1986 (the "Code") and its regulations, as amended. Any such income so reported shall be reported as income of TWG.

        (c)   TWG is required to prepare and file any and all income or other tax returns applicable to the Escrow with the Internal Revenue Service and all required state and local departments of revenue in all years income is earned on the Escrow as and to the extent required under the provisions of the Code and its regulations.

        Section 6.4.    No Waiver.    Remedies herein are to be deemed as cumulative and nonexclusive of each other. In no event shall a term or provision of this Escrow Agreement be deemed to have been waived, modified or amended, unless said waiver, modification or amendment is in writing and signed by the Parties hereto.

        Section 6.5.    No Joint Venture.    Nothing in this Escrow Agreement shall be deemed to create a partnership or joint venture among the Parties. Except as expressly set forth herein, no Party shall have any authority to bind or commit the other Party.

        Section 6.6.    Payment Terms.    All payments to be made by any Party pursuant to this Escrow Agreement shall be made in lawful money of the United States, immediately available funds, at the location set forth in Section 6.6 of this Escrow Agreement or at such other location as the receiving Party shall specify.

        Section 6.7.    Notices.    All notices, requests, demands, instructions, and other communications which are required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed to have been duly given upon the delivery by overnight mail or facsimile, or mailing thereof by registered or certified mail, return receipt requested, postage prepaid to:

  If to TWG:

  The Wine Group LLC
  240 Stockton Street
  Suite 800
  San Francisco, CA 94108
  Telecopy No.: (415) 986-4305
  Attention: David B. Kent

  with a copy to:

  Kirkpatrick & Lockhart LLP
  Four Embarcadero Center, 10th Floor
  San Francisco, CA 94111
  Attention: Timothy S. McCann, Esq.
  Telecopy No.: 415.249.1001

  If to the Company:

  (b) Golden State Vintners, Inc. 607 Airpark Road
  Napa, California 94558
  Fax: (707) 254-4920
  Attention: John G. Kelleher

  With a copy to:

  Farella Braun & Martel LLP
  235 Montgomery Street
  San Francisco, California 94104
  Fax: (415) 954-4480
  Attention: Daniel E. Cohn, Esq.

  If to the Escrow Agent:

  (c) U.S. Bank, National Association Corporate Trust Services
  950 17th Street, Suite 300
  Denver, CO
  Fax: (303) 585-4592
  Attention: Kevin McIlwaine
  With fax copy to: Olaleye Fadeahunsi, (651)-495-8087

        Whenever any Party gives any notice to any other Party hereunder, the Party giving such notice shall, at the same time, give copies of such notice to all other Parties.

        Section 6.8.    Headings.    The headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

        Section 6.9.    Counterparts.    This Escrow Agreement, and any notices or instructions hereunder, may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

        Section 6.10.    Merger; Successors and Assigns.    Any banking association or banking corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any banking corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or banking corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the Parties hereto, anything herein to the contrary notwithstanding. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of each Party hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed by their respective officers thereunto duly authorized, as applicable, all as of the date first written above.

GOLDEN STATE VINTNERS, INC.
By:	/s/ JEFFERY J. BROWN Jeffery J. Brown Chairman of the Board
THE WINE GROUP LLC By: THE WINE GROUP, INC.
By:	/s/ DAVID B. KENT David B. Kent Chief Executive Officer
HAWK MERGER SUB, INC.
By:	/s/ DAVID B. KENT David B. Kent Chief Executive Officer
U.S. BANK, NATIONAL ASSOCIATION
By:	/s/ ADAM M. DALMY Adam M. Dalmy Vice President

GOLDEN STATE VINTNERS, INC.
CERTIFICATE OF INCUMBENCY

        The undersigned, being the                        of Golden State Vintners, Inc. (the "Company"), do hereby certify that the following is a list of certain officers of the Company, their titles and their specimen signatures.

Name and Title Signature

        IN WITNESS WHEREOF, I have hereunto set my hand this            day of April, 2004.

Name:
Title:

        The undersigned, an officer of the Company, hereby certifies that                        is the duly elected and qualified and acting                        of the Company and that the signature appearing above is his genuine signature.

        IN WITNESS WHEREOF, I have hereunto signed my name this            day of April, 2004.

Name:
Title:

THE WINE GROUP LLC.
CERTIFICATE OF INCUMBENCY

        The undersigned, being the Chief Executive Officer of The Wine Group, Inc. ("Wine Group"), the sole manager of The Wine Group LLC, do hereby certify that the following is a list of certain officers of the Wine Group, their titles and their specimen signatures.

Name and Title Signature

        IN WITNESS WHEREOF, I have hereunto set my hand this            day of April, 2004.

Name:
Title:

        The undersigned, an officer of the Wine Group, hereby certifies that                        is the duly elected and qualified and acting                        of the Wine Group and that the signature appearing above is his genuine signature.

        IN WITNESS WHEREOF, I have hereunto signed my name this            day of March, 2004.

Name:
Title:

APPENDIX B

OPINION OF
CITIGROUP GLOBAL MARKETS INC.

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

April 22, 2004

The Board of Directors
Golden State Vintners, Inc.
607 Airpark Road
Napa, California 94558

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class B common stock of Golden State Vintners, Inc. ("GSV") of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of April 22, 2004 (the "Agreement"), among The Wine Group LLC ("TWG LLC"), The Wine Group, Inc. (together with TWG LLC, "TWG"), Hawk Merger Sub, Inc., a wholly owned subsidiary of TWG LLC ("Purchaser"), and GSV. As more fully described in the Agreement, (i) Purchaser will be merged with and into GSV (the "Merger") and (ii) each outstanding share of Class B common stock, par value $0.01 per share, of GSV ("GSV Class B Common Stock") will be converted into the right to receive $8.25 in cash (the "Merger Consideration").

In arriving at our opinion, we reviewed the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of GSV and certain senior officers and other representatives and advisors of TWG concerning the business, operations and prospects of GSV. We examined certain publicly available business and financial information relating to GSV as well as certain financial forecasts and other information and data relating to GSV which were provided to or otherwise discussed with us by the management of GSV. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: the current and historical market prices and trading volumes of GSV Class B Common Stock; the historical and projected earnings and other operating data of GSV; and the financial condition and capitalization of GSV. We considered, to the extent publicly available, the financial terms of certain other transactions effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of GSV. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and upon the assurances of the management and other representatives of GSV that no relevant information has been omitted or remains undisclosed to us. With respect to financial forecasts and other information and data relating to GSV provided to or otherwise discussed with us, we have been advised by the management of GSV that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of GSV as to the future financial performance of GSV. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition

B-1

The Board of Directors
Golden State Vinters, Inc.
April 22, 2004

or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on GSV or the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GSV nor have we made any physical inspection of the properties or assets of GSV. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of GSV; however, at your direction, we held discussions with selected third parties concerning the possible acquisition of all or a part of GSV. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for GSV, nor does our opinion address any aspect or effect of any other transaction or arrangement which GSV or any of its stockholders might engage in or undertake. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to GSV in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of GSV for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with GSV, TWG and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of GSV in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of GSV Class B Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

B-2

APPENDIX C

SECTION 262 OF THE
DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal Rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The cost of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

QuickLinks

INFORMATION STATEMENT

SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
BACKGROUND OF THE MERGER
RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; REASONS FOR THE MERGER
OPINION OF OUR FINANCIAL ADVISOR
EFFECTS OF THE MERGER
RISK THAT THE MERGER WILL NOT BE COMPLETED
INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER
LITIGATION
ACCOUNTING TREATMENT OF THE MERGER
FEDERAL REGULATORY MATTERS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS
APPRAISAL RIGHTS
THE MERGER AGREEMENT
FEES AND EXPENSES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INFORMATION ABOUT TWG ENTITIES
APPENDIX A

AGREEMENT AND PLAN OF MERGER
ARTICLE I THE MERGER
ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS PRECEDENT
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII GENERAL PROVISIONS
  Exhibit A
VOTING AGREEMENT
RECITALS
  Exhibit B
ESCROW AGREEMENT
W I T N E S S E T H
ARTICLE I DEFINITIONS AND TERMS
ARTICLE II ACCEPTANCE AND DELIVERY OF ESCROW
ARTICLE III DUTIES OF THE ESCROW AGENT
ARTICLE IV THE ESCROW AGENT
ARTICLE V TERMINATION
ARTICLE VI MISCELLANEOUS
GOLDEN STATE VINTNERS, INC. CERTIFICATE OF INCUMBENCY
THE WINE GROUP LLC. CERTIFICATE OF INCUMBENCY
APPENDIX B
APPENDIX C